Hamilton Locke Deed of Amendment and Restatement Joint Venture and Shareholders Agreement Tamboran (West) Pty Limited (ACN 661 967 077) and Tamboran Resources Pty Ltd (ACN 135 299 062) and Daly Waters Energy, LP and Sheffield Holdings, LP and Tamboran (B1) Pty Ltd (ACN 662 327 237)

Hamilton Locke Deed of Amendment and Restatement i Table of Contents 1. Definitions and interpretation 3 1.1 Definitions 3 1.2 Interpretation 3 2. Amendment and Restatement 4 3. Confirmation 4 4. Conflict 4 5. Release of Sheffield 4 6. General 5 6.1 Costs 5 6.2 Consideration 5 6.3 Further assurances 5 6.4 Counterparts 5 6.5 Governing law and jurisdiction 5 6.6 Electronic execution 5 Annexure A – Amended and Restated JVSA 8

Date:

Parties

Tamboran	Name	Tamboran (West) Pty Limited
	ACN	661 967 077
	Address	Tower One, International Towers, Suite 1, Level 39, 100 Barangaroo Avenue, Barangaroo NSW 2000
	Email	[***]
	Attention	Eric Dyer
TBN	Name	Tamboran Resources Pty Ltd
	ACN	135 299 062
	Address	Tower One, International Towers, Suite 1, Level 39, 100 Barangaroo Avenue, Barangaroo NSW 2000
	Email	[***]
	Attention	Eric Dyer
DWE	Name	Daly Waters Energy, LP
	Address	300 Colorado Street Suite 1900 Austin, TX 78701 USA
	Email	[***]
	Attention	Stephanie Reed and Alex Cote
SHLP	Name	Sheffield Holdings, LP
	Address	300 Colorado Street Suite 1900 Austin, TX 78701 USA
	Email	[***]
	Attention	Stephanie Reed
Company	Name	Tamboran (B1) Pty Ltd
	ACN	662 327 237
	Address	Tower One, International Towers, Suite 1, Level 39, 100 Barangaroo Avenue, Barangaroo NSW 2000
	Email	[***]
	Attention	Eric Dyer and Stephanie Reed

Background

A. Tamboran, TBN, Sheffield, SHLP and the Company are parties to the Existing JVSA.

B. The Parties wish to amend and restate the Existing JVSA on the terms of this Deed.

Hamilton Locke | Deed of Amendment and Restatement 2

Hamilton Locke Deed of Amendment and Restatement 3 3478-4444-1657, v. 2 Operative provisions 1. Definitions and interpretation 1.1 Definitions Unless the contrary intention appears, in this Deed: Amended and Restated JVSA means the amended and restated Existing JVSA in the form set out at Annexure A. Deed means this deed of amendment and restatement. Effective Date means the date of execution of this Deed by all Parties. Existing JVSA means the document titled “Joint Venture and Shareholders Agreement” dated 18 September 2022 between the Parties, as amended by Deed of Amendment and Restatement dated 3 June 2024 and as otherwise amended from time to time. 1.2 Interpretation In this Deed: (a) headings are for convenience only and do not affect the interpretation of this Deed; (b) the singular includes the plural and vice versa; (c) where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings; (d) the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not used as, nor are they intended to be interpreted as, words of limitation; (e) a reference to: (i) a party includes its successors and permitted assigns; (ii) a document includes all amendments or supplements to that document; (iii) a clause, term, party, schedule or annexure is a reference to a clause or term of, or party, schedule or annexure to, this Deed; (iv) this Deed includes all schedules and annexures to it; and (v) a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity and is a reference to that law as amended, consolidated or replaced; (vi) when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day; (vii) no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Deed or any part of it; and (viii) where there is any inconsistency between the terms of this Deed and the Ore Purchase Agreement, this Deed will prevail to the extent of the inconsistency.

Hamilton Locke Deed of Amendment and Restatement 4 3478-4444-1657, v. 2 2. Amendment and Restatement With effect on and from the Effective Date: (a) the Parties agree to the variations to the Existing JVSA, so that the Existing JVSA is amended and restated on the terms of the Amended and Restated JVSA as set out in Annexure A; (b) the Parties each agree and acknowledge that they are bound by the Amended and Restated JVSA; and (c) the Parties agree to release Sheffield from the Amended and Restated JVSA on the terms set out in clause 5). 3. Confirmation (a) The amendment and restatement of the Existing JVSA does not affect the validity or enforceability of the Existing JVSA. (b) Nothing in this Deed: (i) prejudices or adversely affects any right, power, authority, discretion or remedy which arose under or in connection with the Existing JVSA before the Effective Date; or (ii) discharges, releases or otherwise affects any liability or obligation which arose under or in connection with the Existing JVSA before the Effective Date. 4. Conflict If there is a conflict or inconsistency between the Existing JVSA and the Amended and Restated JVSA, the terms of the Amended and Restated JVSA prevail. 5. Release of Sheffield (a) Tamboran, TBN, DWE and the Company each agree and acknowledge that, with effect from the Effective Date, Sheffield has no further rights or obligations under or in respect of the Existing JVSA. (b) With effect on and from the Effective Date: (i) the Parties agree and acknowledge that Sheffield is no longer a Party to the Existing JVSA; (ii) Sheffield releases and discharges Tamboran, TBN, DWE and the Company from all obligations, liabilities and undertakings under or in connection with the Existing JVSA, except those liabilities, obligations or undertakings which have accrued or been incurred prior to the Effective Date; and (iii) Tamboran, TBN, DWE and the Company each release and discharge Sheffield from all obligations, liabilities and undertakings under or in connection with the Existing JVSA, except those liabilities, obligations or undertakings which have accrued or been incurred prior to the Effective Date.

Hamilton Locke Deed of Amendment and Restatement 5 3478-4444-1657, v. 2 6. General 6.1 Costs Each Party agrees to pay their own costs in connection with the preparation and execution and of this Deed. 6.2 Consideration Each Party acknowledges entering into this Deed and incurring obligations and giving rights under this Deed for valuable consideration received from each other Party. 6.3 Further assurances A Party, at its own expense and within a reasonable time of being requested by another Party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Deed. 6.4 Counterparts This Deed may be signed in any number of counterparts. All counterparts together make one instrument. 6.5 Governing law and jurisdiction (a) This Deed is governed by and must be construed in accordance with the laws in force in New South Wales. (b) The Parties submit to the exclusive jurisdiction of the courts of New South Wales and the Commonwealth of Australia in respect of all matters arising out of or relating to this Deed, its performance or subject matter. 6.6 Electronic execution (a) This Deed may be executed by or on behalf of the parties by affixing electronic signatures to this document. (b) If executed by electronic method, an electronic copy of this Deed duly executed by both parties will be taken to be an original.

Hamilton Locke Deed of Amendment and Restatement 6 3478-4444-1657, v. 2 Executed as a deed on 2025. Signed, sealed and delivered by Tamboran (West) Pty Limited (ACN 661 967 077) in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Company Secretary Full name (print) Full name (print) Signed, sealed and delivered by Tamboran Resources Pty Ltd (ACN 135 299 062) in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Company Secretary Full name (print) Full name (print) Signed, sealed and delivered by Tamboran (B1) Pty Ltd (ACN 662 327 237) in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Company Secretary Full name (print) Full name (print)

Hamilton Locke Deed of Amendment and Restatement 7 3478-4444-1657, v. 2 Signed, sealed and delivered by Sheffield Holdings, LP a Texas Limited Partnership by its authorised signatory: ________________________ Signature of authorised signatory In the presence of: ________________________ __________________________ Witness Witness name (print) Signed, sealed and delivered by: Daly Waters Energy, LP a Delaware Limited Partnership by its General Partner Spraberry Interests, LLC (a Delaware LLC) by its authorised signatory: _____________________ Signature of authorised signatory In the presence of: ________________________ __________________________ Witness Witness name (print) Seal Seal __________________________ Name of authorised signatory

Hamilton Locke Deed of Amendment and Restatement 8 3478-4444-1657, v. 2 Annexure A – Amended and Restated JVSA Immediately follows on the next page.

Hamilton Locke Joint Venture and Shareholders Agreement Tamboran (West) Pty Limited (ACN 661 967 077) and Tamboran Resources Pty Ltd (ACN 135 299 062) and Daly Waters Energy, LP and Tamboran (B1) Pty Ltd (ACN 662 327 237)

Hamilton Locke Joint Venture and Shareholders Agreement i 3461-1671-6089, v. 3 Table of Contents 1. Definitions and interpretation 2 1.1 Definitions 2 1.2 Interpretation 15 1.3 Business Day 16 1.4 Several liability 16 1.5 Reasonable efforts and reasonable requests 16 1.6 Conversion of USD to AUD 16 2. Shareholders’ interests and funding of the acquisition of the Project 17 2.1 Initial funding of the acquisition of TB2 17 2.2 Foundation Shareholders’ interests 17 2.3 Company name 18 3. Operations and Objectives 18 3.1 Operations 18 3.2 Objectives 18 3.3 Commitments 19 3.4 Procuring Directors and employees to act 19 3.5 No partnership 20 4. Compliance with and paramountcy of this Agreement 20 4.1 General undertaking 20 4.2 Agreement prevails over Constitution 20 4.3 Amendments to Constitution 20 4.4 Company exclusion 20 5. Board Control and Composition 21 5.1 Role of the Board 21 5.2 Number of Directors 21 5.3 Initial Directors 21 5.4 Appointment and removal of Nominee Directors 21 5.5 Chair 23 5.6 Alternate Directors 23 5.7 Directors of other Group Companies 23 5.8 Directors’ and officers’ insurance 23 5.9 Duties of Nominee Directors 24 5.10 Observers 24 5.11 Director fees and expenses 24 6. Board Meetings 24

Hamilton Locke Joint Venture and Shareholders Agreement ii 3461-1671-6089, v. 3 6.1 Company’s Operations to be transacted by its Board 24 6.2 Notice of Directors’ meetings 25 6.3 Place and convening of meetings 25 6.4 Frequency of Directors’ meetings 25 6.5 Directors’ meeting quorum 26 6.6 Adjournment of Directors’ meeting if no quorum 26 6.7 Votes of Directors 26 6.8 Matters in relation to which a Director has an Interest 26 6.9 Board Reserved Matter 26 6.10 Resolutions 26 6.11 Circulating resolutions of Directors 27 6.12 Minutes 27 6.13 Subsidiaries 27 7. Conflict of Interests 28 7.1 Directors' Interests and voting rights 28 7.2 Conflict between Interests and Company rights 28 7.3 Shareholder Interests and Directors' voting rights 28 8. Shareholders Reserved Matters 29 8.1 Shareholder voting rights 29 8.2 Matters to be determined by Shareholders 29 8.3 Shareholder Reserved Matter 29 8.4 Notice of Shareholders’ meetings 29 8.5 Shareholders’ meeting quorum 29 8.6 If quorum not present 30 8.7 Chairperson 30 8.8 Circulating resolutions of Shareholders 30 8.9 Minutes 30 9. Manager 31 9.1 Manager 31 9.2 Management Services Agreement 31 9.3 Term of appointment of Manager 32 9.4 Appointment of new Manager 32 9.5 Remuneration of the Manager 33 9.6 Restrictions of Powers of the Manager 33 9.7 Transactions with Affiliates 33 10. Technical Committee 33 10.1 Establishment 33

Hamilton Locke

	10.2	Composition	34
	10.3	Authority	34
	10.4	Meetings	34
	10.5	Information	34
11.	Decision making in relation to Operations		34
	11.1	Not used.	34
	11.2	Approval of Work Program and Budget after 30 June 2023	34
	11.3	Issuing notices under the JOA	37
	11.4	Dealing with Government Agencies and other stakeholders	37
	11.5	Work Programs and Budgets during the implementation of the Checkerboard Strategy	38
12.	Discoveries and Development and Production Work Programs and Budgets		38
	12.1	Appraisal decision	38
	12.2	Development Plan	39
	12.3	Applying for a Retention Licence or a Production Licence	40
13.	Checkerboard Strategy		41
	13.1	Meaning of Checkerboard Strategy	41
	13.2	Tranche 1 - North and South FSDA	41
	13.3	Tranche 2 – Dev A++ and Dev B	43
	13.4	Tranche 3: Procedure for the Remaining Permit Areas	45
	13.5	General obligations on implementing the Checkerboard Strategy	47
	13.6	*Technical Committee's involvement in the Checkerboard Strategy*	48
	13.7	Legacy Liabilities	49
	13.8	Progression of Operations	50
	13.9	Gas Sale Agreements	51
	13.10	Infrastructure	51
	13.11	Replacement of Manager	52
	13.12	Transfer of South FSDA interest	52
	13.13	Transfer of North FSDA DSU Working Interest and North FSDA RL	53
	13.14	H&P Rig Sharing	54
	13.15	Royalty Buy-back	55
	13.16	Expansion Principles	55
14.	**Conversion of DWE's interest in the Company to a direct interest in the Joint Venture**		56
15.	Deadlock		57
	15.1	Deadlock Event	57
	15.2	Deadlock Notice	57
	15.3	Circulation of memoranda	57

Hamilton Locke | Joint Venture and Shareholders Agreement iii

3461-1671-6089, v. 3

Hamilton Locke Joint Venture and Shareholders Agreement iv 3461-1671-6089, v. 3 15.4 Referral to chairs 57 15.5 Unresolved deadlock 58 16. Right to Information 58 16.1 Right to receive Company Information 58 16.2 Right to receive Well Data 59 17. Financial reporting and maintenance of records 59 17.1 Financial Year 59 17.2 Financial statements and records 59 17.3 Company’s bank accounts 60 17.4 Access to information 61 18. Dividend policy 61 18.1 Dividend policy 61 18.2 Interest on dividends 61 18.3 Reserves 61 19. Financing of Company’s operations 62 19.1 Obligations of Shareholders 62 19.2 Funding during Sole Funding Period 62 19.3 Funding following Sole Funding Period 62 19.4 Indemnity to support royalty guarantee 63 19.5 Default in paying cash call 64 19.6 Dilution 64 19.7 Third party financing 64 20. Security Interest over Securities 65 21. Issue of Securities 65 21.1 Offer 65 21.2 Acceptance 65 21.3 Issue Allocation 65 21.4 Notice of Issue Allocation 66 21.5 Completion 66 21.6 Issue to Third Parties 66 22. Limitation on Disposal of Shares 67 22.1 No Disposals 67 22.2 Sale Notice 67 22.3 Specify if third party offer exists 67 22.4 Continuing Shareholder may exercise option 68 22.5 Completion 68

Hamilton Locke Joint Venture and Shareholders Agreement v 3461-1671-6089, v. 3 22.6 Sale to Third Party Buyer 69 22.7 No sale 69 22.8 Pre-emptive rights not to be avoided 69 23. Drag along 69 23.1 Drag Along Option 69 23.2 Exercise of Drag Along Option 70 24. Tag along 71 24.1 Tag along option 71 24.2 Exercise of Tag along option 71 25. Disposal of Shares to Permitted Transferees 73 25.1 Permitted Transferees 73 26. Force Majeure 73 26.1 Force Majeure 73 27. Parent Company Guarantee 74 27.1 Consideration 74 27.2 Guarantee and indemnity 74 27.3 Non-payment or non-performance 74 27.4 Demands 74 27.5 Immediate recourse 74 27.6 Continuing obligations 74 27.7 Extent of guarantee and indemnity 75 27.8 Principal and independent obligation 75 28. Default Events 76 28.1 Default Events 76 28.2 Purchase and sale option 76 28.3 Determining Fair Market Value 76 28.4 Exercise of an option 77 29. Registration of Transfers and Duty 78 30. Dispute Resolution 78 30.1 Application 78 30.2 Negotiation 78 30.3 Arbitration 78 30.4 Continuance of performance 79 30.5 Interlocutory Relief 79 30.6 Court Proceedings and Other Relief 79 31. Termination 79

Hamilton Locke Joint Venture and Shareholders Agreement vi 3461-1671-6089, v. 3 31.1 Term 79 31.2 Automatic termination 79 31.3 Intellectual Property Rights 80 32. Confidentiality and publicity 80 32.1 Disclosure of Confidential Information 80 32.2 Disclosure by recipient of Confidential Information 81 32.3 Use of Confidential Information 81 32.4 Excluded Information 81 32.5 Prior notification of disclosure to securities exchange 81 32.6 Announcements or releases 81 32.7 Return of Confidential Information 81 32.8 Damages not an adequate remedy 82 32.9 Benefit 82 32.10 Obligations continue 82 33. Powers of attorney 82 33.1 Purpose of power of attorney 82 33.2 Power of attorney 82 34. Representations and warranties 83 34.1 Warranties 83 34.2 Duration of warranties 83 34.3 Notification of breach 83 35. Business ethics and sanctions 83 36. Company Policies 85 37. Admission of new Shareholders 85 38. Notices 85 38.1 Requirements 85 38.2 How a Notice must be given 86 38.3 When Notices considered given and received 86 38.4 Time of delivery and receipt 86 38.5 General 86 39. General 87 39.1 Assignment 87 39.2 Variation 87 39.3 Costs and expenses 87 39.4 Waiver 87 39.5 Severance 87

Hamilton Locke Joint Venture and Shareholders Agreement vii 3461-1671-6089, v. 3 39.6 Governing law and jurisdiction 87 39.7 Further assurances 88 39.8 Entire agreement 88 39.9 Counterparts 88 39.10 Relationship of parties 88 39.11 Remedies cumulative 88 39.12 Clauses that survive termination 88 39.13 Payments 88 39.14 Soliciting employees 88 Schedule 1 – Notice details 90 Schedule 2 – Fair Market Value 91 Schedule 3 – Shareholder Reserved Matters 93 Schedule 4 – Board Reserved Matters 94 Schedule 5 – Management Services Agreement terms 96 Annexure A – Deed of Adherence 99 Annexure B – ILUA Area Map 104 Annexure C – DSU Map 105 Annexure D – Checkerboard Map 108 Annexure E – FSDA Agreed Well Schedule 109

Parties

Tamboran	Name	Tamboran (West) Pty Limited
	ACN	661 967 077
	Address	110-112 The Corso, Manly NSW 2095, Australia
	Email	[***]
	Attention	Eric Dyer
TBN	Name	Tamboran Resources Pty Ltd
	ACN	135 299 062
	Address	110-112 The Corso, Manly NSW 2095, Australia
	Email	[***]
	Attention	Eric Dyer
DWE	Name	Daly Waters Energy, LP
	Address	300 Colorado Street Suite 1900 Austin, TX 78701 USA
	Email	[***]
	Attention	Stephanie Reed and Alex Cote
Company	Name	Tamboran (B1) Pty Ltd (to be renamed as agreed by the Shareholders)
	ACN	662 327 237
	Address	110-112 The Corso, Manly NSW 2095, Australia
	Email	[***]
	Attention	Eric Dyer and Stephanie Reed

Background

(A) Tamboran and DWE acquired Origin Energy Limited's interest in the Project, via the acquisition of all of the shares in TB2 (then Origin B2 Pty Ltd). TB2 is the Operator of the Project.

(B) Tamboran and DWE incorporated the Company as the vehicle under which they acquired the shares in TB2 and entered into the Share Sale Agreement.

(C) TBN has agreed to guarantee the obligations of Tamboran to provide sole funding for the Operations during the Sole Funding Period in accordance with this Agreement.

(D) On and from the Effective Date, the Company, through its wholly owned subsidiary TB2, will carry on the Operations as a member of the Joint Venture.

(E) The parties have agreed that the Group is to be owned, controlled, managed and financed on the terms set out in this Agreement.

Hamilton Locke | Joint Venture and Shareholders Agreement 1

3461-1671-6089, v. 3

Hamilton Locke Joint Venture and Shareholders Agreement 2 3461-1671-6089, v. 3 Operative provisions 1. Definitions and interpretation 1.1 Definitions In this Agreement, capitalised terms not otherwise defined below have the meaning given to that term in the JOA and: A3H means the Amungee NW-3H horizontal well located within EP98. ABC Law includes: (a) any anti-corruption law of the Commonwealth of Australia (including any applicable common law, law of equity, any written law, statute, regulation or other instrument made under statute or by any Government Agency); (b) the United States Foreign Corrupt Practices Act; (c) the UK Bribery Act 2010; and (d) any other anti-corruption law which applies to a Shareholder in connection with this Agreement. ABC Law Violation means a situation where any Shareholder has, in connection with the subject matter of this Agreement: (a) directly or indirectly offered, paid, solicited or accepted bribes in any form including facilitation payments; or (b) otherwise breached any ABC Law. Acceptance Date has the meaning given to it in clause 22.2(a)(iii). Accepting Subscriber has the meaning given to it in clause 21.2. Affiliate of an entity means: (a) a second entity that: (i) Controls the first entity; (ii) is under the Control of the first entity; or (iii) is under the Control of a third entity that controls the first entity; (b) where the entity is a body corporate: (i) a shareholder of the person (except that this paragraph does not apply in relation to any shareholders of a body corporate that is listed on a securities exchange); (ii) any Affiliate within the meaning of paragraph (a); and (iii) a director or officer of the entity; and (c) where the entity is a trust, any person who is a beneficiary under that trust. Allocation Notice has the meaning given to it in clause 21.4. Alternate Director means a person appointed to act as an alternate Director of the Company under clause 5.5.

Hamilton Locke Joint Venture and Shareholders Agreement 3 3461-1671-6089, v. 3 Amendment Date means 12 May 2025. Appointor has the meaning given to it in clause 33.2(a). Approved WP&B means the relevant Work Program and Budget that has been approved under any of the JOAs (as applicable). ASIC means the Australian Securities and Investments Commission. Auditor means the Company’s auditor (if any) from time to time, as appointed by the Board. Authorisations means any consent, authorisation, registration, filing, lodgement, notification, agreement, certificate, commission, lease, licence, permit, approval or exemption from, by or with a Government Agency required to undertake Operations and any renewal, consolidation, replacement, extension or amendment of any of them. Blocks has the meaning given to ‘blocks’ in the Petroleum Act. Board means the board of Directors for the time being of the Company and of TB2. Board Reserved Matters means those matters specified in Schedule 4, which may only be passed by a Board Reserved Matters Resolution. Board Reserved Matters Resolution a vote, resolution or consent of the Directors passed by 75% or more of the total number of votes cast by Directors present and entitled to vote at a duly convened meeting of the Board. Breaching Party has the meaning given to it in clause 35(g). BUG Agreement means the Appraisal Gas Agreement between TB2, Falcon, the Northern Land Council (ABN 56 327 515 336) and the Top End (Default PBC/CLA) Aboriginal Corporation RNTBC (ICN 7848) as agent for the Affected Native Title Holders (RNTBC), which has been agreed between the parties where the NLC are awaiting endorsement from the Federal Minister before the NLC can execute the document. Business Day means a day on which banks are open for business in Darwin, Northern Territory, Sydney, New South Wales and Austin, Texas, excluding a Saturday, Sunday or recognised public holiday. C10 Area means the area outlined as ‘Checker 10’ in the map in Annexure C. C10 Proportions means, in respect of the C10 Area, DWE (or its Nominee) will hold a 9.67% Participating Interest and Tamboran (or its Nominee) will hold a 67.83% Participating Interest and Falcon will hold a 22.5% Participating Interest. Called Shares has the meaning given to it in clause 23.1(a). Call Option has the meaning given to it in clause 28.2. Cash Call means a cash call issued by the Company to each Shareholder for its Equity Proportion of Costs incurred or to be incurred by the Group. Cash Call Contributing Shareholder has the meaning given to it in clause 19.5(a). Cash Call Non-contributing Shareholder has the meaning given to it in clause 19.5(a). CDIs mean a financial product quoted on ASX that confers a beneficial ownership in the underlying security of a foreign company to the holder. Each CDI will represent a beneficial interest in 1/200th of Tamboran Resources Corporation ARBN 672 879 024.

Hamilton Locke Joint Venture and Shareholders Agreement 4 3461-1671-6089, v. 3 Change of Control means, in respect of a Shareholder: (a) it coming under the Control of any person who did not Control that entity as at the Effective Date; or (b) it ceasing to be Controlled by the person who Controlled that entity as at the Effective Date, except that a Change of Control does not include: (c) an internal solvent reorganisation where the ultimate holding company of that Shareholder as at the Effective Date does not change; (d) a reorganisation of the fund which Controls a Shareholder, where the adviser or manager of that fund remains unchanged; (e) a Change in Control that occurs as a result of a change or changes in ownership of the issued shares in an entity listed on the Australian Securities Exchange or other recognised securities exchange (regardless of whether that listed entity is the relevant corporation or a Holding Company of the relevant corporation); or (f) in respect of DWE, the transfer of the Shares or shares in DWE to an entity formed in the United States and with investors that may or may not include the parties that Control DWE as at the date of this Agreement. Checkerboard Blocks has the meaning given to it in clause 13.1(b). Checkerboard Map means the map set out in Annexure D which shows DWE’s selected acreage in orange and Tamboran’s selected acreage in blue (and the North FSDA, the South FSDA, the Dev A++ Area and the C10 Area). Checkerboard Strategy has the meaning given to it in clause 13.1(a). Closing Date has the meaning given to it in clause 28.4(d). Co-Buyer Agreement means the document titled ‘Co-Buyer Agreement’ between TBN, Tamboran, SHPL and DWE dated on or about the date of this Agreement. Completion has the meaning given to that term in the Share Sale Agreement. Commitment Wells has the meaning given to that term in Annexure E. Confidential Information means: (a) all non-public or proprietary information regardless of how the information is stored, disseminated or delivered, relating to or disclosed by a party or its Affiliates pursuant to this Agreement or in the course of the negotiation of this Agreement, or otherwise exchanged between the parties or any of their respective Affiliates or received by a party or its Affiliates before, on or after the date of this Agreement relating to the business, technology or other affairs of the Group or the Shareholders (or their Affiliates) including, but not limited to: (i) all discussions and communications regarding the subject matter to which this Agreement relates; (ii) the terms of this Agreement; and (iii) the details of any negotiations leading to the conclusion of this Agreement and any communication made or documentation issued in connection with this Agreement;

Hamilton Locke Joint Venture and Shareholders Agreement 5 3461-1671-6089, v. 3 (b) all information relating to the operations or affairs of the Group including all financial or accounting information, all customer names and lists, terms and conditions of supply, sales records, marketing analysis, research and reports and other marketing information and all trade secrets, know how, operating procedures and technical information; (c) notes, summaries, compilations, conclusions, calculations, computer records (including data, copies, models, reproductions and recordings) or other material in whatever form made or derived in whole or in part by a party from, or from inspection or evaluation of, any information of the type referred to in paragraph (a) or (b); and (d) all other information treated by the Group as confidential or capable of being protected at law or in equity as confidential information or the disclosure of which might cause loss or damage to or otherwise adversely affect the Company. Continuing Shareholder has the meaning given to it in clause 22.2(a). Control in relation to an entity means the possession directly or indirectly of the power (whether or not having statutory, legal or equitable force or based on statutory, legal or equitable rights or otherwise) by a person to directly or indirectly: (a) control the composition of the board of directors of the entity; (b) control more than half of the voting power in the entity; (c) control more than half of the issued share capital of the entity, excluding any part thereof which carries no right to participate beyond a specified amount in the distribution of either profit or capital; or (d) direct or cause the direction of the financial and operating policies of the entity. Constitution means the constitution of the Company, as amended from time to time. Corporations Act means the Corporations Act 2001 (Cth). Cover Payment has the meaning given to it in clause 19.5(c). Deadlock Event has the meaning given to it in clause 15.1. Deadlock Notice has the meaning given to it in clause 15.2. Deed of Adherence means a deed in the form attached to this Agreement as Annexure A. Default Event means an event described in clause 28.1. Defaulting Shareholder has the meaning given to it in clause 28.2. Deposit means the deposit payable to Origin Energy Upstream Holdings Pty Ltd under the Share Sale Agreement. Dev A++ Area means the ‘Dev A++’ area outlined in the map in Figure 1 in Annexure C. Dev A++ RL means the Retention Licence that is granted over the Dev A++ Area. Dev B Area means the area nominated by DWE to the Company and Tamboran from time to time (prior to the application for the grant of the Dev B RL) provided that the nominated area is a contiguous area within DWE’s acreage as shown in the Checkerboard Map. Dev B RL means the Retention Licence that is granted over the Dev B Area. Development has the meaning given to that term in the relevant JOA.

Hamilton Locke Joint Venture and Shareholders Agreement 6 3461-1671-6089, v. 3 Development Approval means any Authorisation or Regulatory Consent required to be obtained in order to perform Development or Production Operations on the Checkerboard Blocks or the Checkerboard PLs (as applicable), including any Development Authorisation or Regulatory Consent related to the Checkerboard PL applications, environmental approvals and approvals related to land tenure. Director means a director of the Company and where appropriate includes an Alternate Director. Dispose, Disposal or Disposed in relation to the Shares means: (a) to sell, transfer, assign, swap, surrender, gift or otherwise dispose of or deal with any legal or equitable interest in a Share; (b) to create or allow to exist an Encumbrance over the Shares; (c) to agree to, or grant, any option which, if exercised, would enable a person to transfer or assign any benefit of or otherwise dispose of or deal with the Shares; (d) to alienate, or create any entitlement to, a legal or beneficial interest or right in or in respect of the Shares whether before, on or after the person obtains any interest in the Shares; or (e) to authorise, agree or offer to do any of the things listed in clauses (a) to (d), but does not include the creation of a Security Interest over or in respect of a Share or over any dividend, right, power, authority, discretion or remedy in respect of a Share as permitted under this Agreement. Dispute means any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it. Dispute Notice has the meaning given to it in clause 30.2(a)(i). Draft Shareholder Minutes has the meaning given to it in clause 8.9(a). Drag Along Completion Date has the meaning given to it in clause 23.1(b)(ii). Drag Along Notice has the meaning given to it in clause 23.1(a). Dragged Shareholder has the meaning given to it in clause 23.1(a). Dragging Shareholder has the meaning given to it in clause 23.1(a). DSU has the meaning given in clause 9.1 of the Original JOA. DSU Working Interest means ‘the Well Interest’ in each DSU as determined under the JOA which, as at the Amendment Date, is shown in the maps in Annexure C. DWE Director means a Director appointed by DWE (or its Permitted Transferee) under clause 5.4. DWE Midstream Parties means the DWE Affiliates that are party to the Unitholders’ and Shareholders’ Deed. Duty means any stamp, transaction or registration duty or similar charge imposed by any Government Agency and any penalty, fine, interest or additional charge payable in relation to any such duty or charge. Effective Date means 9 November 2022.

Hamilton Locke Joint Venture and Shareholders Agreement 7 3461-1671-6089, v. 3 Encumbrance means a mortgage, charge, pledge, lien, encumbrance, security interest, title retention, preferential right, trust arrangement, contractual right of set-off, royalties, or any other security agreement or arrangement in favour of any person, whether registered or unregistered, including any Security Interest. Equity Interest Transfer has the meaning given to it in clause 14(a). Equity Proportions means, in relation to a Shareholder, the proportion (expressed as a percentage) of the Shares held by that Shareholder in relation to the total number of Shares on issue at that time (including the Shares held by that Shareholder). Excluded Information means information that: (a) is already in the public domain other than as a result of a breach of this Agreement or a breach by any person of an obligation of confidence; (b) was made available to a party by a third-party with no connection to the Company, any Shareholder, or any of their respective Representatives, and the disclosure of such information to that party was not in breach of any obligation of confidence in respect of such information to the Company, any Shareholder, any other party to this Agreement or any of their respective Affiliates or Representatives; or (c) is in the possession of a party and is developed by that party independently of any information provided by the Group, any Shareholder who is not that party, or any of their respective Affiliates or Representatives. Expenditure means all costs and expenditure incurred by or on behalf of the Group in connection with Operations, including (without limitation): (a) outgoings in relation to the Permit Area; (b) administrative overheads, duties and expenses, development, exploration and production expenditure; and (c) Expenditure on or in connection with the Group Assets or under the relevant JOA. Expert has the meaning given to it in clause of 1(a) of Schedule 2. Exploration has the meaning given to that term in the relevant JOA. Exploration Permit has the meaning given to that term in the Petroleum Act. Fair Market Value means the Fair Market Value of the Shares determined in accordance with Schedule 2. Falcon means Falcon Oil & Gas Australia Limited (ABN 53 132 857 008). Farm-in Agreement means the farmin agreement dated 2 May 2014 between TB2 (then Origin B2 Pty Ltd) and Falcon (as amended). Financial Quarter means each of the following periods: (a) 1 January to 31 March; (b) 1 April to 30 June; (c) 1 July to 30 September; and (d) 1 October to 31 December, or such other periods as may be determined by the Board. FSDA Agreed Well Schedule is set out in Annexure E.

Hamilton Locke Joint Venture and Shareholders Agreement 8 3461-1671-6089, v. 3 Financial Year has the meaning given to it in clause 17.1. FMV Notice has the meaning given to it in clause 28.3. Force Majeure Event means any event or circumstance, or combination of events and/or circumstances, that: (a) causes or results in the prevention or delay of a party from performing any of its obligations under this Agreement; and (b) is beyond the reasonable control of that party and could not, or the effects of that event or circumstance, or that combination of events and/or circumstances, could not, have been prevented, delayed, overcome or remedied by that party acting reasonably, provided that the occurrence of the following acts, events or circumstances will not constitute a Force Majeure Event: (c) the failure or inability of the affected party to pay any sum due and payable under this Agreement; (d) any occurrence which results from the wrongful act or omission of the affected party or the failure by the affected party to act in a prudent and proper manner and in accordance with Good Oilfield Practice; (e) any failure by the affected party to reach agreement with any third party necessary to enable the affected party to perform its obligations under this Agreement; or (f) industrial action of a party’s personnel, except industrial action of an industry wide nature. Foundation Shareholder means each of Tamboran and DWE. Gas Sale Agreement means any gas sale agreement, gas supply agreement, gas swap agreement or other similar agreement related to the supply of gas from the area of any of the Permits or the Checkerboard Blocks including, when granted, the South FSDA RL, the North FSDA RL, the Dev A++ RL and the Dev B RL. Gas Processing Agreement or GPA means the gas processing agreement to be entered into with the owner or operator of the SPCF for the processing of Gas from the Permits. Gas Transportation Agreement or GTA means the gas transportation agreement to be entered into with the owner or operator of the SPP for the transportation of Gas from the Permits to the SPCF. Government Agency means any relevant government or governmental, administrative, monetary, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world and includes any self-regulatory organisation established under statute or any stock exchange. Good Oilfield Practice has the meaning given to that term in the relevant JOA. Government Agency means any government, any department, officer or minister of any government and any governmental, semi-governmental, administrative, fiscal, judicial or quasi judicial agency, authority, board, commission, tribunal or entity. Group means the Company and its Subsidiaries from time to time (including TB2) and Group Company means any of them. Group Assets means: (a) the Permits, subject to the terms and conditions of the relevant JOA; and

Hamilton Locke Joint Venture and Shareholders Agreement 9 3461-1671-6089, v. 3 (b) and any other permits, tenements, rights or assets owned or controlled by the Group from time to time, including all Confidential Information in respect of the Project. Guaranteed Obligations has the meaning given to it in 27.2(a). Holding Company has the meaning given to it in section 9 of the Corporations Act. ILUA means an Indigenous Land Use Agreement. ILUA Area means the area over the parts of EP98 and EP117 shown on the map in Annexure B, being the area to which the ILUA that is being negotiated by the Joint Venture relates. Immediately Available Funds means: (a) cash; (b) bank cheque; or (c) telegraphic or other electronic means of transfer of cleared funds into a bank account nominated in advance by the payee. Intellectual Property Rights means, for the duration of the rights in any part of the world, any industrial or intellectual property rights, whether registrable or not, including in respect of copyright, patents, inventions, trade secrets, confidential information, know-how, product formulations, designs, formats, circuit layouts, databases, plant varieties, trade marks, brand names, business names, domain names, applications for any of the foregoing and any improvements, enhancements or modifications to any of the foregoing. Insolvency Event means in relation to an entity: (a) the person is unable to or states that it is unable to pay its debts as they fall due or stops or threatens to stop paying its debts as they fall due; (b) any indebtedness of the person is subject to a moratorium; (c) a liquidator, provisional liquidator or administrator has been appointed to the person, a controller (as defined in section 9 of the Corporations Act) has been appointed to any property of the person or an event occurs which gives any other person a right to seek such an appointment; (d) except in the case of a solvent reconstruction or scheme of arrangement, an order has been made, a resolution has been passed or proposed in a notice of meeting or in an announcement to any recognised securities exchange, or an application to court has been made for the winding up or dissolution of the person or for the entry into of any arrangement, compromise or composition with, or assignment for the benefit of, creditors of the person or any class of them, provided that in the case of an application to a court made for the winding up or dissolution of the person, such application is not being disputed by the person acting diligently and in good faith and is not dismissed or permanently stayed within 20 Business Days from the date of the application; (e) an Encumbrance becomes enforceable or is enforced over, or a writ of execution, garnishee order, mareva injunction or similar order has been issued over, or affecting, all or a substantial part of the assets of the person, which is not satisfied and discharged within 20 Business Days from the date of commencement of enforcement or issue; or (f) the person has otherwise become, or is otherwise taken to be, insolvent in any jurisdiction or an event occurs in any jurisdiction in relation to the person which is analogous to, or which has a substantially similar effect to, any of the events referred to in paragraphs (a) to (e) above.

Hamilton Locke Joint Venture and Shareholders Agreement 10 3461-1671-6089, v. 3 Interest means any direct commercial interest of that person or its Affiliates arising from any existing or proposed arrangement or contract between the Company and that person or any of its Affiliates, where such arrangement or contract can be reasonably considered to be material in the context of the business of the Group taken as a whole. Issue Acceptance has the meaning given to it in clause 21.2. Issue Allocation has the meaning given to it in clause 21.3(c). Issue Completion Date has the meaning given to it in clause 21.4. Issue Notice has the meaning given to it in clause 21.1. Issue Securities has the meaning given to it in clause 21.1. JOA means either or both of the Original JOA, the North FSDA JOA and any other joint operating agreement to which TB2 is a party, as the context requires. Joint Venture means either or both of the Beetaloo Joint Venture in relation to the Permits, governed by the Original JOA, the North FSDA JV governed by the North FSDA JOA and any other joint venture which TB2 is a participant of, as the context requires. Liabilities includes liabilities, damages, costs, expenses, expenditure, duties and obligations of any nature affecting the person concerned, however arising, including penalties, fines and interests, and including those which are prospective or contingent and those the amount of which for the time being is not ascertained or ascertainable. Loss means all losses, damages, costs, expenses, charges and other Liabilities whether present or future, fixed or unascertained, actual or contingent. Manager means the Manager appointed by the Board in accordance with clause 9. Management Services Agreement means the ‘Management Services Agreement entered into by the Manager, the Company, TB2 and DWE on or about 29 October 2024. Midstream Infrastructure means the SPCF, the SPP and related midstream infrastructure governed by the Unitholders’ and Shareholders’ Deed (and related documents) entered into by the midstream Affiliates of the Shareholders. New Permit Area has the same meaning as in the JOA. New Shareholder has the meaning given to it in clause 37. New Transferee has the meaning given to it in clause 25.1(b)(iii). Nominee means: (a) in respect of Tamboran, any wholly owned subsidiary of TBN; and (b) in respect of DWE, any wholly owned subsidiary of Formentera Australia Fund 1. Nominee Director means a Director appointed pursuant to clause 5.4 (and includes any alternate of that Director). Non-Defaulting Shareholder has the meaning given to it in clause 28.2. North FSDA means the area determined as the northern portion of the ‘First Strategic Development Area’, more particularly described as graticular Block 668, as shown in the map in Annexure C. North FSDA JOA means the joint operating agreement governing the North FSDA JV. North FSDA JV means the joint venture in respect of the North FSDA.

Hamilton Locke Joint Venture and Shareholders Agreement 11 3461-1671-6089, v. 3 North FSDA RL means the Retention Licence that is granted over the area of the North FSDA. North FSDA WP&B means any work program and budget approved under the North FSDA JOA. Notice has the meaning given to it in clause 38.1. Notification Contact Details has the meaning given to it in clause 38.1(c). NTG GSA means the Gas Sales Agreement between TB2, Falcon and the Northern Territory Government for gas sales of up to ~40 MMcf/d dated 23 April 2024 as amended or assigned in accordance with its terms. Objectives means the objectives of the Company set out in clause 3.2(a). Observer has the meaning given to it in clause 5.10(a). Offeror has the meaning given to it in clause 22.3. Operating Committee has the same meaning as in the relevant JOA. Operations means all activities as are necessary or desirable in order to implement and give full effect to TB2’s rights and obligations under any Joint Venture and JOA, and the Farm-in Agreement, including Exploration, Development and Production of the Permits. Operator means the Operator appointed under the relevant JOA. Origin Royalty Deed means the royalty deed between TB2 (in its capacity as permit holder) and Origin Energy Upstream Holdings Pty Ltd (ABN 65 105 423 523) (in its capacity as beneficiary of the royalty) entered into as required under the Share Sale Agreement. Original JOA means the joint operating agreement dated 2 May 2014 between TB2 (then Origin B2 Pty Ltd) and Falcon (as amended from time to time). Outgoing Shareholder has the meaning given to it in clause 31.2(c). Participants means the Joint Venture parties from time to time. Permitted Transferee means in relation to a Shareholder: (a) a Related Body Corporate of the Shareholder or wholly owned Subsidiary of the Shareholder; (b) an entity the Shareholder Controls; or (c) the trustee (in its capacity as trustee) of any Agreement of trust or settlement made solely for the benefit of the Shareholder, to be held by the trustee on the terms of that Agreement. Permit Area has the meaning given to that term in the Original JOA. Permits has the meaning given to that term in the Original JOA. Petroleum has the meaning given to it in the Petroleum Act. Petroleum Act means the Petroleum Act 1984 (NT). PPS Act means the Personal Property Securities Act 2009 (Cth). Production has the meaning given to that term in the Original JOA. Production Licence has the meaning given to that term in the Petroleum Act.

Hamilton Locke Joint Venture and Shareholders Agreement 12 3461-1671-6089, v. 3 Project means the Beetaloo Gas Project, governed by the Original JOA and the North FSDA JV project, governed by the North FSDA JOA. Regulatory Consent means any consent or approval that a Shareholder requires from any Government Agency in connection with a specific act. Related Body Corporate has the meaning given to it in section 9 of the Corporations Act. Relevant Interest has the meaning given to that term in the Corporations Act. Remaining Checkerboard Blocks means the Checkerboard Blocks that cover the Remaining Permit Area. Remaining Permit Area means the area of the Permits that is outside the North FSDA Area, the South FSDA, the Dev A++ Area and the Dev B Area. Remaining Securities has the meaning given to it in clause 21.6(a). Representative means, in relation to a party, all officers, employees, professional advisers, consultants, agents and attorneys of the party and its Affiliates. Restricted Party has the meaning given to it in clause 35(i). Retention Licence has the meaning given to that term in the Petroleum Act. Sale Completion has the meaning given to it in clause 22.5(a). Sale Notice has the meaning given to it in clause 22.2(a). Sale Period has the meaning given to it in clause 22.6(a). Sale Price has the meaning given to it in clause 22.2(a)(i). Sale Shares has the meaning set out in clause 22.2(a)(i). Sale Terms has the meaning given to it in clause 22.2(a)(iii). Sanctions Laws has the meaning given to it in clause 35(g). Securities means the Shares, debentures, convertible notes or options or any similar rights granted over issued or unissued Shares or any other instruments convertible into such Shares, debentures, convertible notes, options or similar rights granted over issued or unissued Shares. Security Interest means an interest or power: (a) reserved in or over an interest in any asset including any retention of title; or (b) created or otherwise arising in or over any interest in any asset under a security agreement, bill of sale, mortgage, charge, lien, pledge, trust or power or otherwise, (c) by way of security for the payment of a debt, any other monetary obligation or the performance of any other obligation and includes any agreement to grant or create any of the above and includes a security interest within the meaning of section 12(1) of the PPS Act. Selling Shareholder has the meaning given to it in clause 22.2(a). Senior Management Representative has the meaning given to it in clause 30.2(a)(iii). Share means an ordinary fully paid share in the capital of the Company.

Hamilton Locke Joint Venture and Shareholders Agreement 13 3461-1671-6089, v. 3 Share Security Deed means the share security deed entered by a Shareholder granting security over its Shares in favour of the other Shareholders in accordance with clause 20(b) or in connection with any Disposal of Shares. Shareholder means a registered holder of Shares who is a party to this Agreement as an original party or who becomes a party to this agreement by duly executing and delivering a Deed of Adherence in accordance with clause 37. Shareholder Reserved Matters means those matters specified in Schedule 3, which may only be passed by a Shareholder Reserved Matters Resolution. Shareholder Reserved Matters Resolution means a vote, resolution or consent of the Shareholders passed by 75% or more of the total number of votes cast by Shareholders present and entitled to vote at a duly convened meeting of the Shareholders. Share Sale Agreement means the share sale agreement to be entered into between Origin Energy Upstream Holdings Pty Ltd (as seller), Origin Energy Limited (as seller guarantor), the Company and TBN in relation to the Company’s acquisition of all of the shares of TB2. Simple Majority Board Resolution means a vote, resolution or consent of the Directors passed by more than 50.1% of the total number of votes cast by Directors present and entitled to vote at a duly convened meeting of the Board. Sole Funding Period means the period commencing on the Effective Date and ending on the date that TB2 has drilled the appraisal wells referred to in clause 19.2 and each well has been the subject of flow testing with production tubing installed for at least 60 days. South FSDA means the area determined as the southern portion of the ‘First Strategic Development Area’, more particularly described as graticular Block 740, as shown in the map in Annexure C. South FSDA Proportions means the Participating Interest that will be held by Tamboran (or its Nominee) and DWE (or its Nominee) in the South FSDA, being 38.75% each, and Falcon will hold a 22.5% Participating Interest. South FSDA RL means the Retention Licence that is granted over the area of the South FSDA. SPCF means the facility and infrastructure comprising the proposed gas processing and compression facility located adjacent to the SS2 wellpad to be developed to process gas within the North FSDA, South FSDA, Dev A++ Area and Dev B Area. SPP means the Stuart Plateau Pipeline connecting the SPCF and the gas fields located within the North FSDA, South FSDA, Dev A++ Area and Dev B Area. SS-1H means the Shenandoah South 1 horizontal well located within EP117. Subsidiary has the meaning given to it in the Corporations Act. Supporter has the meaning given to it in clause 19.7(b). Tag Along Notice of Sale has the meaning given to it in clause 24.1(a). Tag Along Option Period has the meaning given to it in clause 24.1(b). Tag Along Response Notice has the meaning given to it in clause 24.2(a). Tag Along Sale Date has the meaning given to it in clause 24.1(a)(iv). Tagged Share Sale Price has the meaning given to it in clause 24.1(a)(ii).

Hamilton Locke Joint Venture and Shareholders Agreement 14 3461-1671-6089, v. 3 Tamboran Director means a Director appointed by Tamboran (or its Permitted Transferee) under clause 5.4. Tamboran Midstream Parties means the TBN Affiliates that are party to the Unitholders’ and Shareholders’ Deed. TB2 means Tamboran B2 Pty Ltd (ACN 105 431 525). Technical Committee has the meaning given to it in clause 10.1. Third Party means a bona fide third party which is not an Affiliate of a Shareholder or of a Shareholder’s Affiliate. Third Party Buyer has the meaning given to it in clause 22.6(a). Third Party Financing has the meaning given to it in clause 19.7(a). Tranche 2 Date has the meaning given in clause 13.3(a). Tranche 2 Proportions means, in respect of the Dev A++ Area, DWE (or its Nominee) will hold a 19.38% Participating Interest and Tamboran (or its Nominee) will hold a 58.12% Participating Interest. Tranche 2 SPA means the SPA entered into between DWE and Tamboran under which DWE acquires 25% of Tamboran’s interest in Dev A++ (being a 19.38% Participating Interest) and a 9.67% interest in the C10 Area. Transferee has the meaning given to it in clause 28.4(e). Transferor has the meaning given to it in clause 28.4(e). Transferring Shareholder has the meaning given to it in clause 25.1(a). Transfer Shares has the meaning given to it in clause 28.4(d). Transitional Services means transition services provided by TBN to DWE on the basis set out below: (a) Term: maximum 9 months (may be terminated by DWE at any time). (b) Services: means any of the services performed, or required to be performed, by the Manager under the Management Services Agreement, as notified by DWE from time to time; (c) Payment: services to be charged monthly in arrears at direct cost plus a mark-up of 10% to account for overhead, administrative costs and profit, with rates to be consistent with the rates being applied to the Manager’s activities in the 3 months prior to the commencement of the Transitional Services; (d) Obligations: Transitional Services will be provided on a best endeavours basis in a manner consistent with the way that the Manager was providing the Services prior to the commencement of the Transitional Services. TBN and DWE shall cooperate in good faith with reference to the performance of the Transitional Services; (e) Liability: Manager liability limitations under the Management Services Agreement will apply to TBN’s performance of the transition services, with the parties agreeing to act reasonably and in good faith in negotiating a short form Transitional Services agreement as soon as reasonably practicable after the commencement of the Transitional Services (or before if requested by DWE).

Hamilton Locke Joint Venture and Shareholders Agreement 15 3461-1671-6089, v. 3 Unitholders’ and Shareholders’ Deed means the Unitholders’ and Shareholders’ Deed in respect of the Midstream Infrastructure, executed on 25 October 2024, between Daly Waters Infrastructure, LP, Tamboran SPCF Pty Ltd, Sturt Plateau Compression Facility Holding Pty Ltd as trustee of the Sturt Plateau Compression Facility Holding Trust, Sturt Plateau Compression Facility Mid Pty Ltd as trustee of the Sturt Plateau Compression Facility Mid Trust, Sturt Plateau Compression Facility Sub Pty Ltd as trustee of the Sturt Plateau Compression Facility Sub Trust and TBN, as amended by the Deed of Amendment, Restatement and Accession dated on or about the Amendment Date under which SPCF Financing Pty Ltd acceded to the document. Valuation Principles means the principles set out in clause 2 of Schedule 2. Well Data has the meaning given to that term in the Original JOA. Work Program and Budget means a work program and budget for the proposed conduct of Operations specifying, amongst other things, the proposed resources, capital expenditures, income, expenses, estimates, activities, and financial plans for the relevant Operations, which has been prepared by TB2 as Operator under the relevant JOA. 1.2 Interpretation In this Agreement, unless a contrary intention is expressed: (a) headings and italicised, highlighted or bold type do not affect the interpretation of this Agreement; (b) the singular includes the plural and the plural includes the singular; (c) a gender includes all other genders; (d) other parts of speech and grammatical forms of a word or phrase defined in this Agreement have a corresponding meaning; (e) a reference to a ‘person’ includes any individual, firm, company, partnership, an unincorporated body or association, trust, corporation or other body corporate and any Government Agency (whether or not having a separate legal personality); (f) a reference to any thing (including any right) includes a part of that thing, but nothing in this clause 1.2 implies that performance of part of an obligation constitutes performance of the obligation; (g) a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this Agreement and a reference to this Agreement includes any clause, annexure, exhibit and schedule; (h) a reference to a document (including this Agreement) includes all amendments or supplements to, or replacements or novations of, that document; (i) a reference to a party to any document includes that party’s successors and permitted assigns; (j) a reference to an agreement other than this Agreement includes an undertaking, Agreement, agreement or legally enforceable arrangement or understanding whether or not in writing; (k) a reference to a document includes any agreement or contract in writing, or any certificate, notice, Agreement, instrument or other document of any kind; (l) a provision of this Agreement may not be construed adversely to a party solely on the ground that the party (or that party’s representative) was responsible for the preparation of this Agreement or the preparation or proposal of that provision;

Hamilton Locke Joint Venture and Shareholders Agreement 16 3461-1671-6089, v. 3 (m) a reference to a body, other than a party to this Agreement (including an institute, association or authority), whether statutory or not, which ceases to exist or whose powers or functions are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions; (n) a reference to a statute includes any regulations or other instruments made under it (delegated legislation) and a reference to a statute or delegated legislation or a provision of either includes consolidations, amendments, re-enactments and replacements; (o) the words ‘include’, ‘including’, ‘for example’, ‘such as’ or any form of those words or similar expressions in this Agreement do not limit what else is included and must be construed as if they are followed by the words ‘without limitation’, unless there is express wording to the contrary; (p) a reference to a day is to the period of time commencing at midnight and ending 24 hours later; (q) if a period of time is specified and dates from a day or the day of an act, event or circumstance, that period is to be determined exclusive of that day; (r) if an act or event must occur or be performed on or by a specified day and occurs or is performed after 5.00 pm on that day, it is taken to have occurred or been done on the next day; and (s) a reference to ‘AU$’, ‘AUD’, ‘$’ or ‘A$’ is a reference to the lawful currency of the Commonwealth of Australia and a reference to ‘US$’ or ‘USD’ is a reference to the lawful currency of the United States of America. 1.3 Business Day If anything under this Agreement is required to be done by or on a day that is not a Business Day that thing must be done by or on the next Business Day. 1.4 Several liability Where any obligation, representation, warranty or undertaking in this Agreement is expressed to be made, undertaken or given by two or more parties, those parties will be taken to be severally liable in respect of it unless this agreement expressly provides otherwise. 1.5 Reasonable efforts and reasonable requests Any provision of this Agreement which requires a party to use its reasonable efforts to procure that something is performed or occurs or does not occur, or to comply with all reasonable requests, does not impose an obligation to: (a) pay any money or to provide any financial compensation, valuable consideration or any other incentive to or for the benefit of any person, except for any such payment, compensation, consideration or income that is expressly contemplated in the relevant provision; or (b) commence any legal action or proceeding against any person, except where that provision expressly specifies otherwise. 1.6 Conversion of USD to AUD (a) Where an amount under this Agreement is referred to in US dollars and the parties need to determine a value by reference to a price in Australian dollars, the value shall be determined by using the US Dollar/Australian Dollar FX Cross Rate published by Reuters with a specified time of 10.00am (Sydney time) on the date that is 2 Business Days prior to the date on which the value is to be determined (reflecting the cost of 1 USD dollar in terms of AUD dollars).

Hamilton Locke Joint Venture and Shareholders Agreement 17 3461-1671-6089, v. 3 (b) Where an amount is payable under this Agreement in US Dollars, the Party responsible for making the payment must make the payment in US Dollars to the bank account nominated by the receiving party, free and clear of all costs, bank charges and taxes (which are to be borne by the paying Party). 2. Shareholders’ interests and funding of the acquisition of the Project 2.1 Initial funding of the acquisition of TB2 (a) DWE must pay the Deposit to Origin Energy Upstream Holdings Pty Ltd on behalf of the Company in accordance with the Share Sale Agreement in return for the issue of Shares to it. The payment of the Deposit and the return of the Deposit shall be governed by the Co-Buyer Agreement. (b) DWE and Tamboran will contribute funds into escrow as required under the Co-Buyer Agreement. (c) DWE must at, or immediately prior to, Completion contribute (by way of release from such escrow) US$21,000,000 less the amount of the Deposit that it has paid to Origin Energy Upstream Holdings Pty Ltd on behalf of the Company to the Company for the issue of Shares to it and as its contribution to the consideration being paid for the shares in TB2 under the Share Sale Agreement (in accordance with the Co-Buyer Agreement). (d) Tamboran must at, or immediately prior to, Completion (by release from such escrow and payment of any further funds required) contribute the balance of the consideration (including the ‘Final True-up Payment’) payable under the Share Sale Agreement, less DWE’s US$21,000,000, to the Company for the issue of Shares to it and as its contribution to the purchase price for the shares in TB2 under the Share Sale Agreement. (e) Tamboran has agreed to fund the Group during the Sole Funding Period at its sole cost and expense, other than in respect of costs of the type described in clause 9.5(b). Such funding will be contributed by Tamboran in a manner agreed by the Foundation Shareholders which does not unbalance the initial equal Equity Proportions of the Foundation Shareholders (which shall be finalised as soon as practicable following execution of this Agreement and prior to Completion). The Foundation Shareholders agree and acknowledge that, subject to legal advice, this funding may take the form of a ‘non-share capital contribution’ or other forms or combination of forms of investments and that the parties shall, acting in good faith, agree and then implement the structure as soon as practicable after signing this Agreement. (f) Following the Sole Funding Period and for costs of the type described in clause 9.5(b) during the Sole Funding Period, the Shareholders will each fund the Group in their Equity Proportions in accordance with the terms of this Agreement through subscription for further shares (or such other method as agreed by the Foundation Shareholders). 2.2 Foundation Shareholders’ interests (a) Prior to signing the Share Sale Agreement, the Company will issue 1,000 ordinary shares to DWE at a deemed issue price of $1.00 so that the Foundation Shareholders each hold 1,000 ordinary shares in the Company. (b) On or before the Effective Date, the Company will issue ordinary shares to the Foundation Shareholders (on the basis that it issues 1 fully paid ordinary share for every $1 contributed by DWE to the purchase price payable under the Share Sale Agreement) so that the Equity Proportions of the Foundation Shareholders in the

Hamilton Locke Joint Venture and Shareholders Agreement 18 3461-1671-6089, v. 3 Company are as specified in the table below (in the number to be agreed by the Foundation Shareholders and notified to the Company): Shareholder Proportion of Shares held Tamboran 50% DWE 50% (c) The Foundation Shareholders each acknowledge that its execution of this Agreement constitutes its application to the Company for the issue of the Shares to be determined under clause 2.2(a) and agrees to be bound by the Company’s constitution and to be recorded in the Company’s register of members as the registered holder of those Shares. On issue of the Shares, the Company must also issue a share certificate for the Shares held by each Foundation Shareholder. 2.3 Company name The parties agree to procure a change to the name of the Company as soon as practicable following signing of the Share Sale Agreement, to a name agreed to by the Foundation Shareholders. 3. Operations and Objectives 3.1 Operations The Group is to own and carry on the Operations and the Company must not, and must procure that each other Group Company does not, carry on any other business apart from the Operations, unless otherwise approved by the Shareholders by a Shareholder Reserved Matters Resolution. 3.2 Objectives (a) The parties acknowledge and agree that the primary objectives of the Group are: (i) for TB2: (A) as Operator under a JOA, to manage and conduct Operations in accordance with the relevant JOA, including any relevant Approved WP&B; and (B) to comply with its obligations under the Farm-in Agreement; (ii) to advance, maintain, manage, and develop the Project in accordance with each Approved WP&B (including approved scope), the relevant JOA and this Agreement; (iii) to advance, maintain, manage, and develop the North FSDA JV’s project in accordance with each North FSDA WP&B, the North FSDA JOA and this Agreement; (iv) to conduct Exploration on the Permit Area and the North FSDA Area for Petroleum pursuant to the JOA; (v) if Exploration indicates the probable existence of a commercially viable resource in any part of the Permit Area or the North FSDA Area, to carry out the work required to test the feasibility of further development, in accordance with the JOA or the North FSDA JOA (as applicable);

Hamilton Locke Joint Venture and Shareholders Agreement 19 3461-1671-6089, v. 3 (vi) if the recovery of Petroleum from the Permit Area or the North FSDA Area is commercially feasible, to develop programs and budgets and negotiate the terms of financing for TB2’s share of costs of Development and Production from the Permits (including the North FSDA RL); (vii) should Appraisal warrant it, to engage in the Development and Production of the Permits (including the North FSDA RL); (viii) to do all things reasonably necessary, appropriate or incidental to any of the objectives set out above; (ix) implement the Checkerboard Strategy; and (x) undertake such other activities as the Board determines from time to time in accordance with this Agreement. (b) The scope of the Operations will be restricted to doing all things necessary, appropriate or incidental to meeting the Objectives (as may be amended by the Board from time to time), giving effect to this Agreement and giving effect to the JOA. Notwithstanding this, the Shareholders must not unreasonably withhold their agreement in respect of any activities that are outside the scope of the Operations but are required to comply with any applicable laws or to meet the Objectives or to comply with the requirements of this Agreement or the Management Agreement. 3.3 Commitments To fulfil the Objectives, each Shareholder agrees: (a) to co-operate and use all reasonable endeavours to ensure that the Group successfully carries on the Operations and that TB2 performs its obligations under the JOA; (b) not to use Confidential Information in a way which damages or is reasonably likely to damage the Group or any of the other Shareholders; (c) subject to the terms of this Agreement (including in respect of the Sole Funding Period), to fund its Equity Proportion share of the obligations of TB2 to fund Operations under the JOA and corporate overhead costs of the Group; (d) to take all reasonable steps to ensure that TB2 complies with its obligations as Operator under the JOA, including to prepare Work Programs and Budgets, and implement approved Work Programs and Budgets, in accordance with the JOA; and (e) not to unreasonably delay any action, approval, direction, determination or decision required of the Shareholder under this Agreement, including without limitation the approval of a Work Programme and Budget. 3.4 Procuring Directors and employees to act (a) Each Shareholder must do all reasonable steps which are within their power, and are necessary, to give full force and effect to this Agreement and its intent (including ensuring that all of the Directors appointed by it and all other employees of or consultants to the Company conduct themselves in a manner which gives full force and effect to this Agreement).

Hamilton Locke Joint Venture and Shareholders Agreement 20 3461-1671-6089, v. 3 (b) Nothing in this clause 3.4 prohibits a Shareholder from charging the Company proper and reasonable fees for services the Shareholder provides to the Company (directly or indirectly) under the Management Services Agreement or as otherwise approved by the Board through a Board Reserved Matters Resolution and notified to all Shareholders, to the extent that: (i) charging for those services would be recoverable by the Operator under the JOA; or (ii) the services are reasonably necessary administration and general corporate costs required for the operation of the Group in the ordinary course or the performance of the obligations of the Company, TB2 or the Manager under this Agreement and charges are on a cost pass through basis. 3.5 No partnership This Agreement is to be interpreted so as to not create or give rise to a relationship of agency, partnership or of a fiduciary nature between the parties. 4. Compliance with and paramountcy of this Agreement 4.1 General undertaking Each Shareholder must exercise all powers and rights available to that Shareholder as a holder of Shares in order to give effect to the provisions of this Agreement and to ensure that the Company complies with its obligations under this Agreement. References in this Agreement to the Shareholders procuring that the Company performs its obligations are to be interpreted accordingly. 4.2 Agreement prevails over Constitution Each Shareholder agrees that if any provision of the Constitution at any time conflicts or is inconsistent with the provisions of this Agreement: (a) the provisions of this Agreement are to prevail to the extent of the conflict or inconsistency; (b) the Constitution will be taken to be read and interpreted accordingly; and (c) the Constitution must be amended to the extent necessary in accordance with clause 4.3. 4.3 Amendments to Constitution Each party other than the Company must exercise all powers and rights available to that party to procure the amendment of the Constitution to the extent necessary to give effect to the provisions of this Agreement. 4.4 Company exclusion The Company is not required to comply with any obligation contained in this Agreement to the extent that to do so would constitute an unlawful fetter on the Company's statutory powers. This does not affect the validity of the relevant provisions as between the other parties or the respective obligations of the other parties under this clause 4.

Hamilton Locke Joint Venture and Shareholders Agreement 21 3461-1671-6089, v. 3 5. Board Control and Composition 5.1 Role of the Board Subject to: (a) the Shareholder Reserved Matters and any matters that are reserved to Shareholders under any applicable law; and (b) matters delegated to the Manager (as provided for in the Management Services Agreement or determined by the Board from time to time), the Board: (c) is responsible for the: (i) overall direction and management of the Group, the Operations and the Group Assets; and (ii) appointment, supervision and or termination of the Manager, including ensuring the Manager discharges its duties, from time to time, in accordance with this Agreement and the Management Services Agreement; and (d) has the power and the authority to do anything incidental to the operation of the Company and the Group, including giving directions, delegating authority, formulating and implementing any Company Policies and establishing any guidelines to be applied to the Company, the Group, the Operations and the Group Assets. 5.2 Number of Directors The maximum number of Directors will be 6. 5.3 Initial Directors The Shareholders agree that the initial Directors of the Board with effect on and from the Effective Date shall be: (a) Joel Riddle (representing Tamboran); (b) Faron Thibodeaux (representing Tamboran); (c) Dan Ferreri (representing DWE); and (d) Richard Veitenheimer (representing DWE), or such persons as the relevant Foundation Shareholder nominates from time to time in accordance with Clause 5.4. 5.4 Appointment and removal of Nominee Directors (a) Each Shareholder may from time to time appoint and remove such number of Directors of any Group Company as is set out in the second column of the table below against the percentage in the first column of the table below that then corresponds to that Shareholder's Equity Proportion. Equity Proportion Number of Directors Less than 10% None 10% to 30% One

Hamilton Locke Joint Venture and Shareholders Agreement 22 3461-1671-6089, v. 3 30.01% to 50% Two 50.01% to 70% Three 70.01% or more Four (b) For the purposes of appointing Directors under this clause 5.4 all Shareholders that are Affiliates shall be considered to be one and the same Shareholder (and their respective Shares shall be aggregated for the purposes of determining the number of Directors that a Shareholder may appoint). (c) Any Shareholder which has the right to appoint a Director under this clause 5.4 shall have the right to remove from office that Director, or replace that Director with another person and to fill any vacancy created by the resignation, removal, death or otherwise of that Director. (d) An appointment or removal under this clause 5.4 must be by written notice to the Company, signed by a director or officer of the Shareholder, specifying the identity of the person that it wishes to appoint or remove. The notice must: (i) in the case of an appointment, be accompanied by a signed written consent from that person agreeing to act as a Director; and (ii) in the case of a removal, where it can be obtained within the time required by the Shareholder, be accompanied by a signed written resignation from that person acknowledging that they have no claim whatsoever against any Group Company in respect of fees, remuneration, compensation for loss of office or otherwise. (e) If a Shareholder wishes to appoint or remove a person as a Director pursuant to this clause 5.4, the other Shareholder must do whatever is reasonably necessary (including convening any Directors’ meeting or subsequently signing any document) to facilitate the appointment or removal of the person as a Director. Further, the Shareholders agree that Directors will not be appointed or removed if that would result in the minimum residency requirements for Directors under section 201A of the Corporations Act not being complied with. (f) Despite any other provision of this Agreement a person will be automatically removed as a Director, and as a director of each Group Company, if the person is, or becomes, ineligible to be a Director under any applicable law or any provision of the Constitution (or the constitution of the relevant Group Company). (g) Despite any other provision of this Agreement a Nominee Director will be automatically removed as a Director and as a director of each Group Company if: (i) the Nominee Director's appointer ceases to hold an Equity Proportion of at least 10%, in which case that Shareholder is no longer entitled to have a representative on the Board and may not vote at meetings of the Board but may nominate a representative to attend meetings in an observer capacity only; or (ii) the number of Nominee Directors appointed by that person's Appointer exceeds the number of Nominee Directors that the Appointer is entitled to appoint under clause 5.4, in which case such number of Nominee Directors of that appointer will be automatically removed from office (on a last in, first out basis) as is necessary to ensure that the number of Nominee Directors appointed by that appointer equals the number of Nominee Directors that appointer is entitled to appoint under clause 5.4.

Hamilton Locke Joint Venture and Shareholders Agreement 23 3461-1671-6089, v. 3 5.5 Chair (a) Tamboran shall appoint the first chair. (b) Whilst the Foundation Shareholders retain equal Equity Proportions, the chair shall rotate between a nominee of the Foundation Shareholders every 12 months from the Effective Date (unless otherwise mutually agreed by the Foundation Shareholders). (c) At any time, the chair may be appointed or removed by Simple Majority Board Resolution. In the event of a Deadlock concerning the election of the chair, the incumbent chair shall remain as chair. (d) The chair does not have casting vote at meetings of the Board. 5.6 Alternate Directors (a) Any Director that has been appointed by a Shareholder may appoint a person to be his or her alternate Director to act in his or her place at such times as the Director may determine (Alternate Director) and remove his Alternate Director, subject to the discretion of the Shareholder who appointed the Director. (b) An Alternate Director appointed in accordance with clause 5.6(a): (i) may act in the place of the Director who appointed him or her; (ii) is entitled to attend and vote and be counted in determining a quorum at any meeting of the Board other than while the Director who appointed him or her is present; (iii) has all the rights and powers of the Director who appointed him or her (except the power to appoint an Alternate Director) and is subject to the duties of the Director who appointed him or her; and (iv) may act as an Alternate Director to more than one Director and is entitled to one vote in respect of each Director who appoints him or her where the appointing Director is not present. 5.7 Directors of other Group Companies The board of directors of each subsidiary of the Company shall, unless the parties otherwise agree, comprise the same directors as are directors of the Company. Meetings of the board of any Subsidiaries shall take place immediately following a meeting of the Board of the Company. 5.8 Directors’ and officers’ insurance (a) The Company must, to the full extent permitted by law: (i) procure and maintain directors’ and officers’ insurance for all Directors of the Company and directors of its Subsidiaries that may be appointed from time to time in the amount and of a level reasonably required by the Board; and (ii) enter into deeds of access and indemnity with each Director of the Company and each director of its Subsidiaries, which deeds provide for indemnification of the director, access to company books by the director for the purpose of defending an action against the director for breach of duty and maintains of directors’ and officers’ insurance for the director, after he or she ceases to be a director, each to the maximum extent permitted by law. (b) For the purpose of this clause 5.8, the costs associated with the procurement and maintenance of the directors’ and officers’ insurance for the Directors of the Company and directors of each of its Subsidiaries shall be paid for by the Company.

Hamilton Locke Joint Venture and Shareholders Agreement 24 3461-1671-6089, v. 3 5.9 Duties of Nominee Directors (a) To the maximum extent permitted by law and notwithstanding any other provision of this Agreement, each Nominee Director has the right to have regard to and act in the interests of the person who appointed them and, in exercising this right, the Nominee Director will not be considered to have taken any action which is inconsistent with the Nominee Director's duties under statute or general law provided an honest and reasonable director could form the view that the Nominee Director was acting in the best interests of the Company. (b) A Director may communicate and provide copies of any information in respect of the affairs of the Group, received or made available to the director to his or her nominating Shareholder, its Affiliates and its and their respective officers, employees and advisors. The use and disclosure of such information is subject to clause 32. 5.10 Observers (a) If and for so long as a Foundation Shareholder is entitled to appoint at least one director to the Board, it may grant a person the right to attend a Board meeting as an observer (Observer). Such appointment must be recorded in writing and maintained in the Company's minutes. For the avoidance of doubt, an Observer may be a natural person or a corporate entity. Such appointment may be revoked only by the Foundation Shareholder granting such right. (b) An Observer has no vote at a Board meeting. (c) A Foundation Shareholder that has appointed an Observer is responsible for and must reimburse its Observer in respect of all travel, accommodation and other costs and expenses incurred by them in connection with their appointment as an Observer and the Foundation Shareholder is also responsible for ensuring that they comply with clause 32 in respect of any Confidential Information. 5.11 Director fees and expenses (a) Unless otherwise approved as a Shareholder Reserved Matter and subject to clause 5.11(b), no Directors that are appointed in accordance with clause 5.4, or otherwise, shall be paid any fees. (b) Directors shall be entitled to be reimbursed by the Company for all reasonable out of pocket expenses properly incurred in connection with their performance as a Director including attendance at Board and Board committee meetings (subject to providing appropriate receipts or other reasonable evidence of the costs incurred, as determined by the Board). 6. Board Meetings 6.1 Company’s Operations to be transacted by its Board Subject to: (a) clause 8.3 concerning Shareholder Reserved Matters; and (b) clause 6.9 concerning Board Reserved Matters, and other than as required by law, all decisions of the Company will be made by Simple Majority Board Resolution except that, notwithstanding anything else in this Agreement, for the period from signing of this Agreement until the initial DWE Nominee Directors have been appointed, the Shareholders shall ensure that no action is taken, or resolution is passed, by the Company or Group Company, and the Company or Group Company shall not take any action without approval by way of a Shareholder Reserved Matters Resolution.

Hamilton Locke Joint Venture and Shareholders Agreement 25 3461-1671-6089, v. 3 6.2 Notice of Directors’ meetings (a) Unless all of the Directors otherwise agree or unless otherwise expressly stated in this Agreement, each Director (and Alternate Director appointed by a Director) must receive at least 10 Business Days’ written notice of each meeting of the Directors. The notice must include an agenda and, unless all Directors otherwise agree, a meeting of Directors may only resolve matters specifically described in that agenda. A notice of meeting of the Directors may be given in person, by email or other electronic means. (b) A Director or Alternate Director may waive notice of a Board meeting by giving notice to that effect to the Company in person, by email or other electronic means. (c) A person who attends a Board meeting waives any objection that person and: (i) if the person is a Director, any Alternate Director appointed by that person; or (ii) if the person is an Alternate Director, the Director who appointed that person as alternate director, may have to a failure to give notice of the meeting. 6.3 Place and convening of meetings (a) A Director may at any time convene a meeting of the Directors. (b) Subject to clauses 6.1 and 6.3(c), Directors meetings shall be held at a place and time agreed to by the Directors. (c) A Director may attend any board meeting, and be counted among the quorum, if they are present at the meeting via video conference, telephone conference or other instantaneous communication device. Where meetings are convened in person, telephone or video, conference facilities must also be made available for such purpose. (d) For the purposes of the Corporations Act, each Director, by consenting to be a Director or by reason of the adoption of this Agreement, consents to the use of each of the following technologies for the holding of a Board meeting: (i) telephone; (ii) video; (iii) any other technology which permits each Director to communicate with every other participating Director; or (iv) any combination of these technologies. A Director may withdraw the consent given pursuant to this clause 6.3(d) in accordance with the Corporations Act. (e) Unless otherwise approved by the Board, whilst DWE remains a Shareholder, Board meetings shall be held between the hours of 8am and 9pm local time in Austin, Texas, at a time scheduled taking into account the time zone of Directors located in Australia. 6.4 Frequency of Directors’ meetings Unless otherwise unanimously agreed by the Directors, the Directors must, at a minimum, meet on a monthly basis. The Directors may agree on the dates for the meetings of the Directors for each Financial Year. Any changes or additions to the agreed dates must be determined by the Board.

Hamilton Locke Joint Venture and Shareholders Agreement 26 3461-1671-6089, v. 3 6.5 Directors’ meeting quorum For a meeting of the Board to proceed, there must be in attendance at all times during the meeting 2 Directors and, for so long as a Foundation Shareholder is entitled to appoint 2 Directors to the Board, meetings of the Board will require a Director nominated by each Foundation Shareholder to be present (except at an adjourned meeting, in which case clause 6.6 applies). 6.6 Adjournment of Directors’ meeting if no quorum If a quorum is not present at a meeting of Directors within 30 minutes from the time stated in the notice of meeting, the meeting must be adjourned to the same time and place on the date that is 5 Business Days following the date of the first meeting and, if a quorum is not present at such adjourned meeting within 30 minutes from the time of the meeting, the presence of any 2 Directors shall constitute quorum for the transaction of any business set forth in the agenda for the original meeting, and, if a quorum is not present at such adjourned meeting within 30 minutes from the time of the meeting, the presence of any Directors shall constitute quorum for the transaction of any business set forth in the agenda for the original meeting. 6.7 Votes of Directors (a) Subject to clauses 6.7(b) and 6.7(c), each Director (or his or her Alternate Director), present and entitled to vote at any meeting of the Board will be entitled to votes reflecting the Equity Proportion of their nominating Shareholder divided by the number of Nominee Directors of that Shareholder. (b) Each Tamboran Director who is present at a meeting of the Board is entitled to cast the votes of any other Tamboran Director who is not present at that Board meeting. (c) Each DWE Director who is present at a meeting of the Board is entitled to cast the votes of any other DWE Director who is not present at that Board meeting. 6.8 Matters in relation to which a Director has an Interest If a Director has an Interest in a matter that would otherwise require approval of that Director under this clause 6 and that Director is precluded from voting on that matter in accordance with clause 7.1, then approval of that Director is not required for the purposes of this clause 6. 6.9 Board Reserved Matter The Board shall ensure that no action is taken, or resolution is passed, by the Company, and the Company shall not take any action, in each case, in respect of a Board Reserved Matter, without approval by way of a Board Reserved Matters Resolution. 6.10 Resolutions (a) A resolution of the Board or of Shareholders may only be carried: (i) in relation to Shareholder Reserved Matters, if it is passed by a Shareholder Reserved Matters Resolution; (ii) in relation to Board Reserved Matters, if it is passed by a Board Reserved Matters Resolution; or (iii) in relation to any other matters, if it is passed by a Simple Majority Board Resolution. (b) For the avoidance of doubt, if votes are equal on a proposed resolution the proposed resolution is lost unless it is otherwise resolved in accordance with clause 15.

Hamilton Locke Joint Venture and Shareholders Agreement 27 3461-1671-6089, v. 3 6.11 Circulating resolutions of Directors (a) Subject to clause 6.11(b), the Directors may pass a resolution without a Directors’ meeting being held if the requisite number of Directors (or his or her Alternate Directors) entitled to vote on the resolution sign a document which: (i) was sent to all Directors (other than any Director on a leave of absence), as the case may be; and (ii) contains a statement to the effect that they are in favour of the resolution set out in the document, and such resolution is to be treated as having been passed on the date on which the last Director required to pass the resolution signs the document. (b) For the purposes of this clause 6.11: (i) a document is signed by the requisite number of Directors, if it is signed by the Directors entitled to vote on the resolution who, if they so voted on the resolution at a meeting of the Board, could pass the resolution; and (ii) the written resolution may be in counterparts, signed by one or more Directors and may be circulated by facsimile or email. 6.12 Minutes (a) The Company must arrange for minutes of each Board meeting to be taken and distributed in English as a draft for approval (Draft Board Minutes) within 7 days after the Board meeting to all Directors (irrespective of whether the Directors attended the relevant meeting). (b) Within 7 days of receipt of Draft Board Minutes, each Director who attended the meeting must notify the chairperson of the meeting of their approval of all or part of the Draft Board Minutes. (c) If a Director notifies the chairperson of the meeting of their approval of the Draft Board Minutes in accordance with clause 6.12(b), or fails to notify the chairperson of its approval or otherwise of the Draft Board Minutes within 7 days after receipt, the Draft Board Minutes will be taken to have been approved by the Director. (d) If a Director who attended the meeting notifies the chairperson of the meeting that it does not approve all or part of the Draft Board Minutes within 7 days after receiving the Draft Board Minutes, the Directors must use reasonable endeavours to try to agree the Draft Board Minutes. If Directors have not reached agreement within 10 days, then the disputed part of the Draft Board Minutes will be determined by the chairperson of the meeting (acting reasonably and in good faith) and will be deemed approved by the Directors. (e) The chairperson of the Board meeting must sign the Draft Board Minutes approved or deemed to be approved in accordance with clauses 6.12(c) or 6.12(d) (as applicable) and the Company must record those minutes in the Company’s records. 6.13 Subsidiaries Each Shareholder agrees, and must use reasonable endeavours to ensure, that unless otherwise agreed by the Shareholders in writing: (a) the board of directors of each Subsidiary of the Company is identical to the Board from time to time; and

Hamilton Locke Joint Venture and Shareholders Agreement 28 3461-1671-6089, v. 3 (b) the business of each Subsidiary is operated and conducted in accordance with clauses 5, 6 and 7 of this Agreement as if: (i) references to the Company were references to the relevant Subsidiary; (ii) references to the Board were references to the board of directors of the relevant Subsidiary; and (iii) references to meetings of the Board were references to meetings of the board of directors of the relevant Subsidiary. 7. Conflict of Interests 7.1 Directors' Interests and voting rights Subject to clause 7.2, if a Director has an Interest in any matter which is likely to conflict with the interests of the Company or the Objectives and which is to be considered or voted upon at a Board meeting or which is to be subject of a written resolution of the Directors: (a) unless the Director has already given a notice of their Interest, the Director must without delay declare the Interest by giving written notice to each other Director setting out the nature and extent of the Interest and the relation of the Interest to the affairs of the Company or the Operations; and (b) so long as the Director complies with clause 7.1(a) but subject to the balance of this clause 7 and applicable laws, the Director is entitled to such rights, including the right to receive information and exercise of voting rights, as available under the applicable laws. 7.2 Conflict between Interests and Company rights A Director who has an Interest in any matter is not entitled to exercise any right or power to prevent any Group Company from enforcing its rights or defending itself in relation to that matter. 7.3 Shareholder Interests and Directors' voting rights If any matter to be considered or voted upon at a Board meeting relates to: (a) any Group Company enforcing rights under or taking any action against a Shareholder (or its Affiliate) in relation to any matter arising under or in connection with the JOA, the Management Services Agreement, any other agreement between the Foundation Shareholders or any subsequent agreement entered into between any Group Company and a Shareholder (or a member of its group); (b) any Group Company defending itself against any action taken against it by a Shareholder (or its Affiliate); (c) any Group Company taking any action against a Director appointed by a Shareholder in relation to any (or any alleged) breach of duty by that Director; or (d) any Group Company defending itself against any action taken against it by a Director appointed by a Shareholder, then that matter must be considered at a separate meeting or meetings of the Board (notice of which must be given to each Director), and all the Directors appointed by the relevant Shareholder: (e) are entitled to attend the initial part of the meeting with the sole purpose of expressing their views on that matter before it is discussed on the merits amongst the other Directors;

Hamilton Locke Joint Venture and Shareholders Agreement 29 3461-1671-6089, v. 3 (f) are not entitled to attend or participate in any further discussion of that matter; (g) are not entitled to receive information or advice received by the Company on that matter; and (h) are not entitled to vote (or be counted in the quorum at a meeting) in relation to that matter. The quorum for any such meeting is two Directors who are entitled to vote on the matter. 8. Shareholders Reserved Matters 8.1 Shareholder voting rights Shareholders shall be entitled to cast votes by reference to the number of Shares they hold that have voting rights. 8.2 Matters to be determined by Shareholders A resolution of the Shareholders may only be carried: (a) if it is a Shareholder Reserved Matter, it is passed by a Shareholder Reserved Matters Resolution; or (b) otherwise, if it is passed in accordance with the Corporations Act. 8.3 Shareholder Reserved Matter The Shareholders shall ensure that no action is taken, or resolution is passed, by the Company or Group Company, and the Company or Group Company shall not take any action, in each case, in respect of a Shareholder Reserved Matter, without approval by way of a Shareholder Reserved Matters Resolution. 8.4 Notice of Shareholders’ meetings (a) Unless all Shareholders agree to meet at short notice, each Shareholder must receive at least 14 days prior written notice of each meeting of Shareholders. The notice must include an agenda and, unless all Shareholders otherwise agree, a meeting of Shareholders may only resolve matters specifically described in that agenda. (b) A Shareholder’s representative may attend any Shareholders meeting, and be counted among the quorum, if they are present at the meeting via video conference, telephone conference or other instantaneous communication device. Where meetings are convened in person, telephone or video, conference facilities must also be made available for such purpose. (c) Unless otherwise agreed by the Shareholders, whilst DWE remains a Shareholder, Shareholder meetings shall be held between the hours of 8am and 9pm local time in Austin, Texas, at a time scheduled taking into account the time zone of the Shareholder representatives located in Australia. 8.5 Shareholders’ meeting quorum (a) A minimum of two Shareholders (entitled to vote) are required to be in attendance in order for there to be a quorum at a Shareholders’ meeting. Whilst the Foundation Shareholders remain as Shareholders, both Foundation Shareholders are required to be in attendance in order for there to be a quorum at a Shareholders’ meeting.

Hamilton Locke Joint Venture and Shareholders Agreement 30 3461-1671-6089, v. 3 (b) A Shareholder may attend a meeting and be counted among the quorum if he or she is present at the meeting via video conference, telephone conference or other instantaneous communication device. 8.6 If quorum not present If a quorum is not present at a meeting of Shareholders within 30 minutes from the time stated in the notice of meeting, the meeting stands adjourned for 5 Business Days and at such adjourned meeting (which must be at the same time and place as the original meeting), any one Shareholder shall constitute a quorum for the transaction of any business set forth in the agenda for the original meeting. 8.7 Chairperson (a) If the chairperson of the Board is present at a Shareholder meeting, the chairperson will chair the Shareholder meeting. (b) If: (i) the chairperson of the Board is not present at a Shareholder meeting; or (ii) the chairperson of the Board is present but not willing to chair the Shareholders’ meeting, then the Shareholders present must (by simple majority) elect one of the Directors who are present to chair the meeting. (c) The chairperson of a Shareholder meeting does not have a casting vote. 8.8 Circulating resolutions of Shareholders A written resolution signed by all of the Shareholders (who are not disqualified from voting on that resolution) is taken to be a resolution of Shareholders without the need for a meeting. The resolution may be executed in any number of counterparts, each signed by one or more parties. A copy of a written resolution passed in accordance with this clause must be provided to each of the Directors and Shareholders as soon as practicable. 8.9 Minutes (a) The Company must arrange for minutes of each Shareholders meeting to be taken and distributed in English as a draft for approval (Draft Shareholder Minutes) within 7 days after the Shareholders meeting to all Shareholders. (b) Within 7 days of receipt of Draft Shareholder Minutes, each Shareholder who attended the meeting must notify the chairperson of the meeting of their approval of all or part of the Draft Shareholder Minutes. (c) If a Shareholder notifies the chairperson of the meeting of their approval of the Draft Shareholder Minutes in accordance with clause 8.9(b), or fails to notify the chairperson of its approval or otherwise of the Draft Shareholder Minutes within 7 days after receipt, the Draft Shareholder Minutes will be taken to have been approved by the Shareholder. (d) If a Shareholder who attended the meeting notifies the chairperson of the meeting that it does not approve all or part of the Draft Shareholder Minutes within 7 days after receiving the Draft Shareholder Minutes, the Directors must use reasonable endeavours to try to agree the Draft Shareholder Minutes. If Directors have not reached agreement within 10 days, then the disputed part of the Draft Shareholder Minutes will be determined by the chairperson of the meeting (acting reasonably and in good faith) and will be deemed approved by the Shareholder.

Hamilton Locke Joint Venture and Shareholders Agreement 31 3461-1671-6089, v. 3 (e) The chairperson of the Shareholder meeting must sign the Draft Shareholder Minutes approved or deemed to be approved in accordance with clauses 8.9(c) or 8.9(d) (as applicable) and the Company must record those minutes in the Company’s records. 9. Manager 9.1 Manager TBN shall be appointed the initial Manager of the Company with overall responsibility to: (a) manage and carry out the day to day operations of the Group; and (b) manage and carry out the Operations on behalf of TB2 and ensure that TB2 performs the functions of Operator under the JOA and the North FSDA JOA and complies with its obligations under the Farm in Agreement, under the overall direction and management of the Board and in accordance with the Management Services Agreement, until replaced in accordance with this Agreement. 9.2 Management Services Agreement (a) Notwithstanding any other term in this Agreement, DWE shall have the right to appoint and replace (from time to time, at its sole discretion) up to eight (8) individuals to be seconded to TBN (in its capacity as Manager) in key operational roles, or engaged as a contractor or consultant to TBN (in its capacity as Manager), as determined by DWE. In making such appointments, DWE shall be entitled to appoint: (i) up to four (4) secondees or consultants/contractors into operational including in the roles of Fracking Superintendent/Supervisor, Completions Engineer, Drilling Superintendent/Supervisor, Drilling Engineer, Production Superintendent/Supervisor, Production Engineer; (ii) one (1) secondee in a senior role within the TBN finance/accounting team assigned to a TB1/TB2 finance/accounting role (not a TBN group role); (iii) up to three (3) secondees or consultants/contractors into roles assisting with the implementation of the Checkerboard Strategy (which shall include assisting with obtaining Authorisations and approvals and entering into third party contracts). (b) To the extent that any roles nominated by DWE under clause 9.2(a) do not exist within the Manager’s company structure, then the Manager must (acting reasonably), take steps to accommodate and give effect to any roles. Any secondment shall be on commercial terms, as notified by DWE to the Manager (acting reasonably and in good faith), with the cost of the secondee to the Manager not to exceed the amount the Manager is entitled to charge the Joint Venture under the JOA. (c) For the avoidance of doubt, the Board shall be deemed to have approved the cost for any secondees charged to the Company under clause 9.2(a). (d) To the extent of any conflict or inconsistency between the existing Management Services Agreement and the changes made to this Agreement on or about the Amendment Date (including the changes relating to the secondees set out in this clause 9.2) the changes made to this Agreement on or about the Amendment Date shall take precedence to the extent of the conflict or inconsistency.

Hamilton Locke Joint Venture and Shareholders Agreement 32 3461-1671-6089, v. 3 9.3 Term of appointment of Manager The appointment of the Manager continues: (a) until this Agreement is terminated for any reason; (b) until the Manager resigns, having given at least 60 days’ notice to the Company of its intention to resign as Manager; (c) if an equal or larger Equity Proportion (relative to other Shareholders) is no longer held by the Manager or an Affiliate of the Manager, until the Board determines if and when a new Manager should be appointed; (d) until the Manager or any Affiliate of the Manager suffers an Insolvency Event, in which case the other Shareholder may immediately elect to be, or appoint, the new Manager; (e) until the Manager commits a material breach or default in the performance of a material obligation under this Agreement and fails to remedy the default within 14 days of receipt of a written notice of default served by the Company; or (f) unless the Manager is replaced, or a Shareholder is elects to replace the Manager or appoint a new Manager, under either clause 13 or Annexure E of this Agreement. 9.4 Appointment of new Manager (a) Upon the termination of the appointment of the Manager or replacement of the Manager as contemplated by clause 9.3, the Board must promptly appoint a new Manager under the terms of this Agreement by unanimous vote (except that any Board member who is a nominee appointment of an Affiliate of the Manager may not vote on such resolution), if this Agreement is not otherwise terminated. (b) If there are only two Shareholders at the time of termination of the appointment of the Manager, the other Shareholder may elect to be, or appoint, the new Manager. (c) The Board must not reappoint a Manager removed for default or following an Insolvency Event of the Manager. (d) Subject to clause 9.4(b), if a new Manager cannot be appointed and act immediately, the Shareholder holding the largest Equity Proportion must act as interim manager until the new Manager is appointed and commences its duties (unless that Shareholder, or an Affiliate of the Shareholder, was the Manager that has been removed, in which case the Shareholder holding the equal or second largest Equity Proportion must act as interim manager until the new Manager is appointed and commences its duties). (e) Upon the new or interim Manager commencing its duties, the previous Manager must immediately deliver to the new or interim Manager all Group Assets and all documents, books, records and accounts relating to the Operations held by it or under its control. (f) The new Manager shall enter into a Management Services Agreement with TB2 and the Company on substantially the same terms as the previously existing Management Services Agreement (as amended to reflect any changes to this Agreement made on or after 1 January 2025) and the Board shall ensure that TB2 and the Company enter into such new agreement.

Hamilton Locke Joint Venture and Shareholders Agreement 33 3461-1671-6089, v. 3 9.5 Remuneration of the Manager The Manager acknowledges that TB2 will be remunerated as Operator for carrying out Operations under the terms of the JOA and, unless approved by the Board, the Manager shall only be permitted to be reimbursed: (a) for those costs and expenses that the Manager incurs, on behalf of TB2, in accordance with the JOA and which are paid by the Participants under the terms of the JOA; and (b) on a cost pass through basis for other services which are not within the scope of clause 9.5(a), but are reasonably necessary administration and general corporate costs required for the operation of the Group in the ordinary course or the performance of the obligations of the Company, TB2 or the Manager under this Agreement (which will be funded by the Shareholders in proportion to their Equity Proportions). Subject to the terms of any formal Management Services Agreement entered into, the Manager shall not otherwise be entitled to any remuneration under this Agreement or in connection with services to be provided to the Group except to the extent it is directed by the Board to carry out conduct outside the scope of the JOA under the terms of this Agreement or the Management Services Agreement (for which it will be funded by the Shareholders in proportion to their Equity Proportions). 9.6 Restrictions of Powers of the Manager The Manager shall not: (a) sell, assign or transfer any of the Group Company’s right, title or interest in the Group Assets, except in accordance with the direction of the Board, the terms of this Agreement or where making disposals of surplus, redundant or life expired stock, consumables, plant and equipment in the ordinary course of the Operations; or (b) grant any new Encumbrances over or in respect of the Group Assets, except for Permitted Encumbrances. 9.7 Transactions with Affiliates The Manager shall require a Board Reserved Matter Resolution in order to engage any Affiliate of the Manager or a Shareholder, or cause TB2 or the Company to engage any Affiliate of the Manager or a Shareholder, to provide any services. 10. Technical Committee 10.1 Establishment The Shareholders shall maintain a committee to supervise and be responsible for providing recommendations to the Board in respect of technical and other matters relating to the exploration, development and operation of the Project (Technical Committee), including without limitation: (a) reviewing technical data and discussing upcoming key technical decisions with the Manager and the Board; (b) reviewing draft Work Programs and Budgets for the conduct of the Operations (including the review of the technical scope of wells within each proposed and/or Approved WP&B), reviewing AFEs and reviewing any proposed amendments to an approved Work Program and Budget or an approved AFE; (c) assessing the progress of approved Work Programs and Budgets, including but not limited to geographical surveys, drilling, community awareness, land access, native

Hamilton Locke Joint Venture and Shareholders Agreement 34 3461-1671-6089, v. 3 title and environmental assessment and reporting to the Board in respect of their assessment; (d) making recommendations to the Board in respect of the engagement of consultants, qualified engineering firms, drilling companies and other technical and consultants required from time to time; (e) preparing and recommending scopes and proposals for feasibility studies and any other reports, analyses or studies in connection with the exploration, development and operation of the Project, for consideration by the Board; (f) reviewing and advising on matters related to the Checkerboard Strategy including the implementation of the Checkerboard Strategy; and (g) any other matters which may be delegated to the Technical Committee by the Board from time to time. 10.2 Composition Each Shareholder shall be entitled to be represented on the Technical Committee by up to 3 members and in the proportion that the total number of Nominee Directors which the Shareholder is entitled to nominate bears to the total number of directors of the Company then appointed. 10.3 Authority (a) The Technical Committee will have authority to make recommendations to the Board and will not have delegated authority of the Board in respect of any matters. (b) If the Technical Committee is split on any recommendations to be made by the Board or cannot otherwise agree on any recommendations to be made by the Board, members of the Technical Committee representing DWE shall have the right to make the final decision on which such recommendations shall be made to the Board. 10.4 Meetings The Technical Committee will meet as often as is reasonably required to discharge its responsibilities but in any event not less than once every month. Meetings must be convened and conducted in such a manner as will allow all members of the Technical Committee a reasonable opportunity to attend and participate. 10.5 Information Members of the Technical Committee who have been nominated by a Shareholder may share with that Shareholder the working papers and other information which they become aware of or are provided in their capacity as a member. 11. Decision making in relation to Operations 11.1 Not used. 11.2 Approval of Work Program and Budget after 30 June 2023 (a) Once the North FSDA JV has been formed, the Manager shall prepare separate Work Programs and Budgets under the Original JOA and the North FSDA JOA. (b) In respect of Work Programs and Budgets for the period following 30 June 2023, the Manager shall, for TB2 to submit as Operator under the JOA, prepare draft Work Programs and Budgets in accordance with: (i) the requirements of the JOA;

Hamilton Locke Joint Venture and Shareholders Agreement 35 3461-1671-6089, v. 3 (ii) any directions of the Board; (iii) the FSDA Agreed Well Schedule (in respect of the North FSDA); and (iv) any recommendations of the Technical Committee that have been approved by the Board, and submit the draft Work Program and Budget to the Board for approval no less than 45 days prior to the date that the Operator is required to submit a Work Program and Budget to the Operating Committee under the JOA. (c) All draft Work Programs and Budgets must meet all minimum work and expenditure obligations under applicable laws, this Agreement and the JOA. (d) Each Work Program and Budget shall set out: (i) all Expenditures and other costs for the applicable time period including any additional funds the Manager intends to call to maintain a cash balance in TB2; (ii) an overview of the number of personnel required to perform the Operations the subject of that Work Program and Budget, including the roles to be performed; (iii) a schedule of the dates and amounts of each cash call to be made during the Financial Year; and (iv) any other information that DWE advises to the Manager from time to time. (e) Unless otherwise directed by DWE, the North FSDA Work Program and Budget must include Operations at a level that are reasonably likely to deliver gas production at a level that is sufficient TB2 to fulfil its delivery obligations under the NTG GSA. (f) Once a Work Program and Budget has been approved by the Board, the Manager shall not revise the scope, budget, or approve any variances to the Work Program and Budget and shall ensure that TB2 does not revise the scope, budget, or approve any variances to the Work Program and Budget, including in relation to the number of personnel required to perform the Operations the subject of that Work Program and Budget, without the express written approval of DWE. (g) Within 10 days of receipt of a draft Work Program and Budget, the Board must convene a meeting and either approve or reject the draft Work Program and Budget by a Simple Majority Board Resolution. (h) If the Board does not approve the draft Work Program and Budget at the meeting convened under clause 11.2(g): (i) then any Director that voted against the draft Work Program and Budget must, as soon as reasonably practicable following the date of such Board meeting (and in any event within 3 Business Days), notify the other Board members in writing as to the reasons it had for voting as it did and provided any requests and recommendations to amend the draft Work Program and Budget; and (ii) the Manager must amend and re-submit the draft Work Program and Budget, taking into account any reasonable feedback received from any Director who voted against the draft Work Program and Budget, for the Board’s consideration within 5 Business Days and the Board will convene a meeting and re-consider the draft Work Program and Budget as if it was submitted pursuant to clause 11.2(a).

Hamilton Locke Joint Venture and Shareholders Agreement 36 3461-1671-6089, v. 3 (i) If the Board is unable to approve a draft Work Program and Budget at a meeting convened under clause 11.2(h)(ii) with the required Simple Majority Board Resolution, then the following shall apply: (i) if the Board cannot unanimously agree on well locations in the proposed Work Program and Budget, the well location in the proposed Work Program and Budget will be decided in the sole discretion of the Directors appointed by DWE; (ii) if it is not agreed unanimously by the Board, DWE may also select or approve the well design for the well to be drilled at that well location in its sole discretion; and (iii) the Board, the Shareholders, the Company and the Manager agree that, notwithstanding the location of the wells, the order in which each well in a WP&B is drilled will be determined on a reasonable basis to maximise efficiency, provided that if there is any dispute as to the order in which each well is to be drilled or this order is not agreed unanimously, then DWE and the Directors appointed by DWE may direct the drilling sequence and the Company and the Manager must ensure that this is given effect to (including taking all necessary steps under the JOA). (j) If the Board does not approve a draft Work Program and Budget for the relevant period and the draft Work Program and Budget is not approved following the process set out in clause 11.2(i), the following provisions shall apply: (i) the Manager must prepare a Work Program and Budget for submission to the Operating Committee under the JOA that is limited in scope to the following: (A) is consistent with the scope of, and not in conflict with, the Minimum Work Obligations of the Permits, the commitments of the previously approved Work program and Budget, and/or the commitments of a previously approved Exploration Operation, Appraisal Plan or Development Plan; (B) is reasonably necessary to keep the Permits in full force and effect, to satisfy the Minimum Work Obligations of the Permits and to meet the commitments of a previously approved Exploration Operation, Appraisal Plan or Development Plan; and (C) meets and is consistent with the requirements of the Farm-in Agreement (if applicable) and JOA. and separate budget components on a cost pass through basis for other services which are not within the scope of clause 9.5(a), but are reasonably necessary administration and general corporate costs required for the operation of the Group in the ordinary course or the performance of the obligations of the Company, TB2 or the Manager under this Agreement, and the Board shall be deemed to have approved such a Work Program and Budget. (k) The Manager must provide a copy of any Work Program and Budget that is deemed approved under clause 11.2(j) to the Board as soon as reasonably practicable and, in any event, no less than 5 Business Days prior to TB2 submitting it to the Operating Committee. (l) The Manager may not, under clause 11.2(j), prepare or submit a Development or Production decision and/or Development or Production Work Program and Budget (without Board approval).

Hamilton Locke Joint Venture and Shareholders Agreement 37 3461-1671-6089, v. 3 (m) The Company and the Shareholders must procure that TB2 submits the Work Program and Budget that is approved, or deemed approved, under this clause 11 to the Operating Committee for approval under and in accordance with the JOA. (n) Once a Work Program and Budget is approved by the Operating Committee under the JOA, the Company and the Shareholders must procure that the Manager, on behalf of TB2, carries out the approved Work Program and Budget in accordance with the terms of the JOA. (o) The Board may, at any time, require the Manager to prepare a separate Work Program and Budget in respect of costs of the type described in clause 9.5(b) and the Manager shall comply with such request. 11.3 Issuing notices under the JOA The Company, the Manager and the Shareholders must procure that TB2 does not issue any of the following types of notices under the JOA, unless the issue of such notice has first been approved by the Board by a Board Reserved Matters Resolution: (a) resignation as Operator (clause 4.9 JOA); (b) proposing a 'Sole Risk Operation' (clause 8.2 JOA); (c) other than where required for the purposes of clause 13: (i) a proposal to the Operating Committee to form a ‘New Area Joint Venture’ (clause 9.1 JOA); or (ii) nomination of any entity other than TB2 as its nominee to participate in a New Area Joint Venture to be formed (clause 9.2 to 9.3 JOA); (d) exercise of default rights against another participant in the Joint Venture (clause 10.4(d) JOA); (e) withdrawal from the JOA and the Permits (clause 15.1 JOA); (f) the issuing of a notice relating to force majeure (clause 18 JOA); and (g) other notices to be provided under the JOA that are a Board Reserved Matter or a Shareholder Reserved Matter or that are connected to, or materially impacted by, a Board Reserved Matter or a Shareholder Reserved Matter. This restrictions in this clause shall apply mutatis mutandis to the equivalent clauses in the North FSDA JOA. 11.4 Dealing with Government Agencies and other stakeholders (a) The Shareholders and the Manager must, in relation to any dealings by the Group with Government Agencies in relation to the Permits (including under clause 13), afford a reasonable opportunity for a representative of each Shareholder to be present at any material meeting, call or other interaction with a Government Agency (or delegate of a Government Agency). The Shareholders and the Manager must give the other Shareholders no less than 5 Business Days’ notice at any such meeting, call or other interaction and must provide an overview of the context of the meeting prior to the meeting. (b) The Manager must provide a written report to the Board prior to each Board meeting summarising all meetings, communications and other engagement with any: (i) Government Agency; (ii) land owner or operator or pastoral lease holder;

Hamilton Locke Joint Venture and Shareholders Agreement 38 3461-1671-6089, v. 3 (iii) Native Title group or representative, since the last Board meeting (or report provided to the Board). For any material meetings, communications and other engagement, this report must be provided within 5 Business Days of the relevant meeting, communication or engagement. (c) The Shareholders, TBN and the Manager must, in relation to any dealings by the Group of the Manager or TBN with any stakeholders or potential stakeholders in relation to midstream operations, infrastructure or pipelines relating to the Permits or the Project, afford a reasonable opportunity for a representative of each Shareholder to be present at any material meeting, call or other interaction with a stakeholder or potential stakeholder (or delegate). The Manager must promptly provide a written report to the Board prior to each Board meeting summarising all meetings, communications and other engagement with any such stakeholders. 11.5 Work Programs and Budgets during the implementation of the Checkerboard Strategy (a) Subject to clauses 11.5(b) and 11.5(c), following the Amendment Date and during the implementation of the Checkerboard Strategy in respect of the North FSDA and the South FSDA, the existing Approved WP&B will continue to apply to operations in the North FSDA until the North FSDA RL has been granted, the New Area JOA has been executed and a new Work Program and Budget has been approved. (b) With effect on and from the date that the North FSDA RL is granted, the Parties shall be bound by the FSDA Agreed Well Schedule. To the extent of any conflict or inconsistency between the Agreed WP&B existing under the Original JOA at that point and the ‘Key Principles’ set out in the FSDA Agreed Well Schedule, the ‘Key Principles’ set out in the FSDA Agreed Well Schedule shall take precedence to the extent of the conflict or inconsistency. (c) On the earlier of the date that the North FSDA RL is granted and any date nominated by DWE following the Amendment Date, TBN in its role as Manager must use, and must procure that TB2 (in its role as Operator under the JOA) uses, best endeavours to amend the existing Approved WP&B to give effect to the ‘Key Principles’ set out in the FSDA Agreed Well Schedule, including by procuring that TB2 votes in favour of any Operating Committee vote or resolution related to this. The Shareholders and the Company must, and shall procure that TB2, takes all action reasonably necessary to give effect to the intent of this clause 11.5. (d) TBN in its role as Manager must, and must procure that TB2 (in its role as Operator under the JOA) must, submit the amendment to the existing Approved WP&B to give effect to the ‘Key Principles’ set out in the FSDA Agreed Well Schedule, or any new JOA in respect of the North FSDA, as a Development Work Program and Budget under the JOA. 12. Discoveries and Development and Production Work Programs and Budgets 12.1 Appraisal decision (a) If a Discovery is made, the Manager shall deliver to the Board any notice of Discovery required under the Permits or the Laws and shall as soon as possible, and prior to submitting to the Operating Committee, submit to the Board a report containing all available details concerning the Discovery and the Manager’s recommendation as to whether the Discovery merits Appraisal. (b) Within 10 days of receipt of the information referred to in clause 12.1(a), the Board must convene a meeting and make a decision as to whether the Discovery merits Appraisal by a Simple Majority Board Resolution.

Hamilton Locke Joint Venture and Shareholders Agreement 39 3461-1671-6089, v. 3 (c) If the Board does not make a positive determination that the Discovery merits Appraisal at the meeting convened under clause 12.1(b): (i) then any Director that voted against the decision must, as soon as reasonably practicable following the date of such Board meeting (and in any event within 5 Business Days), notify the other Board members in writing as to the reasons it had for voting as it did; and (ii) the Manager must amend and re-submit the information, taking into account any reasonable feedback received from any Director who voted against the decision, for the Board’s consideration within 10 Business Days and the Board will convene a meeting and re-consider the decision as if it was submitted pursuant to clause 12.1(a). (d) If the Board does not make a positive determination that the Discovery merits Appraisal at the meeting convened under clause 12.1(c)(ii), the matter shall be deemed to be a Deadlock Event. (e) If the Board determines that the Discovery merits Appraisal, the Manager shall: (i) procure that TB2 complies with the JOA obligations in relation to a Discovery (including submitting the required information to the Operating Committee); and (ii) prepare a draft Appraisal Work Program and Budget for the Appraisal of the Discovery and present it to the Board in accordance with clause 11.2. (f) Notwithstanding anything else in this clause, the Board shall be deemed to have made a positive determination that any Discovery in the North FSDA Area merits Appraisal. 12.2 Development Plan (a) If TB2, as Operator of the Joint Venture, determines that a Discovery may be a Commercial Discovery, the Manager shall deliver to the Board within 90 days of such determination a Development Plan together with the proposed Development Work Program and Budget for the first year of the Development Plan, and work schedule for the reminder of the Development Plan, meeting the requirements of the JOA (including clause 6.3 of the JOA). Notwithstanding this, to the extent that there is a Discovery in respect of the North FSDA, the Board and the Shareholders shall be deemed to have given approval for the Manager to proceed with the existing Approved WP&B in relation to the development of that Discovery until the Board approves a new Work Program and Budget. (b) Within 10 days of receipt of the information referred to in clause 12.2(a), the Board must convene a meeting and either approve or reject the Development Plan and the draft Work Program and Budget by a Simple Majority Board Resolution. (c) If the Board does not approve the Development Plan and the draft Work Program and Budget at the meeting convened under clause 12.2(b): (i) then any Director that voted against the decision must, as soon as reasonably practicable following the date of such Board meeting (and in any event within 5 Business Days), notify the other Board members in writing as to the reasons it had for voting as it did and provide any requests and recommendations to amend the Development Plan and/or the draft Work Program and Budget; and (ii) the Manager must amend and re-submit the information, taking into account any reasonable feedback received from any Director who voted against the decision, for the Board’s consideration within 10 Business Days and the

Hamilton Locke Joint Venture and Shareholders Agreement 40 3461-1671-6089, v. 3 Board will convene a meeting and re-consider the Development Plan and draft Work Program and Budget as if it was submitted pursuant to clause 12.2(a). (d) If the Board does not approve the Development Plan and draft Work Program and Budget at the meeting convened under clause 12.2(c)(ii), the matter shall be deemed to be a Deadlock Event. (e) If the Board approves the Development Plan and draft Work Program and Budget, the Manager shall procure that TB2 complies with the JOA obligations in relation to the Development Plan and draft Work Program and Budget (including submitting the required information to the Operating Committee). 12.3 Applying for a Retention Licence or a Production Licence (a) If drilling operations in the Permit Area have established the presence of Hydrocarbons and the Manager’s view is that the Hydrocarbons in the Permit Area would support an application under the Petroleum Act for a Retention Licence or a Production Licence, the Manager must, subject to first having complied with the requirements of clause 13, deliver to the Board the details required for an application for a grant of a Retention Licence or a Production Licence which must include a draft Work Program and Budget in connection with the proposed application. (b) Within 14 days of receipt of the information referred to in clause 12.3(a), the Board must convene a meeting and either approve or reject the decision to apply for a Retention Licence or a Production Licence (as applicable) and draft Work Program and Budget by a Simple Majority Board Resolution. (c) If the Board does not approve the decision to apply for a Retention Licence or a Production Licence (as applicable) and draft Work Program and Budget at the meeting convened under clause 12.3(b): (i) then any Director that voted against the decision to apply for a Retention Licence or a Production Licence (as applicable) and draft Work Program and Budget must, as soon as reasonably practicable following the date of such Board meeting (and in any event within 5 Business Days), notify the other Board members in writing as to the reasons it had for voting as it did and provide any requests and recommendations to amend the draft Work Program and Budget; and (ii) the Manager must amend and re-submit the details required for an application for a grant of a Retention Licence or a Production Licence and draft Work Program and Budget, taking into account any reasonable feedback received from any Director who voted against the draft Work Program and Budget, for the Board’s consideration within 10 Business Days and the Board will convene a meeting and re-consider the draft Work Program and Budget as if it was submitted pursuant to clause 12.3(a). (d) If the Board does not approve the decision to apply for a Retention Licence or a Production Licence (as applicable) and draft Work Program and Budget at the meeting convened under clause 11.2(h)(ii), the matter shall be deemed to be a Deadlock Event. (e) If the Board approves the decision to apply for a Retention Licence or a Production Licence (as applicable) and draft Work Program and Budget, the Manager shall procure that TB2 complies with the JOA obligations in relation to the application for a Retention Licence or a Production Licence (as applicable) and draft Work Program and Budget (including submitting the required information to the Operating Committee).

Hamilton Locke Joint Venture and Shareholders Agreement 41 3461-1671-6089, v. 3 (f) This clause 12.3 shall not apply to any Retention Licences or Production Licences applied for under the Checkerboard Strategy in clause 13, such Retention Licence and Production Licence applications to be solely governed by the terms of clause 13. To the extent that there is any conflict or inconsistency between this clause 12.3 and clause 13, clause 13 shall prevail to the extent of that conflict or inconsistency. 13. Checkerboard Strategy 13.1 Meaning of Checkerboard Strategy (a) Checkerboard Strategy means an approach to dealing with the Permits whereby Tamboran and DWE will pursue a split of TB2’s interest in the Permits in the manner set out in this clause 13 such that the Shareholders, or Nominees of the Shareholders, hold a direct equity interest in Retention Licences and Petroleum Licences granted from the Permits (other than in respect of the North FSDA). (b) The Parties agree and acknowledge that DWE and Tamboran have each selected and allocated blocks of acreage (the Checkerboard Blocks) to be held by DWE (or its Nominee) and Tamboran (or its Nominee) as shown in the Checkerboard Map. Retention Licences or Production Licences covering the Checkerboard Blocks will be held, applied for, transferred and operated on in accordance with the process set out in this clause 13. 13.2 Tranche 1 - North and South FSDA (a) The Shareholders agree and acknowledge that: (i) the North FSDA will remain held by TB2 and Falcon and governed by a New Area JOA, this Agreement and the Management Services Agreement (with TBN as Manager); (ii) the South FSDA will be held by Tamboran (or its Nominee), DWE (or its Nominee) and Falcon and governed by a New Area JOA (with DWE or its Nominee as Operator); (iii) it is intended that the DSUs (for each DSU Working Interest) remain in place in respect of the North FSDA and the South FSDA and, unless otherwise agreed by the Shareholders, the Shareholders and the Manager shall use their best endeavours to ensure that any New Area JOA is amended to reflect this (in relation to any portion of an existing DSU that is over the area to which that New Area JOA applies). (b) As soon as reasonably practicable following the Amendment Date, the Shareholders and the Company must, and shall procure that TB2, takes all action reasonably necessary to procure that: (i) the North FSDA and the South FSDA will each be nominated as a New Permit Area under the Original JOA; (ii) the Operating Committee votes on any matter required to give effect to the ‘Checkerboard Strategy’ applying in respect of the North FSDA and the South FSDA and, if required, the Participants agree to propose amendments to the Original JOA to give effect to the Checkerboard Strategy; and (iii) TB2 votes in favour of the Operating Committee vote or resolution that the North FSDA and the South FSDA are each designated as a New Permit Area under the JOA and any other matter required to give effect to the ‘Checkerboard Strategy’ applying in respect of the North FSDA and the South FSDA.

Hamilton Locke Joint Venture and Shareholders Agreement 42 3461-1671-6089, v. 3 (c) Following the approval by the Operating Committee under the JOA of the matters contemplated by clause 13.2(b)), TBN in its role as Manager must use, and must procure that TB2 (in its role as Operator under the JOA) uses best endeavours to: (i) as soon as reasonably practicable, procure that the Participants apply for a separate Retention Licence over each of the North FSDA and the South FSDA, including applying for any Authorisations, and each of the Parties must provide all assistance reasonably required by TBN in order to give effect to this; (ii) apply for the North FSDA RL and the South FSDA RL simultaneously, or as nearly as possible to simultaneously; (iii) subject to any JOA provisions, use its best endeavours to apply for the North FSDA RL and the South FSDA RL within 30 days of the Amendment Date; (iv) take all necessary action to progress the North FSDA RL and the South FSDA RL to grant at the same time, or as close to the same time as is reasonably practical; and (v) approve and enter into the New Area JOA over the North FSDA and South FSDA in accordance with the JOA (or such other JOA as agreed between the Shareholders and Falcon). (d) Unless expressly stated otherwise in this Agreement, following the Amendment Date the Parties acknowledge that: (i) whilst a New Area JOA will be entered into in relation to the North FSDA: (A) TB2 and Falcon will continue to be the Participants under that New Area JOA; (B) this Agreement will continue to govern TB2, the Company and the Shareholders in respect of Operations over the North FSDA; and (C) unless replaced in accordance with this Agreement or the Management Services Agreement, TBN will continue as Manager in respect of Operations over the North FSDA; (ii) it is the Parties’ intention that: (A) Tamboran (or its Nominee), DWE (or its Nominee) and Falcon will be the Participants under the New Area JOA that governs the South FSDA; (B) Operations over the South FSDA will be governed by the relevant New Area JOA and not this Agreement; and (C) DWE (or its Nominee) will be appointed as Operator in respect of Operations over the South FSDA. (e) Immediately following the grant of the South FSDA, the Shareholders and the Company must, and shall procure that TB2, takes all action reasonably necessary to transfer TB2’s interest in the South FSDA to Tamboran (or its Nominee) and DWE (or its Nominee) in the South FSDA Proportions, subject to obtaining any required approvals and consents, including any regulatory approvals. (f) The Parties agree to promptly take all action reasonably required to give effect to the rights and obligations of the respective Parties under this clause so as to ensure that the North FSDA RL is granted, and the South FSDA RL is granted and transferred, as contemplated by this clause 13.2 as soon as reasonably practicable after the

Hamilton Locke Joint Venture and Shareholders Agreement 43 3461-1671-6089, v. 3 Amendment Date. From the Amendment Date, the Manager and the Shareholders agree to take all commercially reasonable steps to: (i) procure that any consent is obtained and/or deed of novation or assignment and assumption (or similar deed) is entered into in relation to, or for the purposes of, the transfer of any third party agreements; and (ii) transfer or assign any licences and approvals, required to be transferred in connection with the grant or transfer of the North FSDA RL and the South FSDA RL (which such transfer or assignment to take effect from the date of transfer of the North FSDA RL and the South FSDA RL (as applicable). (g) If either of the following occur: (i) the North FSDA RL and the South FSDA RL have not both been applied for by 15 July 2025; or (ii) the South FSDA RL, along with a BUG Agreement to produce appraisal gas from the South FSDA RL has not been transferred to Tamboran (or its Nominee) and DWE (or its Nominee) by 31 December 2025, then DWE may, at its sole election by notice in writing to Tamboran, elect to assume the role of Manager under this Agreement. If DWE elects to assume the role of Manager under this clause: (iii) no further Management Committee vote shall be required; (iv) the Parties shall comply with the requirements of clauses 9.4(e) and 9.4(f) in relation to the replacement of TBN with DWE as Manager; and (v) TBN shall provide the Transitional Services to DWE (unless DWE notifies TBN that it does not require TBN to provide the Transitional Services). (h) The timeframe in clause 13.2(g)(ii) shall be extended by up to a maximum of 6 months if a third party commences litigation or proceedings that results in the Retention License (or Production License as applicable) not being granted. 13.3 Tranche 2 – Dev A++ and Dev B (a) Unless an earlier date is otherwise nominated in writing by DWE, this clause 13.3 only applies following the point in time at which the North FSDA has been granted and the South FSDA has been granted and transferred to Tamboran (or its Nominee) and DWE (or its Nominee) (Tranche 2 Date). (b) As soon as reasonably practicable following the Tranche 2 Date, the Shareholders and the Company must, and shall procure that TB2, takes all action reasonably necessary to procure that: (i) the Dev A++ Area and the Dev B Area will each be nominated as a New Permit Area under the JOA; (ii) the Operating Committee votes on any matter required to give effect to the ‘Checkerboard Strategy’ applying in respect of the Dev A++ Area and the Dev B Area and, if required, the Participants agree to amendments to the New Area JOA to give effect to the Checkerboard Strategy; and (iii) TB2 votes in favour of the Operating Committee vote or resolution that the Dev A++ Area and the Dev B Area are each designated as a New Permit Area under the JOA and any other matter required to give effect to the ‘Checkerboard Strategy’ applying in respect of the Dev A++ Area and the Dev B Area.

Hamilton Locke Joint Venture and Shareholders Agreement 44 3461-1671-6089, v. 3 (c) Following the approval by the Operating Committee under the JOA of the matters contemplated by clause 13.3(b)), TBN in its role as Manager must use, and must procure that TB2 (in its role as Operator under the JOA) uses best endeavours to: (i) as soon as reasonably practicable, procure that the Participants apply for a separate Retention Licence over each of the Dev A++ Area and the Dev B Area, including applying for any Authorisations, and each of the Parties must provide all assistance reasonably required by TBN in order to give effect to this; (ii) apply for the Dev A++ RL and the Dev B RL simultaneously, or as nearly as possible to simultaneously; (iii) take all necessary action to progress the Dev A++ RL and the Dev B RL to grant at the same time, or as close to the same time as is reasonably practical; (iv) subject to the JOA processes set out above, apply for the Dev A++ RL and the Dev B RL as soon as reasonably practicable after the Tranche 2 Date or at such earlier time that DWE may nominate (at its sole discretion); (v) approve and enter into the New Area JOA (or such other JOA as agreed between the Shareholders and Falcon) over the Dev A++ Area and the Dev B Area in accordance with the JOA. (d) Unless expressly stated otherwise in this Agreement, following the Tranche 2 Date the Parties acknowledge that it is the Parties’ intention that: (i) Tamboran (or its Nominee) and Falcon will be the Participants under the New Area JOA that governs the Dev A++ Area, unless DWE has paid the ‘Consideration’ under the Tranche 2 SPA in which case DWE (or its Nominee) will also be a Participant; (ii) DWE (or its Nominee) and Falcon will be the Participants under the New Area JOA that governs the Dev B Area; (iii) Operations over the Dev A++ Area and the Dev B Area will be governed by the relevant New Area JOA and not this Agreement; and (iv) Tamboran (or its Nominee) will be appointed as Operator in respect of the Dev A++ Area and DWE (or its Nominee) will be appointed as Operator in respect of the Dev B Area. (e) Immediately following the grant of both the Dev A++ Area and the Dev B Area and: (i) if DWE has paid the ‘Consideration’ under the Tranche 2 SPA, the Shareholders and the Company must, and shall procure that TB2 must, take all action reasonably necessary to transfer TB2’s interest in the Dev A++ Area to Tamboran (or its Nominee) and DWE (or its Nominee) in the Tranche 2 Proportions, subject to obtaining any required approvals and consents, including any regulatory approvals; and (ii) if DWE has not paid the ‘Consideration’ under the Tranche 2 SPA, the Shareholders and the Company must, and shall procure that TB2, takes all action reasonably necessary to transfer TB2’s interest in the Dev A++ Area to Tamboran (or its Nominee), subject to obtaining any required approvals and consents, including any regulatory approvals. (f) The Parties agree to promptly take all action reasonably required to give effect to the rights and obligations of the respective Parties under this clause so as to ensure that the Dev A++ RL and the Dev B RL are granted and transferred, as contemplated by

Hamilton Locke Joint Venture and Shareholders Agreement 45 3461-1671-6089, v. 3 this clause 13.3 as soon as reasonably practicable after the Tranche 2 Date. From the Tranche 2 Date, the Manager and the Shareholders agree to take all commercially reasonable steps to: (i) procure that any consent is obtained and/or deed of novation or assignment and assumption (or similar deed) is entered into in relation to, or for the purposes of, the transfer of any third party agreements; and (ii) transfer or assign any licences and approvals, required to be transferred in connection with the grant or transfer of the Dev A++ RL and the Dev B RL (which such transfer or assignment to take effect from the date of transfer of the Dev A++ RL and the Dev B RL (as applicable). (g) If either of the following occur: (i) the Dev A++ RL and the Dev B RL have not both been applied for by 31 March 2026 (other than where DWE has delayed the application date under a nomination DWE has made under clause 13.2(c)(iv)); or (ii) the Dev A++ RL and the Dev B RL have not been transferred to the relevant parties in accordance with clause 13.3 by 30 September 2026, then DWE may, at its sole election by notice in writing to TBN and Tamboran, elect to assume the role of Manager under this Agreement. If DWE elects to assume the role of Manager under this clause: (iii) no further Management Committee vote shall be required; (iv) the Parties shall comply with the requirements of clauses 9.4(e) and 9.4(f) in relation to the replacement of Tamboran with DWE as Manager; and (v) TBN shall provide the Transitional Services to DWE (unless DWE notifies TBN that it does not require TBN to provide the Transitional Services). (h) The timeframe in clause 13.3(g)(ii) shall be extended by up to a maximum of 6 months if a third party commences litigation or proceedings that results in the Retention License (or Production License as applicable) not been granted. 13.4 Tranche 3: Procedure for the Remaining Permit Areas (a) Unless there is less than 12 months left in the term of any of the Permits (in which case the clause will apply immediately to all Permits), this clause 13.4 only applies following the point in time at which the Dev A++ RL and the Dev B RL have been granted and transferred to Tamboran (or its Nominee) and DWE (or its Nominee), as applicable. (b) No less than 12 months prior to the end date of each of the Exploration Permits or as otherwise agreed by DWE and Tamboran, the Shareholders and the Company must, and shall procure that TB2, takes all action reasonably necessary to procure that: (i) Retention Licences are applied for over the Remaining Checkerboard Blocks and each of the Remaining Checkerboard Blocks will be nominated as a New Permit Area under the JOA; (ii) the Retention Licences over the Remaining Checkerboard Blocks will be applied for in pairs (unless a Shareholder fails to nominate a Checkerboard Block to progress within 14 days of request), with each of Tamboran and DWE nominating Checkerboard Blocks within its selected acreage (as set out in the Checkerboard Map) and Tamboran must nominate the C10 Area as its first Checkerboard Block. Each of Tamboran and DWE may select that multiple contiguous Checkerboard Blocks be included into a single RL

Hamilton Locke Joint Venture and Shareholders Agreement 46 3461-1671-6089, v. 3 (provided that, if any Checkerboard Blocks cross over multiple Permits, the Petroleum Act (or regulations) or DME practices permit a Retention Licence to be applied for / granted; (iii) the Operating Committee votes on any matter required to give effect to the ‘Checkerboard Strategy’ applying in respect of the Remaining Checkerboard Blocks and, if required, the Participants agree to amendments to the New Area JOA to give effect to the Checkerboard Strategy; and (iv) TB2 votes in favour of the Operating Committee vote or resolution that the Remaining Checkerboard Blocks are each designated as a New Permit Area under the JOA and any other matter required to give effect to the ‘Checkerboard Strategy’ applying in respect of the Remaining Checkerboard Blocks. (c) Following the approval by the Operating Committee under the JOA of the matters contemplated by clause 13.4(b)), TBN in its role as Manager must use, and must procure that TB2 (in its role as Operator under the JOA) uses best endeavours to: (i) procure that the Participants apply for a separate Retention Licence over each of the selected pair of Remaining Checkerboard Blocks, including applying for any Authorisations; (ii) apply for Retention Licences over the selected pair of Remaining Checkerboard Blocks simultaneously, or as nearly as possible to simultaneously; (iii) take all necessary action to progress the selected pair of Remaining Checkerboard Blocks to grant at the same time, or as close to the same time as is reasonably practical; (iv) subject to the JOA processes set out above, apply for Retention Licences over the selected pair of Remaining Checkerboard Blocks; (v) approve and enter into the New Area JOA (or such other JOA as agreed between the Shareholders and Falcon) over the selected pair of Remaining Checkerboard Blocks. (d) Unless expressly stated otherwise in this Agreement, the Parties acknowledge that it is the Parties’ intention that: (i) Tamboran (or its Nominee) and Falcon will be the Participants in respect of the Tamboran Checkerboard Blocks and DWE (or its Nominee) and Falcon will be the Participants in respect of the DWE Checkerboard Blocks; (ii) Operations over the selected pair of Remaining Checkerboard Blocks will be governed by the relevant New Area JOA and not this Agreement; and (iii) Tamboran (or its Nominee) will be appointed as Operator in respect of the Tamboran Checkerboard Blocks and DWE (or its Nominee) will be appointed as Operator in respect of the DWE Checkerboard Blocks. (e) Immediately following the grant of the Retention Licence over the relevant Remaining Checkerboard Block, the Shareholders and the Company must, and shall procure that TB2, takes all action reasonably necessary to transfer: (i) if DWE has paid the ‘Consideration’ under the Tranche 2 SPA, the Shareholders and the Company must, and shall procure that TB2 must, take all action reasonably necessary to transfer TB2’s interest in the C10 Area to Tamboran (or its Nominee) and DWE (or its Nominee) in the C10

Hamilton Locke Joint Venture and Shareholders Agreement 47 3461-1671-6089, v. 3 Proportions, subject to obtaining any required approvals and consents, including any regulatory approvals; (ii) TB2’s interest in any Tamboran Remaining Checkerboard Block to Tamboran (or its Nominee); (iii) TB2’s interest in any DWE Remaining Checkerboard Block to DWE (or its Nominee), subject to obtaining any required approvals and consents, including any regulatory approvals. (f) The Manager and the Shareholders agree to take all commercially reasonable steps to: (i) procure that any consent is obtained and/or deed of novation or assignment and assumption (or similar deed) is entered into in relation to, or for the purposes of, the transfer of any third party agreements; and (ii) transfer or assign any licences and approvals, required to be transferred in connection with the grant or transfer of the Retention Licences granted over the Remaining Checkerboard Blocks (which such transfer or assignment to take effect from the date of transfer of the relevant Remaining Checkerboard Block (as applicable). (g) Following the transfer of the Retention Licence over the selected pair of Remaining Checkerboard Blocks to Tamboran (or its Nominee) and DWE (or its Nominee), this process shall be repeated for the next pair of Remaining Checkerboard Blocks, and so on. 13.5 General obligations on implementing the Checkerboard Strategy (a) In carrying out its obligations and duties under clauses 13.2, 13.3 or 13.4, the Shareholders must: (i) consult regularly with each other in relation to the approach; and (ii) comply with the requirements of clause 11.4. (b) The Shareholders, the Manager, TBN and the Group Companies may agree to apply for Production Licences rather than Retention Licences over some of the Checkerboard Blocks and, if they do, this clause 13 shall apply as if any references to a Retention Licence herein were references to a Production Licence. The Manager shall be entitled to recover from a Shareholder all reasonable costs or expenses, including internal costs or expenses, incurred (net of any GST input tax credit that is available in respect of the costs or expenses) in performing its obligations under this document should a Shareholder request a Production License instead of a Retention License and those costs are not entitled to be charged for under the relevant JOA, to the extent that such costs or expenses are reasonably attributable to the work in connection with application and grant of a Production License and includes all Applications and Development Approvals procured for same. (c) The Shareholders, the Manager, TBN and the Group Companies must each: (i) do all things and execute all further documents necessary to give full force and effect to the process, procedures and intended outcomes of clause clauses 13.2, 13.3 and 13.4, including applying for and seeking any approvals and consents required in order to implement the Checkerboard Strategy;

Hamilton Locke Joint Venture and Shareholders Agreement 48 3461-1671-6089, v. 3 (ii) ensure that any Board or Shareholder approvals, votes or resolutions that are consistent with the implementation of the Checkerboard Strategy are passed or approved; and (iii) use its best endeavours to procure that TB2 progresses the Checkerboard Strategy in an expedient manner as is reasonably practicable as outlined in this clause 13 (including enforcing its rights under the JOA, if required). (d) To the extent that: (i) an amendment to this Agreement contravenes the Macquarie Priority Deed; and (ii) Macquarie notifies a Party of that contravention (which must immediately be notified to the other Party), that amendment shall not apply unless and until Macquarie’s consent has been obtained under the Macquarie Priority Deed. If this occurs, the Parties agree to use their commercial best endeavours to obtain Macquarie’s consent under the Macquarie Priority Deed as soon as reasonably practicable. (e) DWE and Tamboran agree that, throughout the implementation of the Checkerboard Strategy, the 75 larger DSUs set out in clause 9.2(b) of the Original JOA will be divided up between the parties with DWE being granted 38 and Tamboran 37. The parties undertake to take all action necessary, including under the relevant JOAs, to give effect to this. 13.6 Technical Committee’s involvement in the Checkerboard Strategy (a) Either Foundation Shareholder may direct the Technical Committee to provide a recommendation to the Board in relation to the proposed Checkerboard Strategy and the Technical Committee must, acting in good faith, consider the best approach to implementing the Checkerboard Strategy, including considering: (i) any issues identified in relation the approach to the relevant Northern Territory Government Agencies in connection with the Checkerboard Strategy; (ii) engagement with native title holders, including matters relating to the negotiation and registration of an ILUA, in connection with the Checkerboard Strategy; (iii) the most appropriate way to implement the Checkerboard Strategy; (iv) the approvals and consents required in order to implement the Checkerboard Strategy; (v) the terms of agreements required between DWE and Tamboran, or DWE and TB2 or the Company, following implementation of the Checkerboard Strategy; and (vi) any other issues identified in relation to the Checkerboard Strategy, and present a written report to DWE and Tamboran in relation to its recommendation within 30 days. Each Shareholder may appoint alternative members of the Technical Committee as constituted for the purposes of this clause to those ordinarily appointed under clause 10.2 (subject to the number of members constituting the Technical Committee for these purposes still being limited to the numbers provided in clause 10.2) and the Shareholders shall, if directed by DWE, constitute a new sub-committee for the purposes of considering the best approach to implementing the Checkerboard Strategy.

Hamilton Locke Joint Venture and Shareholders Agreement 49 3461-1671-6089, v. 3 (b) Where a direction is received under clause 13.6(a) or where otherwise directed by DWE (acting reasonably), the Manager shall use its best endeavours to arrange a meeting for the Foundation Shareholders with the relevant Northern Territory Government Agency to discuss the Checkerboard Strategy, the rationale for it and potential methods of implementation under the Petroleum Act, for the purposes of informing the Technical Committee's recommendation to be given in accordance with clause 13.6(a) and the Board's consideration of that recommendation. (c) Where, following a reasonable level of consultation with the relevant Northern Territory Government Agencies, it becomes apparent that the Minister will not, or is unlikely to, provide the Approvals required to implement the Checkerboard Strategy as envisaged in this clause 13 but may or is likely to, provide its approval to implement the Checkerboard Strategy in a different manner that is acceptable to DWE, the Technical Committee will: (i) provide a recommendation to the Board as to how best to proceed in an alternative manner consistent with the Northern Territory Government Agency communication; and (ii) provide advice as to the consequences for the Shareholders and TB2 if the Checkerboard Strategy is implemented without the required Northern Territory Government Agency approvals required to implement it. (d) If the Checkerboard Strategy is to be implemented via the formation of a New Permit Area and a New Area Joint Venture (under clause 12 of the Original JOA), the Shareholders and the Manager must procure that TB2: (i) proposes to the Operating Committee, and votes in favour of, the formation of a New Permit Area and a New Area Joint Venture (under clause 12 of the JOA) covering the relevant part of the Permit Area; (ii) nominates the relevant Shareholder (as determined in accordance with the relevant process in this clause 13 as the participant in the New Area Joint Venture (in place of TB2) or nominates TB2 in relation to the North FSDA; and (iii) complies with and progresses the requirements of clause 12 of the JOA in relation to the above nominated New Area Joint Venture (which includes signing and implementing the requirements of the New Area Transitional and Interface Deed). 13.7 Legacy Liabilities Notwithstanding the implementation of the Checkerboard Strategy, the decommissioning and rehabilitation costs associated with vertical exploration wells Kalala S-1, Beetaloo W-1, and Velkerri-76 (Legacy Wells) are to be shared evenly by the Shareholders on the following basis: (a) if any of the Legacy Wells are located in a Checkerboard Block (or a Retention Licence or Production Licence granted in respect of a Checkerboard Block) that is not held equally by DWE (or its Nominee) and Tamboran (or its Nominee), DWE and Tamboran agree to share equally the proportion of the decommissioning and rehabilitation costs (regardless of which permit holder is obligated under the Petroleum Act or the terms and conditions of the relevant permit to pay for those costs); (b) the party holding the interest in the relevant Checkerboard Block (or a Retention Licence or Production Licence granted in respect of a Checkerboard Block) on which the Legacy Wells are located agrees to provide information related to the decommissioning and rehabilitation costs (including the associated activities) to the

Hamilton Locke Joint Venture and Shareholders Agreement 50 3461-1671-6089, v. 3 other party, including copies of the relevant cash calls, supporting information and any other information that the other party may reasonably request; and (c) the party that does not hold a direct interest in the Checkerboard Block (or a Retention Licence or Production Licence granted in respect of a Checkerboard Block) on which the Legacy Wells are located shall be liable to make its 50% payment of the decommissioning and rehabilitation costs at the same time as the party holding a direct interest in the relevant Checkerboard Block (or a Retention Licence or Production Licence granted in respect of a Checkerboard Block) on which the Legacy Wells are located. This clause survives termination or expiry of this Agreement. 13.8 Progression of Operations (a) In conjunction with progressing the Checkerboard Strategy and subject to what has been agreed between the Shareholders’ Affiliates in respect of the SPCF and related midstream infrastructure, Tamboran and DWE agree to work together on all gas sales contracts and infrastructure required to give effect to the Checkerboard Strategy, including but not limited to long-haul pipelines, gas gathering, processing and interconnection to local and intrastate pipelines until a new long-haul pipeline is built to a size of around or greater than 1 Bcf/d of capacity to the east coast or Darwin. (b) Whilst it remains Manager, TBN shall have carriage of the negotiations in relation to the ILUA that is currently being negotiated over the ILUA Area provided that: (i) it must keep DWE regularly informed of the status of those negotiations and permit a DWE representative to attend all meetings and calls (including by giving reasonable notice to DWE); (ii) it must ensure that the ILUA that is entered into, or a commensurate agreement that facilitates the granting of a Production License, expressly caters for the implementation of the Checkerboard Strategy; and (iii) notwithstanding anything else in this Agreement, it must not enter into the ILUA unless it has first obtained the express prior written consent of DWE. (c) The Parties agree and acknowledge that the benefit of the BUG Agreement, and any related DME approvals, licences or consents under s57AAA of the Petroleum Act) may, unless unanimously agreed by DWE and Tamboran, only be used in respect of the North FSDA RL and the South FSDA RL. (d) TBN, in its role as Manager, must procure that TB2 (in its role as Operator under the JOA): (i) undertakes all work necessary, including applying for any Authorisations, required to obtain all Development Approvals needed to commence Production from each of the Checkerboard Blocks within the North FSDA, the South FSDA, the Dev A++ Area and the Dev B Area; (ii) applies for and diligently progresses the DME approvals, licences or consents under s57AAA of the Petroleum Act in respect of EP 117 as soon as practicable after the Amendment Date; and (iii) if directed by DWE in its sole discretion, applies for, and progresses to grant, Production Licences over the area of North FSDA, the South FSDA, the Dev A++ Area and the Dev B Area, and undertakes all work necessary, including applying for any Authorisations, required to obtain all Development Approvals needed to commence Production from that area, and each Party must provide all assistance reasonably required by TBN in order to give effect to this.

Hamilton Locke Joint Venture and Shareholders Agreement 51 3461-1671-6089, v. 3 13.9 Gas Sale Agreements (a) With effect from the Amendment Date, TBN and Tamboran each grant DWE an irrevocable option to back-in to any Gas Sale Agreement for the first 0.5 bcf/d that Tamboran, TBN or any of their Affiliates enters into, or proposed to enter into, with any counterparty that either Tamboran, TBN or any of their Affiliates: (i) has signed an agreement or arrangement with (including all non-binding agreements or arrangements) prior to the Amendment Date and TBN and, subject to compliance with Laws and applicable confidentiality restrictions (provided that Tamboran and TBN must use each their best endeavours to obtain consent to provide the agreements should that be required under any confidentiality restrictions), Tamboran must provide a list of these agreements or arrangement to DWE on request; or (ii) after the Amendment Date and up until the date that is 24 months after Retention Licences or Production Licences have been granted in respect of all of the Checkerboard Blocks. (b) DWE’s back-in right to the Gas Sale Agreements shall be on the following terms: (i) if the Gas Sale Agreement has already been signed by Tamboran, TBN or any of their Affiliates prior to the Amendment Date, the relevant party shall assign a 50% interest in the Gas Sale Agreement to DWE or its Nominee; (ii) DWE’s rights to a 50% interest shall be on the same terms and conditions that Tamboran, TBN or any of their Affiliates has under the relevant Gas Sale Agreement; (iii) Tamboran must notify DWE when it commences negotiations of any Gas Sale Agreement with any counterparty and must ensure that the Gas Sale Agreement contains terms that are consistent with this clause; (iv) DWE may elect to exercise its back-in right by notice in writing to Tamboran; and (v) Tamboran, TBN or any of their Affiliates must not sign any such Gas Sale Agreement unless and until DWE has been given no less than 10 Business Days’ notice and a copy of the final form of the Gas Sale Agreement (and if DWE elects to exercise its option to back-in to the Gas Sale Agreement, the parties must sign the Gas Sale Agreement at the same time). (c) This clause 13.9 will cease to apply in respect of a Gas Sale Agreement, or multiple Gas Sale Agreements, and will have no further effect if: (i) a party forms the reasonable view, supported by independent legal advice, at any time, that giving or continuing to give effect to this clause 13.9 may contravene any Law or any notice, order, regulation, direction or decision of any Government Agency; and (ii) that party gives written notice to that effect to the other party. (d) This clause survives termination or expiry of this Agreement. 13.10 Infrastructure (a) With effect from the Amendment Date, TBN and Tamboran (on behalf of TBN and Tamboran and each of their Affiliates) (Infrastructure Parties) grant DWE (or its Nominee) an irrevocable option to participate at an interest of 50%, on the same commercial terms as the relevant Infrastructure Party (or Infrastructure Parties) and any of its joint venture partners (if applicable), in any and all infrastructure projects

Hamilton Locke Joint Venture and Shareholders Agreement 52 3461-1671-6089, v. 3 that the relevant Infrastructure Parties are participating in, developing, constructing or otherwise involved in, that are in or connected to the Beetaloo Basin including but not limited to pipelines, sand mines, water infrastructure, or any other infrastructure that enables the development of the Beetaloo Basin (Infrastructure Project). (b) If DWE (or its Nominee) wishes to exercise its option in respect of an Infrastructure Project under this clause it must do so within 90 days of the relevant Infrastructure Party giving to DWE (or its Nominee) notice of the commercial terms, which must be the same as the commercial terms on which the relevant Infrastructure Party is participating in, developing, constructing or otherwise involved in that Infrastructure Project. The notice issued by the relevant Infrastructure Party must contain sufficient details of the Infrastructure Project and the commercial terms (including, to the extent applicable, a copy of any documents that have been agreed with third parties in relation to the relevant Infrastructure Project). The relevant Infrastructure Party and TBN must, during the 90 day period, meet and confer with DWE (at DWE’s request) in relation to the proposed Infrastructure Project and promptly provide any additional information that DWE may reasonably require. (c) Failure by DWE to exercise the option in this 90 day period will be deemed to be rejection of the option upon which the option (in respect of the relevant Infrastructure Project) will expire. (d) The parties must act reasonably and in good faith in exercising their rights under this clause 13.10. This clause 13.10 survives termination or expiry of this Agreement. 13.11 Replacement of Manager (a) Subject to clause 13.11(b), if either: (i) Tamboran fails to fully participate in all Commitment Wells to the maximum of its Participating Interest and take its proportionate share of any non- consenting interest in the Commitment Wells that Falcon does not take up; (ii) the two Year 1 Commitment Wells have not been executed in compliance with the requirements of Annexure E by the dates set out therein; (iii) the two Year 2 Commitment Wells have not been executed in compliance with the requirements of Annexure E by the dates set out therein; (iv) the two Year 3 Commitment Wells have not been executed in compliance with the requirements of Annexure E by the dates set out therein, then DWE may, at its sole election by notice in writing to Tamboran and TBN, elect to assume the role of Manager under this Agreement. (b) DWE’s right to replace TBN as Manager under clause 13.11(a) does not apply in respect of any Commitment Wells that are being executed by DWE. (c) If DWE elects to assume the role of Manager under this clause: (i) no further Management Committee vote shall be required; (ii) the Parties shall comply with the requirements of clauses 9.4(e) and 9.4(f) in relation to the replacement of TBN as Manager; and (iii) TBN shall provide the Transitional Services to DWE (unless DWE notifies TBN that it does not require TBN to provide the Transitional Services). 13.12 Transfer of South FSDA interest (a) TBN and Tamboran agree and acknowledge that Tamboran’s failure to fully participate in all Commitment Wells or to execute the Year 1,2 and 3 Commitment

Hamilton Locke Joint Venture and Shareholders Agreement 53 3461-1671-6089, v. 3 Wells in accordance with Annexure E will, or will be reasonably likely to, cause DWE or its Affiliates to suffer loss and that Tamboran has agreed to the transfer of its interest in the South FSDA JV (including its interest in the South FSDA RL and its DSU Working Interest in any DSUs located within the South FSDA), or its interest in the South FSDA (if the South FSDA RL has not been granted), as set out in clause 13.12(b) to compensate DWE for that loss. (b) Subject to clause 13.12(c), if either: (i) Tamboran fails to fully participate in all Commitment Wells to the maximum of its Participating Interest and take its proportionate share of any non- consenting interest in the Commitment Wells that Falcon does not take up; (ii) the two Year 1 Commitment Wells have not been executed in compliance with the requirements of this Annexure E by the dates set out herein; (iii) the two Year 2 Commitment Wells have not been executed in compliance with the requirements of this Annexure E by the dates set out herein; or (iv) the two Year 3 Commitment Wells have not been executed in compliance with the requirements of this Annexure E by the dates set out herein, Tamboran covenants, at DWE’s sole election, to transfer its interest in the South FSDA JV (including its interest in the South FSDA RL and its DSU Working Interest in any DSUs located within the South FSDA), or its interest in the South FSDA (if the South FSDA RL has not been granted), to DWE for consideration of $1.00. (c) DWE’s right to elect to acquire Tamboran’s interest in the South FSDA JV (including its interest in the South FSDA RL and its DSU Working Interest in any DSUs located within the South FSDA), or its interest in the South FSDA (if the South FSDA RL has not been granted), does not apply in respect of any Commitment Wells that are being executed by DWE. (d) The Shareholders, the Manager, TBN and the Group Companies must each: (i) take all action, including signing any documents and obtaining any consents or approvals, to give effect to the transfer contemplated by clause 13.12(b); and (ii) use their best endeavours to ensure that any Board or Shareholder approvals, votes or resolutions (including under the relevant JOA that governs the South FSDA JV) that are required to transfer TBN’s South FSDA Interest to DWE (or its Nominee) are obtained (including procuring that Tamboran or its Nominee vote in favour). (e) To the extent that either TB2 remains the holder of the South FSDA RL, or the South FSDA RL is not granted, TBN and Tamboran each acknowledge that, should DWE require (or have a right to require) Tamboran to transfer its interest in the South FSDA JV (including its interest in the South FSDA RL and its DSU Working Interest in any DSUs located within the South FSDA), TB2 holds Tamboran’s interest in the South FSDA (including its DSU Working Interest in any DSUs located within the South FSDA) on trust for the benefit of DWE and must act on the direction of DWE in relation to such interest. The Parties must take all actions reasonably required to give effect to this. 13.13 Transfer of North FSDA DSU Working Interest and North FSDA RL (a) TBN and Tamboran agree and acknowledge that if the Tamboran Midstream Parties fail to comply with their obligations to pay any cash call they are required to pay under the Unitholders’ and Shareholders’ Deed, this will, or will be reasonably likely to,

Hamilton Locke Joint Venture and Shareholders Agreement 54 3461-1671-6089, v. 3 cause DWE and/or its Affiliates to suffer loss in connection with the upstream Joint Ventures. (b) To compensate DWE and/or its Affiliates for that loss, if: (i) a DWE Midstream Party has assumed the role of Manager under the Unitholders’ and Shareholders’ Deed; and (ii) the Tamboran Midstream Parties fail to pay any cash call they are required to pay under the Unitholders’ and Shareholders’ Deed, and have not remedied that failure within 3 Business Days’ of notice under the Unitholders’ and Shareholders’ Deed, then: (iii) if the North FSDA RL has not been granted at that time, Tamboran covenants, at DWE’s sole election, to transfer its DSU Working Interest in the DSUs that fall within the North FSDA (North FSDA DSUs) to DWE for consideration of $1.00; or (iv) if the North FSDA RL has been granted at that time, Tamboran or TBN (whichever holds the interest in the North FSDA RL) covenants, at DWE’s sole election, to transfer its entire interest in the North FSDA RL (including its DSU Working Interest in each of the North FSDA DSUs) to DWE for consideration of $1.00. (c) The Shareholders, the Manager, TBN and the Group Companies must each: (i) take all action, including signing any documents and obtaining any consents or approvals, to give effect to any transfer contemplated by clause 13.13(b); and (ii) use their best endeavours to ensure that any Board or Shareholder approvals, votes or resolutions (including under the relevant JOA that governs the North FSDA JV) that are required to give effect to any transfer contemplated by clause 13.13(b) are obtained (including procuring that Tamboran or its Nominee vote in favour). (d) TBN and Tamboran each acknowledge and agree that until the relevant transfer has been completed, TB2 holds Tamboran’s DSU Working Interest in the North FSDA DSUs that are to be transferred to DWE under clause 13.13(b), or TBN and/or Tamboran holds its interest in the North FSDA RL, as applicable, on trust for the benefit of DWE and must act on the direction of DWE in relation to such DSU Working Interests or the North FSDA RL (as applicable). The Parties must take all actions reasonably required to give effect to this. (e) For the avoidance of doubt, the rights under this clause 13.13 are in addition to any rights that the DWE Midstream Parties may have under the Unitholders’ and Shareholders’ Deed. 13.14 H&P Rig Sharing TBN must offer 2 rig slots to DWE, as Operator of the South FSDA, between April and October in Year 2 or Year 3 (or such other relevant year) for the drilling of the two (2) Commitment Wells, on a cost pass through basis. TBN and DWE shall enter into any agreements reasonably required in order to give effect to this. This clause survives termination or expiry of this Agreement.

Hamilton Locke Joint Venture and Shareholders Agreement 55 3461-1671-6089, v. 3 13.15 Royalty Buy-back TBN covenants in favour of DWE and its Affiliates that it will not exercise its rights to buyback any royalty, production payment or similar right held by Sheffield Holdings, LP, DWE or any of their Affiliates under a royalty agreement (or similar agreement) between TBN (or an Affiliate of TBN) and DWE (or an Affiliate of DWE) that exists as at the Amendment Date. 13.16 Expansion Principles (a) The parties acknowledge that TB2 has, or intends to, enter into the GTA and the GPA for the transport of gas on the SPP and the processing of gas through the SPCF. The SPCF may be owned by Affiliates of DWE and Tamboran, or by a third party. (b) The parties agree to co-ordinate their Operations on the North FSDA and the South FSDA, in relation to the operation of the GPA and the GTA and the interaction of those agreements with the gas fields within those permits, in accordance with the following key principles: (i) following the execution of the six Commitment Wells, unless DWE and Tamboran can agree production volumes from each of the North FSDA and the South FSDA to be transported and processed through the GTA and the GPA for each 12 month period, the North FSDA JV and the South FSDA JV shall each be responsible for 50% of the gas to be transported and processed by TB2 under the GTA and the GPA; (ii) the Operators of the North FSDA JV and the South FSDA JV will meet annually and work together on coordinating development, production, new well count and approval activities; (iii) where practicable, the North FSDA JV and the South FSDA JV will work to optimize their drilling campaigns; (iv) the Operators of the North FSDA JV and the South FSDA JV will meet weekly to share and collaborate on production forecasts to meet the joint production commitments; (v) the Operators will discuss in good faith the terms that apply to sharing contractors and service providers; (vi) the parties will discuss in good faith the terms that apply to production shortfalls and other operational matters; (vii) the co-ordination of Operations set out above shall always be subject to the terms of this Agreement and, in particular, Annexure E (unless otherwise agreed by Tamboran and DWE in writing). (c) DWE, Tamboran and TB2 agree to enter into a formal co-ordination agreement that gives effect to, and expands on, the co-ordination principles set out above. (d) Under the GTA and the GPA, TB2 has or will be granted a right of first refusal in relation to any capacity arising from an expansion of the SPP or the SPCF (ROFR). The parties have agreed that TB2 will make decisions in relation to the ROFR in accordance with the following key principles: (i) the Shareholders agree that the priority for any expansion capacity connected to the exercise of the ROFR is gas produced from the North FSDA and the South FSDA; (ii) if both Shareholders agree that TB2 should exercise a ROFR that it is offered, the Shareholders shall take all steps required so that TB2 exercises its ROFR and secures the additional capacity in the SPP and the SPCF. The

Hamilton Locke Joint Venture and Shareholders Agreement 56 3461-1671-6089, v. 3 gas production that feeds the expansion is to be produced from North FSDA and South FSDA unless otherwise agreed by the Shareholders; (iii) if only one of the Shareholders votes in favour of TB2 exercising its ROFR, the Shareholders shall take all steps required so that TB2 exercises its ROFR and secures the additional capacity in the SPP and the SPCF, and the Shareholder that voted in favour of the ROFR shall be granted the benefit of the ROFR and may source gas from any of its gas fields to make use of that expansion capacity (regardless of whether or not those fields are within the FSDA); (iv) the parties agree to share information and co-ordinate their Operations in relation to the use of the SPP and the SPCF, including in relation to any nominations; (v) the parties agree to make all decisions within a time frame that allows TB2 to comply with the GTA and/or the GPA; (e) DWE, Tamboran and TB2 agree to enter into a formal co-ordination agreement that gives effect to, and expands on, the ROFR principles set out above. 14. Conversion of DWE’s interest in the Company to a direct interest in the Joint Venture (a) At any time after the end of the Sole Funding Period, where the North FSDA RL has not been granted and/or the South FSDA RL has not been granted and transferred to DWE (or its Nominee) and Tamboran (or its Nominee), but before 31 December 2026, DWE may, by giving no less than 30 days’ written notice to Tamboran and the Company, elect to sell or swap to Tamboran, have the Company buy-back or otherwise convert (under a structure agreed between the Foundation Shareholders at the time, acting reasonably with a view to giving effect to this clause 14) its shareholding in the Company in consideration for an equivalent direct Participating Interest in the Joint Venture and the JOA (i.e. if DWE ceased to hold an Equity Proportion of 50%, it would obtain half of TB2's participating interest in the Joint Venture), subject to obtaining any required regulatory approvals, JOA approvals and third party approvals in relation to the transfer of the Joint Venture interest (an Equity Interest Transfer). (b) Within 10 Business Days’ of receipt of the notice referred to in clause 14(a), Tamboran may request that DWE, in its sole discretion, grants up to a 90 day window during which the parties agree not to progress the Equity Interest Transfer and to discuss a joint voting arrangement in respect of the JOA and whether DWE remains a shareholder of the Company. DWE may, on written request by Tamboran, extend this period by successive periods of up to 90 days (at its sole election). DWE may also, by notice to Tamboran, end any such period even if the agreed time period has not ended. (c) Upon the later of receipt of the notice referred to in clause 14(a) and the end of any extension period granted by DWE under clause 14(b), the Board shall meet and decide the structure to be implemented to give effect to the Equity Interest Transfer provided that, if the Board has not made a decision in relation to the structure of the Equity Interest Transfer within 60 days of the notice referred to in clause 14(a), DWE may determine the structure provided that the structure it elects to proceed with does not have a materially disproportionate effect on Tamboran (relative to the effect on DWE). For the avoidance of doubt, the fact that after the transfer contemplated by this clause 14 TB2 shall have a different voting percentage under the JOA, and shall not be able to control votes under the JOA, shall not be taken to be having a “materially disproportionate effect on Tamboran (relative to the effect on DWE)”.

Hamilton Locke Joint Venture and Shareholders Agreement 57 3461-1671-6089, v. 3 (d) Following determination of the structure to be implemented to give effect to the Equity Interest Transfer under clause 14(c), the Shareholders, the Manager and the Group Companies must use all reasonable endeavours to facilitate, progress and give effect to the Equity Interest Transfer as outlined in this clause 14 (including applying for and seeking any approvals and consents required in order to implement the Equity Interest Transfer, transferring the relevant interest in the Permits to DWE and entering into agreements to give effect to the Equity Interest Transfer). For the avoidance of doubt, where DWE makes an election under clause 14(a) and the Equity Interest Transfer completes, clause 13 will cease to apply. 15. Deadlock 15.1 Deadlock Event For the purposes of this clause 15, a Deadlock Event occurs if: (a) either Shareholder has refused or fails to give its approval to any matter requiring its approval under clause 8.2 or under the Constitution or as a matter of law, such consent having been requested in writing by the other Shareholder or the Board on at least two occasions in respect of the same matter; (b) a resolution reserved for Board approval is not passed at a duly convened meeting of the Board, and upon referral to a further Board meeting the Board again fails to pass the relevant resolution; (c) there is no quorum at three consecutive Board meetings; or (d) otherwise expressly provided for in this Agreement. 15.2 Deadlock Notice If a Deadlock Event occurs and cannot be resolved by the Shareholders within 20 Business Days after the date on which a Deadlock Event occurs, any Shareholder may give written notice to the other Shareholders stating that the remaining provisions of this clause will apply in relation to that Deadlock Event (a Deadlock Notice). To be valid, a Deadlock Notice must be given within 10 Business Days after the end of the 20 Business Day period referred to above. If on the expiry of the 10 Business Day period referred to above, neither Shareholder has given a Deadlock Notice in relation to a Deadlock Event, that Deadlock Event will be deemed to have lapsed. 15.3 Circulation of memoranda Within 10 Business Days after the date of service of a Deadlock Notice, each of the Shareholders must prepare and send to the other Shareholder a memorandum stating its understanding of the Deadlock Event, its position in relation to the Deadlock Event, its reasons for taking that position and any proposals for resolving the Deadlock Event. 15.4 Referral to chairs If within 20 Business Days after the date of service of a Deadlock Notice the Shareholders fail to resolve the Deadlock Event, each Shareholder must: (a) provide to its managing director or chairperson of directors copies of all the memoranda referred to in clause 15.3; and (b) procure that its managing director or chairperson of directors, as soon as reasonably practicable, meets with the other Shareholder's managing director or chairperson of directors to discuss the Deadlock Event and uses all reasonable endeavours to resolve it within 30 Business Days after the date of service of the Deadlock Notice.

Hamilton Locke Joint Venture and Shareholders Agreement 58 3461-1671-6089, v. 3 15.5 Unresolved deadlock If a Deadlock Event is not resolved after applying the above procedure, the Deadlock Event will be deemed to have lapsed. 16. Right to Information 16.1 Right to receive Company Information (a) Each Shareholder is entitled to receive the information set out in columns 1 and 2 of the table below on or before the dates set out in column 3 and the Manager must provide this information to each Shareholder accordingly: Column 1 General description Column 2 Specific description Column 3 Due date Monthly Management Accounts • Commentary on the operational and financial position of the Company in the immediately preceding month. • An unaudited profit and loss statement and cash flow statement for the immediately preceding month. • An unaudited balance sheet as at the end of the immediately preceding month. • Commentary on any material developments which may affect the Operations. 10 Business Days after the end of each calendar month Information required to be provided to the Participants under the JOA All information provided, or required to be provided, by TB2 (as Operator) to the Participants under the JOA including the information set out in clauses 4.4 of the JOA. At the same time as the JOA information is provided, or required to be provided, to the Participants under the JOA Other information related to the Joint Venture All information that TB2 obtains in either: • its capacity as a joint venture participant under the JOA; or • its capacity as Operator of the joint venture under the JOA. Promptly after receipt of the information and, in any event, within 5 Business Days of receipt of the information. Notices issued or received under the JOA Any notices issued to a Participant, or received by a Participant, under the JOA including any notices related to the following: • Force Majeure • Default Notice • Sole Risk Area • Urgent Operational Matters • Transfer of a Participant’s Participating Interest At the same time as the notice is provided to the JOA Participant. Lodgements with Government Agencies All forms, applications, notices, submissions and other information submitted to, lodged with or otherwise provided to any Government Agency in relation to the Project. At the same time as the information is provided to the relevant Government Agency.

Hamilton Locke Joint Venture and Shareholders Agreement 59 3461-1671-6089, v. 3 (b) For the avoidance of doubt, nothing in this document limits the rights of the Directors to receive such financial and other information relating to the Company as the Directors are entitled by law to receive. 16.2 Right to receive Well Data (a) The Shareholders acknowledge that, with effect from the Amendment Date and for the life of the Exploration Permits, and any Retention Licences and Production Licences granted from the area of the Exploration Permits, they shall each make Well Data from the area of their Checkerboard Blocks available to the other Shareholder. (b) Each party shall have the right to use all Well Data it receives without accounting to any other party, subject to any applicable patents and any limitations set forth in this Agreement or a JOA. For purposes of this clause 16.2, such right to use shall include, the rights to copy, prepare derivative works, disclose, license, distribute, enter into a data sharing agreement and sell. (c) Each Party may extend the right to use this Well Data to members of joint ventures or production sharing arrangements in which such party or its Affiliates have an ownership or equity interest, provided that each such member agrees in writing to keep the Well Data in confidence at least to the same extent as required in clause 32 and to use the Well Data only for the benefit of that joint venture or production sharing arrangement. (d) For the avoidance of doubt, there are no limitations to DWE or Tamboran negotiating a data sharing agreement with third-parties and/or otherwise entering agreements to provide data for purposes that party consider to be beneficial to their interests (with reasonable provisions for data anonymisation if data is to be used in any publicly available material). (e) DWE and Tamboran agree to ensure that any JOA or New Area JOA entered into as part of the Checkerboard Strategy includes a similar clause to this. 17. Financial reporting and maintenance of records 17.1 Financial Year Subject to any change approved by the Board, each Financial Year of the Group will end on 30 June (Financial Year). The Auditor of the Group will be EY until resolved otherwise by the Board. The Board must appoint and may remove the Auditor, provided that at all times the auditor must be one of KPMG, PricewaterhouseCoopers, EY or Deloitte (unless otherwise resolved by the Board). 17.2 Financial statements and records The Company must: (a) (Books and records) keep books of account and make true and complete entries in them of all its dealings and transactions, and ensure that such books of account and other records of the Group are maintained in accordance with applicable laws; (b) (Preparation of annual financial statements) as soon as practicable after the end of each Financial Year (and within 60 days), prepare a profit and loss statement and a balance sheet to show the financial performance and financial position of the Company (and its Subsidiaries) prepared in accordance with US GAAP; (c) (Audit) ensure that the accounts of the Group are audited annually by the Auditor and provided to each Shareholder, within one hundred twenty (120) days of the end of each Financial Year;

Hamilton Locke Joint Venture and Shareholders Agreement 60 3461-1671-6089, v. 3 (d) (Requirements of financial statements) ensure that each profit and loss statement and balance sheet under clause 17.2(b) complies with: (i) accounting principles and practices generally accepted in Australia, consistently applied, except to the extent disclosed in them, and US GAAP; and (ii) all applicable laws, and represents a true and fair view of the operations and financial position of the Company and its Subsidiaries at the date, and for the period ending on the date, as of which those statements are prepared; (e) (Provision of management reports) as soon as practicable after the end of each month (and no later than 15 days after that month end), prepare and submit to the Board management reports for the Company and its Subsidiaries which include a profit and loss statement, balance sheet and cash flow statement for the Company for that month (with revised projections for the following 12 months), together with such other information concerning the affairs of the Company and its Subsidiaries as the Board may request from time to time to be included in monthly management reports; (f) (Provision of information to Directors) subject to clause 32, on request promptly provide each Director with: (i) copies of the books and records of the Company and its Subsidiaries referred to in clause 17.2(a) and such other information as they may reasonably request as to any matter relating to the Operations, financial position or affairs of the Company and its Subsidiaries; and (ii) reasonable access to inspect the assets (including the premises) of the Company and its Subsidiaries. (g) (Provision of information to Shareholders) subject to clause 32, on request promptly provide any Shareholder with: (i) copies of the books and records of the Company and its Subsidiaries referred to in clause 17.2(a) and such other information as they may reasonably request as to any matter relating to the Operations, financial position or affairs of the Company and its Subsidiaries; and (ii) reasonable access to inspect the assets (including the premises) of the Company and its Subsidiaries. 17.3 Company’s bank accounts (a) All receipts and cash income of the Company must be deposited in the bank accounts of such banks as are approved by the Board. (b) The Company must ensure that the Company’s bank accounts are operated in accordance with the policies established from time to time by the Board and that the funds in the Company’s bank accounts: (i) may only be withdrawn by authorised signatories approved by the Board; (ii) are not commingled with funds belonging to any other person (except where the Company is acting as a trustee or is operating a joint venture bank account in which other participants in the Joint Venture have contributed funds); and (iii) are used solely for the purposes of the Operations and the operation of the Group.

Hamilton Locke Joint Venture and Shareholders Agreement 61 3461-1671-6089, v. 3 17.4 Access to information Subject to the terms of this Agreement, each Shareholder may examine the books and accounts of the Group and is entitled to receive information in such form as the Shareholder reasonably requires to keep it properly informed about the business and affairs of the Group and generally to protect its interests as a Shareholder. On request, the Board or the Manager must promptly provide the Shareholder with any such information. 18. Dividend policy 18.1 Dividend policy (a) The dividend policy of the Company shall be determined as a Board Reserved Matters Resolution provided that no dividends will be paid prior to commencement of first production of Petroleum from the Permit Area. (b) The Company must pay a dividend promptly after the end of each Financial Year, provided that profits for that Financial Year are available for distribution and subject to clauses 18.1(b) and 18.1(d). (c) Subject to clause 18.1(d) and applicable law, the Company must ensure that, and each Shareholder must use its reasonable endeavours to ensure the dividend is paid to the Shareholders in their respective Equity Proportions held at the time at which the dividend is declared. (d) Each Shareholder must use its reasonable endeavours to ensure the Company pays the dividend in an amount equal to the maximum amount permitted under applicable laws, provided, however, that at all times, profits of the Company must not be distributed and must be retained to the extent necessary: (i) to ensure that the Group is able to meet any capital adequacy or solvency requirements and is able to pay its debts as and when they fall due (including any debt repayment obligations in respect of any debt financing or future funding arrangements); and (ii) to reserve sufficient capital as prescribed by the applicable laws or for the requirements specified in the relevant Approved WP&B applicable at the time of the declaration of the dividend, in accordance with generally accepted standards of good industry practice and prudent financial management and taking into account all available sources of capital. (e) The Board may in its discretion declare, determine or resolve to pay, or recommend such dividends as in its opinion the position of the Company justifies. (f) The Board may fix the time for payment of a dividend and if no time is so fixed, the dividend will be payable upon its declaration. 18.2 Interest on dividends Interest is not payable by the Company in respect of any dividend. 18.3 Reserves (a) The Board may, before determining, declaring, or resolving to pay, or recommending any dividend, set aside out of the profits of the Company such sums as it thinks proper as reserves, to be applied, at the discretion of the Board, for any purpose for which the profits of the Company may be properly applied.

Hamilton Locke Joint Venture and Shareholders Agreement 62 3461-1671-6089, v. 3 (b) Pending any application in accordance with clause 18.3(a), the reserves may, at the discretion of the Board, be used in the business of the Company or be invested in such investments as the Board thinks fit. (c) Subject to clause 18.1(a), the Board may carry forward so much of the profits remaining as it considers ought not to be distributed as dividends without transferring those profits to a reserve. 19. Financing of Company’s operations 19.1 Obligations of Shareholders Subject to the terms set out in this clause 19, each Shareholder covenants and agrees that: (a) working capital will be contributed as equity by the Shareholders in proportion to their Equity Proportions; (b) it will promptly provide to any prospective financier all such information as that financier may require of that Shareholder in respect of any working capital; and (c) it will promptly do or cause to be done all acts, matters or things as may be requisite or necessary in connection with any funding of working capital or application for working capital, including the execution of documents. 19.2 Funding during Sole Funding Period (a) Subject to clause 19.2(b), Tamboran shall be solely responsible for funding the Group during the Sole Funding Period, including the cost to drill and multi-stage hydraulic fracture stimulate and flow-test the 2 appraisal wells for at least 60 days, in the manner agreed by the Foundation Shareholders under clause 2.1(e). (b) To the extent that there are other services which are not within the scope of clause 9.5(a), but are reasonably necessary for the operation of the Group in the ordinary course or the performance of the obligations of the Company, TB2 or the Manager under this Agreement, such costs will be funded by the Shareholders on a cost pass through basis in proportion to their Equity Proportions. 19.3 Funding following Sole Funding Period (a) For the period from the end of the Sole Funding Period and for costs of the type described in clause 9.5(b) during the Sole Funding Period, each Shareholder shall fund its share of all such costs, expenses and liabilities incurred by the Group in proportion to its Equity Proportion, and in accordance with the cash call schedule forming part of the Approved WP&B for the applicable period. (b) Funding will be provided as equity to the Company and may be provided by the Company to TB2 either in the form of equity or inter-company loans, provided that those loans are subordinated to other creditors of TB2. All equity funding provided to the Company in accordance with this agreement shall be provided on the basis that for each $1 of funding 1 Share will be issued (unless otherwise agreed by the Foundation Shareholders, acting reasonably). (c) The Manager shall submit a cash call notice to the Shareholders at least 30 days prior to each required payment date in the same form as the cash calls issued to each Participant under the JOA. Within 10 Business days after receipt of each such notice, each Shareholder shall advance an amount equal to the aggregate amount of the cash call multiplied by its Equity Proportion.

Hamilton Locke Joint Venture and Shareholders Agreement 63 3461-1671-6089, v. 3 19.4 Indemnity to support royalty guarantee The parties acknowledge and agree that: (a) TBN has provided a parent company guarantee in favour of the royalty recipient in connection with the Origin Royalty Deed to secure obligations of TB2. (b) The parties shall use their best endeavours to have Falcon consent to the registration of a mortgage granted by TB2 over the Permits in connection with the Origin Royalty Deed, to procure the release of the parent company guarantee provided by TBN (in accordance with the terms of the Origin Royalty Deed). (c) Subject to clause 19.4(f), for the period until the parent company guarantee referred to in clause 19.4(a) is released or not able to be claimed against and whilst DWE remains a Shareholder, DWE shall be liable for 50% of any and all actions, causes of action, suits, rights, covenants, contracts, controversies, omissions, promises, damages, losses, penalties, expenses, judgments, executions, claims and demands whatsoever, in law or in equity, brought against TBN under the parent company guarantee provided under the Origin Royalty Deed (including subsequently under clause 19.4(d)) (for the purpose of this clause 19.4, a ‘Royalty Claim’). (d) If, as part of the implementation of the Checkerboard Strategy under clause 13, or as part of the conversion of DWE’s interest in the Company to a direct interest in the Joint Venture under clause 14, DWE (or an Affiliate) is required under the Origin Royalty Deed to procure a parent company guarantee in connection with the transfer of an interest in all or part of any of the Permits, TBN agrees to either extend any parent company that is currently in place or to provide a new parent company guarantee, guaranteeing the obligations and liabilities of DWE (or its Affiliate) as is required or permitted under the Origin Royalty Deed (Replacement Guarantee). (e) Subject to clause 19.4(f), for the period until any of the parent company guarantees referred to in clause 19.4(d) are released or not able to be claimed against, DWE shall be liable for any and all Royalty Claims brought against TBN under the relevant parent company guarantee (unless the parent company guarantee also partly relates to an interest held by TBN (or an Affiliate) in which case DWE’s liability shall be limited to its proportionate participating interest in the relevant Permit in respect of which the parent company guarantee has been given). (f) DWE shall not be liable for any Royalty Claims in excess of its 50% share of $A5 million for the Royalty Security Post-Registration Period (as that term is defined in the Origin Royalty Deed) in aggregate in respect of all parent company guarantees that are in place, or subsequently put in place, under this clause 19.4 (Royalty Cap). (g) TBN agrees to indemnify and hold harmless DWE and the Company for any amounts claimed under the Origin Royalty Deed and brought against TBN under the parent company guarantee in excess of the Royalty Cap and: (i) unconditionally and irrevocably releases and forever discharges DWE and the Company from all liability in respect to any Royalty Claims brought against TBN in excess of the Royalty Cap; and (ii) covenants not to bring or commence or seek to enforce or reinstate any claims against DWE (or any of its Affiliates) and the Company arising out of or in any way related to the matters the subject of the release in clause 19.4(g)(i). (h) As soon as practicable after signing this Agreement and prior to the Effective Date, the parties agree to enter into a side deed that: (i) reflects the agreed principles in this clause 19.4 in relation to the parent company guarantees; and

Hamilton Locke Joint Venture and Shareholders Agreement 64 3461-1671-6089, v. 3 (ii) applies in the event that DWE is no longer a Shareholder where that occurs as a result of implementation of the Checkerboard Strategy under clause 13, or as part of the conversion of DWE’s interest in the Company to a direct interest in the Joint Venture under clause 14. 19.5 Default in paying cash call (a) The Manager must immediately (within 1 Business Day) issue all Shareholders with a written notice if a Shareholder fails to make a cash call by the due date for payment and provide a notice to the defaulting Shareholder to remedy within a further 3 Business Days. (b) Where a Shareholder fails to make a cash call payment by the period provided for remedy under clause 19.5(a) (Cash Call Non-contributing Shareholder), the other Shareholder may elect to (without prejudicing any of its rights) make such contribution on behalf of the Cash Call Non-contributing Shareholder by written notice to the Cash Call Non-contributing Shareholder (Cash Call Contributing Shareholder) and the Manager within 10 Business Days of the time for remedying payment of the relevant cash call expiring. (c) Contributions and payments made by the Cash Call Contributing Shareholder under clause 19.5(b) are each a Cover Payment. If the Cash Call Contributing Shareholder makes more than one Cover Payment, the Cover Payments of the Cash Call Contributing Shareholder are aggregated and the rights and remedies described herein pertaining to an individual Cover Payment will be made to apply to the aggregated Cover Payments. (d) Each Cover Payment will constitute indebtedness due from the Cash Call Non- contributing Shareholder to the Cash Call Contributing Shareholder, as the case may be, which indebtedness will be payable on demand and will bear interest from the date incurred to the date of payment at the Agreed Interest Rate (as defined in the JOA). However, until the Cover Payment or Cover Payments are repaid by the Cash Call Non-contributing Shareholder (together with any accrued interest), the Cash Call Contributing Shareholder may (at any time) on notice to the Cash Call Non- contributing Shareholder, elect to dilute the Cash Call Non-contributing Shareholder in accordance with clause 19.6. On making such an election, the Cash Call Non- contributing Shareholder’s indebtedness will be deemed to be fully discharged to the extent of the election so made. 19.6 Dilution If the Cash Call Contributing Shareholder elects to dilute the Cash Call Non-contributing Shareholder in accordance with clause 19.5(d), then an amount equal to the Cover Payments made by the Cash Call Contributing Shareholder are deemed to have been contributed by the Cash Call Contributing Shareholder as equity funding provided to the Company in accordance with this agreement on the basis that for each $1 of Cover Payments funding by the Cash Call Contributing Shareholder, 1 Share will be issued to the Cash Call Contributing Shareholder. 19.7 Third party financing (a) Subject to any other provisions of this Agreement, if further financial requirements are to be provided by Third Parties to the Company (Third Party Financing), then the Shareholders agree that it is desirable to structure Third Party facilities so that no guarantees or indemnities are required to be given by any Shareholder. (b) If a Shareholder (Supporter) provides a guarantee or collateral security in support of the Company’s Third Party Financing, and to the extent that the other Shareholders consented to the Third Party Financing and such guarantee or security in writing prior to the financing being obtained, the other Shareholders must keep the Supporter indemnified against its liability under the security or collateral guarantee such that

Hamilton Locke Joint Venture and Shareholders Agreement 65 3461-1671-6089, v. 3 each Shareholder (including the Supporter) is liable up to its respective Equity Proportion. (c) Each Shareholder acknowledges and agrees that it will enter into any form of priority Agreement or subordination Agreement (or both) that is reasonably required by Third Parties in relation to any Third Party Financing, to the extent that such Shareholder consented to the Third Party Financing in writing prior to the financing being obtained by the Company. 20. Security Interest over Securities (a) Subject to clause 20(b), a Shareholder must not create or grant a Security Interest over a Share or any other Securities (or over any dividend, right, power, authority, discretion or remedy in respect of a Share or any other Securities) unless the other Shareholders give their prior written consent. (b) Each Shareholder will grant each other Shareholder security over their Shares in the Company in the form of a Share Security Deed negotiated and agreed between the Foundation Shareholders (which shall be executed and exchanged by each Shareholder as soon as practicable following execution of this Agreement and must be executed prior to Completion). 21. Issue of Securities 21.1 Offer If the Company proposes to issue any Securities, the Company must offer each Shareholder its Respective Proportion of the total number of Securities (Issue Securities) by issuing a notice (Issue Notice) specifying: (a) the terms of issue of the Issue Securities (including the issue price in cash per Issue Security to the extent that they are known by the Company on the date of the Issue Notice; (b) the total number of Issue Securities available for subscription; (c) the number of Issue Securities the Shareholder is entitled to subscribe for on the basis of its Respective Proportion; and (d) the date on which subscription monies for the Issue Securities must be paid to the Company. 21.2 Acceptance A Shareholder may exercise its right to subscribe for Issue Securities (Accepting Subscriber) by giving notice to the Company, within 10 Business Days of receipt of the Issue Notice, specifying the number of Issue Securities for which it would like to subscribe (Issue Acceptance), and which may be more than the Accepting Subscriber’s Respective Proportion of Issue Securities. 21.3 Issue Allocation (a) If the aggregate Issue Acceptances received by the Board is less than the total number of Issue Securities, each Accepting Subscriber’s allocation of Issue Securities is the amount of Issue Securities set out in its Issue Acceptance.

Hamilton Locke Joint Venture and Shareholders Agreement 66 3461-1671-6089, v. 3 (b) If the aggregate Issue Acceptances received by the Board is greater than the total number of Issue Securities, each Accepting Subscriber’s Issue Allocation is the lesser of: (i) its Issue Acceptance; and (ii) the relevant Accepting Subscriber’s Respective Proportion of the Issue Securities. (c) Any Issue Securities which remain unallocated must be re-offered to those remaining Accepting Subscribers who in their Issue Acceptance specified a number of Issue Securities greater than their Respective Proportion of the Issue Securities and this process will be repeated until either all Issue Securities are allocated, or every Accepting Subscriber being offered Issue Securities under this clause has rejected the offer. (d) The number of Issues Securities allocated to each Accepting Subscriber in accordance with the above provisions is its Issue Allocation. 21.4 Notice of Issue Allocation As soon as reasonably practicable after the determination of the entitlements of each Shareholder in accordance with clause 21.3, the Company must give each Accepting Subscriber a notice (Allocation Notice) setting out its Issue Allocation and the time and place for completion of the issue of the Issue Securities (Issue Completion Date), which must occur on the date 20 Business Days after the delivery of the Allocation Notice (unless otherwise agreed between the relevant parties. 21.5 Completion (a) On the Issue Completion Date: (i) the Company must issue, and each Accepting Subscriber must subscribe for, its respective Issue Allocation on the terms set out in the Issue Notice; and (ii) each Accepting Subscriber must pay the subscription price for its Issue Allocation to the Company. (b) If an Accepting Subscriber fails to pay the subscription monies for the Issue Securities when due, such Issue Securities will be treated as Remaining Securities and may be issued by the Company in accordance with clause 21.6. 21.6 Issue to Third Parties (a) If, after the procedures set out in this clause 21 have been complied with, any Issue Securities have not been allocated or issued pursuant to clause 21.5 (Remaining Securities), the Company may issue those Remaining Securities to one or more other parties selected by the Board, on terms no more favourable to that party than those offered to the Shareholders. (b) If the Company does not issue all Remaining Securities within 90 days after the date of the Allocation Notice, it may not issue those Securities without complying again with this clause 21.

Hamilton Locke Joint Venture and Shareholders Agreement 67 3461-1671-6089, v. 3 22. Limitation on Disposal of Shares 22.1 No Disposals (a) Unless all the Shareholders otherwise agree in writing, a Shareholder must not Dispose of its Shares, and the Company must not register a transfer of Shares, unless: (i) the Shareholder complies with this clause 22; (ii) the Disposal is permitted under clause 23 (drag along); (iii) the Disposal is permitted under clause 24 (tag along); (iv) the Disposal is permitted under clause 25 (permitted transferees); or (v) a Default Event occurs in respect of the Shareholder and the Disposal occurs under clause 26 (default events). (b) Tamboran may not Dispose of any of its Shares prior to the end of the Sole Funding Period unless it obtains the prior written consent of DWE, which consent may be given or withheld in its sole and absolute discretion and may be given with conditions attached. 22.2 Sale Notice (a) If a Shareholder (Selling Shareholder) wishes to Dispose of some or all of its Shares (other than in the circumstances specified in clauses 22.1(a)(ii), 22.1(a)(iii), 22.1(a)(iv) or 22.1(a)(v)), it must serve a written notice to that effect on the other Shareholder (Continuing Shareholder). Each notice issued under clause 22.2(a) (Sale Notice) must set out: (i) the number and class of Shares that the Selling Shareholder proposes to sell (Sale Shares), which may be some or all of the Shares held by the Selling Shareholder, and the proposed sale price (which must be a cash consideration) per Share (Sale Price); (ii) the payment terms (including the type of consideration to be paid), and terms of sale, on which the Selling Shareholder proposes to sell the Sale Shares (Sale Terms); and (iii) a statement that provides that the Continuing Shareholder has an option to purchase all (but not part) of the Sale Shares on a pro-rata basis in accordance with the Continuing Party’s then-current Equity Proportion in the Company, at the Sale Price and on the Sale Terms set out in the Sale Notice if the Continuing Shareholder complies with clause 22.4(a) within 40 Business Days after the date of service of the Sale Notice (Acceptance Date). (b) A Sale Notice is irrevocable. 22.3 Specify if third party offer exists A Sale Notice must have annexed to it a statutory declaration by an authorised officer of the Selling Shareholder as to whether or not the Selling Shareholder has received from any third party (Offeror) a bona fide offer (which for this purpose includes a firm expression of willingness) to purchase the Sale Shares at or above the Sale Price or on terms which are more favourable than the Sale Terms. If it has, the authorised officer must declare in the statutory declaration the name of the Offeror, the price at which, and terms on which, the Offeror is prepared to purchase the Sale Shares and any other terms of such offer.

Hamilton Locke Joint Venture and Shareholders Agreement 68 3461-1671-6089, v. 3 22.4 Continuing Shareholder may exercise option (a) In order to exercise its option under clause 22.2(a)(iii): (i) the Continuing Shareholder must give written notice to that effect, together with any other information requested in the Sale Notice, to the Company and the Selling Shareholder on or before the Acceptance Date; and (ii) if a Participating Shareholder requires Regulatory Consent to purchase the Sale Shares, it must deliver written notice specifying the Regulatory Consent required to the Company and the Selling Shareholder, and use all reasonable endeavours to obtain the required Regulatory Consent as soon as is reasonably practicable. For the avoidance of doubt: (A) the Regulatory Consent does not need to be obtained before the Acceptance Date, so long as the Participating Shareholder has complied with the terms of this clause 22.4(a)(ii); and (B) the Participating Shareholder if the Regulatory Consent is required to be a condition precedent to agreement the Participating Shareholder will be under no obligation to acquire the Sale Shares and the Selling Shareholder will be under no obligation to sell unless and until the Regulatory Consent is obtained; (b) Subject to clause 22.4(a)(ii)(B), if the Continuing Shareholder provides notice under clause 22.4(a) the Selling Shareholder must sell to the Continuing Shareholder all the Sale Shares and the Continuing Shareholder must purchase them at the price per Share and on the terms set out in the Sale Notice. 22.5 Completion (a) Within 15 Business Days after the exercise of the option by the Continuing Shareholder in accordance with clause 22.4(a) (or, by such later date as is required for the Continuing Shareholder to obtain Regulatory Consent or as otherwise provided in the payment terms set out in the Sale Notice) (Sale Completion): (i) the Continuing Shareholder must pay the purchase price payable for the Sale Shares in Immediately Available Funds; and (ii) the Selling Shareholder must deliver to the Continuing Shareholder: (A) a transfer form in favour of the Continuing Shareholder signed by the Selling Shareholder in respect of the transfer of the Sale Shares; (B) the share certificate(s) or other title documents for the Sale Shares; (C) a written resignation from each Director appointed by the Selling Shareholder, to the extent that the Sale Shares comprise all of the Shares held by the Selling Shareholder in the Company; and (D) a notice signed by the Selling Shareholder irrevocably appointing the Continuing Shareholder as the Selling Shareholder’s proxy in respect of the Sale Shares until such time as those Shares are registered in the name of the Continuing Shareholder. (b) On Sale Completion the Selling Shareholder is deemed to warrant in favour of the Continuing Shareholder that the Selling Shareholder transfers to the Continuing Shareholder clear and unencumbered legal title to the Sale Shares being transferred, free of any Security Interest or third party rights, other than any security interest held solely by the Continuing Shareholder in respect of the Shares whilst they were owned by the Selling Shareholder.

Hamilton Locke Joint Venture and Shareholders Agreement 69 3461-1671-6089, v. 3 (c) The Selling Shareholder irrevocably appoints the Continuing Shareholder as its attorney in accordance with clause 32 on default by it of performance of any of its obligations under this clause 22.5. 22.6 Sale to Third Party Buyer (a) If the Continuing Shareholder does not exercise its option under clause 22.4(a) on or before the Acceptance Date, the Selling Shareholder may within a period of 90 days after the Acceptance Date (Sale Period) sell all (but not part of) the Sale Shares to a Third Party (Third Party Buyer) provided: (i) the sale price per Share is for a cash price that is not less than the Sale Price specified in the Sale Notice; (ii) the payment terms are no more favourable to the Third Party Buyer than those offered to the Continuing Shareholder; and (iii) the terms of sale to the Third Party are no more favourable to the Third Party Buyer than the Sale Terms offered to the Continuing Shareholder. (b) The Selling Shareholder must give to the Continuing Shareholder a copy of any agreement with the Third Party Buyer relating to the Sale Shares within three Business Days after execution of that agreement. 22.7 No sale If on expiry of the Sale Period the Selling Shareholder does not sell all the Sale Shares to a Third Party Buyer on terms which comply with this Agreement, the Selling Shareholder must not sell those Sale Shares without complying again with this clause 22. 22.8 Pre-emptive rights not to be avoided Unless otherwise permitted in this Agreement, the parties are prohibited from employing any device or technique or participating in any transaction designed to circumvent this clause 22. 23. Drag along 23.1 Drag Along Option (a) Following the Sole Funding Period, if a Shareholder (Dragging Shareholder) that holds at least 75% or more of the Shares issued by the Company wishes to sell all of its Shares to a Third Party, that Shareholder may serve a notice (Drag Along Notice) on the other Shareholder (Dragged Shareholder) stating that it requires the Dragged Shareholder to sell all of its Shares (Called Shares) to a Third Party Buyer on the terms contained in the Drag Along Notice and otherwise in accordance with this clause 23 without having to first comply with clause 21. (b) Each Drag Along Notice issued under clause 23.1(a) must specify: (i) the proposed purchase price (which must be a cash consideration) per Share proposed to be sold by the Shareholder to the Third Party Buyer; (ii) the proposed settlement date, which must not exceed 90 days from the date of the Drag Along Notice and must be the same date as the date proposed for completion of the sale of the Called Shares (Drag Along Completion Date); (iii) the name of the proposed Third Party Buyer of the Shares of the Dragging Shareholder; and

Hamilton Locke Joint Venture and Shareholders Agreement 70 3461-1671-6089, v. 3 (iv) any other commercial terms of the sale of the Shares of the Dragging Shareholder. (c) A Drag Along Notice is irrevocable. (d) Following receipt of the Drag Along Notice: (i) the Dragging Shareholder may dispose of all of its Shares to the Third Party Buyer on the payment terms set out in the Drag Along Notice and otherwise in accordance with this clause 23; and (ii) the Dragged Shareholder must sell all the Called Shares to the Third Party Buyer on the payment terms set out in the Drag Along Notice and on terms which comply with clauses 23.1(e) and 23.1(f). (e) Subject to clause 23.1(f), the sale of the Called Shares to the Third Party Buyer under this clause 23 must be for the same sale price per Share and otherwise be on same terms (including covenants, representations, warranties and indemnities) and conditions as those applicable to the sale of Shares by the Dragging Shareholder to the Third Party Buyer except as otherwise necessary to: (i) ensure that the rights and liabilities of the Dragging Shareholder and the Dragged Shareholder are several and pro-rata; and (ii) reflect the identity of the Dragged Shareholder as the seller of the Called Shares. (f) The Dragged Shareholder is not required to make any covenants, representations or warranties or give any indemnities in favour of the Third Party Buyer other than such customary representations and warranties as to the authority and capacity of the Dragged Shareholder and the nature and quality of its title to the Called Shares to be sold by it as the Third Party Buyer, acting reasonably, may request. 23.2 Exercise of Drag Along Option (a) The Dragging Shareholder must procure that the purchase price payable for the Called Shares is paid in Immediately Available Funds to the Dragged Shareholder on the Drag Along Completion Date, which must take place at the same time as the closing of the sale of the Dragging Shareholders’ Shares to the Third Party Buyer. (b) Without limiting clause 23.1(e), on the Drag Along Completion Date, the Dragged Shareholder must deliver to the Third Party Buyer: (i) a transfer form in favour of the Third Party Buyer signed by the Dragged Shareholder in respect of the Called Shares; (ii) the share certificate(s) or other title documents for the Called Shares; (iii) a written resignation from each Director appointed by the Dragged Shareholder; and (iv) a notice signed by the Dragged Shareholder irrevocably appointing the Third Party Buyer as the Dragged Shareholder’s proxy in respect of the Called Shares until such time as those Shares are registered in the name of the Third Party Buyer. (c) Each Shareholder irrevocably appoints the other Shareholder as its attorney in accordance with clause 32 on default by it of its obligations under clause 23. (d) The Dragging Shareholder will continue to be bound by this clause 23 following the sale of its Shares under this clause 23 until the process in this clause 23 has completed.

Hamilton Locke Joint Venture and Shareholders Agreement 71 3461-1671-6089, v. 3 (e) If the Dragging Shareholder serves a Drag Along Notice in accordance with clause 23.1(a) and, for any reason, the Dragging Shareholder does not transfer all of its Shares to the Third Party Buyer on the Drag Along Completion Date or the Third Party Buyer notifies any party to this Agreement (which must promptly notify the other parties) that it does not wish to purchase all of the Shares of the Dragging Shareholder and Dragged Shareholder in accordance with this clause 23, then the Drag Along Notice and all obligations under that notice will lapse and the Dragging Shareholder may not sell its shares under this clause 23. 24. Tag along 24.1 Tag along option (a) If a Selling Shareholder that holds at least 75% of the Shares issued by the Company is entitled to sell its Shares under this Agreement, as a result of the Continuing Shareholder not exercising its option under clause 22.2(a)(iii) in accordance with clause 22.4(a), to a Third Party Buyer then the Selling Shareholder must notify the Company and the Continuing Shareholder in writing (Tag Along Notice of Sale) of: (i) its intention to sell some or all of the Sale Shares to a Third Party Buyer; (ii) the sale price per Share that the Selling Shareholder has been offered by the Third Party Buyer for the Sale Shares (Tagged Share Sale Price); (iii) the name of the Third Party Buyer; (iv) subject to clause 24.1(b), the date on which the sale to the Third Party Buyer is proposed to be completed (Tag Along Sale Date); and (v) any other material terms of the proposed transfer. (b) The Selling Shareholder must wait 10 Business Days from the date of service of the Tag Along Notice of Sale (Tag Along Option Period) before selling or agreeing to sell the Sale Shares. 24.2 Exercise of Tag along option (a) The Continuing Shareholder may, during the Tag Along Option Period, serve a written notice (Tag Along Response Notice) on: (i) the Selling Shareholder; and (ii) the Company, specifying that the Selling Shareholder must use its reasonable endeavours to cause the Third Party Buyer to purchase the same proportion of the Continuing Shareholder’s Shares on no less favourable terms than those set out in the Tag Along Notice of Sale issued under clause 24.1(a). (b) The Tag Along Response Notice is irrevocable. (c) If the Continuing Shareholder does not give a Tag Along Response Notice within the Tag Along Option Period, then the Selling Shareholder may, upon written notice to the Company and the Continuing Shareholder, and at its discretion, at any time within 30 days after the Tag Along Option Period sell the Sale Shares at the Tagged Share Sale Price, to the Third Party Buyer. (d) If the Continuing Shareholder has given a Tag Along Response Notice, the Selling Shareholder must not transfer any Sale Shares to the Third Party Buyer unless the Third Party Buyer also acquires the same proportion of Shares held by the Continuing

Hamilton Locke Joint Venture and Shareholders Agreement 72 3461-1671-6089, v. 3 Shareholder on the same terms and conditions and at not less than the Tagged Share Sale Price. (e) Following receipt of the Tag Along Response Notice, the Selling Shareholder must, as part of the sale of the Sale Shares, use its best endeavours to procure that the Third Party Buyer also purchases all of the Continuing Shareholder’s Shares on terms that comply with clause 24.2(d) and clause 24.2(g). (f) If the Continuing Shareholder has given a Tag Along Response Notice and, despite the Selling Shareholder’s reasonable endeavours, the Third Party Buyer refuses to purchase all of the Continuing Shareholder’s Shares, then the Selling Shareholder must not transfer any Sale Shares to the Third Party Buyer and the Tag Along Response Notice lapses. (g) The sale of the Continuing Shareholder’s Shares to the Third Party Buyer under this clause 24 must be for the same sale price per Share and otherwise be on the same terms (including covenants, representations, warranties and indemnities) and conditions as those applicable to the sale by the Selling Shareholder of the Sale Shares to the Third Party Buyer except as otherwise necessary to: (i) ensure that the rights and liabilities of the Selling Shareholder and the Continuing Shareholder are several and pro rata; and (ii) reflect the identity of the Continuing Shareholder as the Selling Shareholder of that Continuing Shareholder’s Shares. (h) The Selling Shareholder must ensure that there is no agreement, arrangement or understanding between the Selling Shareholder and the Third Party Buyer (or, in each case, any Affiliate) conditional on or in connection with, the sale by the Selling Shareholder of the Sale Shares to the Third Party Buyer such as to confer a benefit or advantage or potential benefit or advantage on the Selling Shareholder (or an Affiliate of the Selling Shareholder) which is not capable of being extended to the Continuing Shareholder. (i) The purchase price for the Continuing Shareholder’s Shares is payable in Immediately Available Funds on the Tag Along Sale Date. (j) Without limiting clause 24.2(d), on the Tag Along Sale Date, the Continuing Shareholder must deliver to the Third Party Buyer: (i) a transfer form in favour of the Third Party Buyer signed by the Continuing Shareholder; (ii) the share certificate(s) or other title documents for the Continuing Shareholder’s Shares; (iii) a written resignation from each Director appointed by the Continuing Shareholder; and (iv) a notice signed by the Continuing Shareholder irrevocably appointing the Third Party Buyer as the Continuing Shareholder’s proxy in respect of the Continuing Shareholder’s Shares until such time as those Shares are registered in the name of the Third Party Buyer. (k) The Selling Shareholder shall continue to be bound by this clause 24 following the sale of the Sale Shares until the process in this clause 24 has completed. (l) Each Shareholder irrevocably appoints the other Shareholder as its attorney in accordance with clause 32 on default by it of its obligations under clause 24.

Hamilton Locke Joint Venture and Shareholders Agreement 73 3461-1671-6089, v. 3 25. Disposal of Shares to Permitted Transferees 25.1 Permitted Transferees (a) Subject to clause 25.1(b), a Shareholder may Dispose of its Shares (Transferring Shareholder) to a transferee if the transferee is a Permitted Transferee and the Transferring Shareholder: (i) transfers all of its Shares to the Permitted Transferee; (ii) gives the other Shareholder a minimum of seven Business Days prior written notice of its intention to transfer its Shares to a Permitted Transferee (including the full details of the Permitted Transferee); and (iii) procures that the Permitted Transferee complies with clause 37. (b) If Shares are disposed of in accordance with clause 25.1(a), and at any time after that Disposal: (i) it becomes known that the transferee was not a Permitted Transferee at the time of the transfer; or (ii) the transferee ceases to be a Permitted Transferee, of the transferor, that transferee must: (iii) immediately re-transfer the relevant Shares to the Transferring Shareholder or a Permitted Transferee of the Transferring Shareholder (New Transferee) and provide the other Shareholder with full details of the New Transferee); and (iv) procure that that the New Transferee complies with clause 37. (c) If clause 25.1(b) applies, the Transferring Shareholder must accept the re-transfer of the relevant Shares or procure that a Permitted Transferee of the Transferring Shareholder accepts the re-transfer of the relevant Shares and complies with clause 37. 26. Force Majeure 26.1 Force Majeure The obligations of a party under this Agreement (other than a payment obligation) will be suspended during the time and to the extent that such party is prevented or materially delayed from performing such obligation due to a Force Majeure Event, provided that the party seeking to rely on such suspensions: (a) as soon as practicable and no later than within 5 Business Days of becoming aware that the Force Majeure Event will or is likely to prevent or materially delay such performance, notifies the other parties in writing of the nature, extent, effect and likely duration of that Force Majeure Event, and the manner in which the party’s performance is prevented or delayed and how this is beyond its reasonable control; (b) promptly and diligently pursues all reasonable steps within its control and perform such obligations to remedy or minimise the consequences of non-performance of the affected obligation, except that the relevant party will not be obliged to incur costs, to settle any strike, lockout, stand down or other labour dispute whatsoever on terms contrary to its wishes or to test the constitutionality of any law enacted;

Hamilton Locke Joint Venture and Shareholders Agreement 74 3461-1671-6089, v. 3 (c) keeps the other parties promptly updated as may be reasonably required by the other parties, including immediately notifying the parties when performance of the affected obligation is no longer prevented or delayed; and (d) immediately resumes performance of its obligations under this Agreement and notifies the other parties when performance of the obligation is no longer prevented or delayed. 27. Parent Company Guarantee 27.1 Consideration TBN acknowledges: (a) entering into this Agreement in return for DWE agreeing to subscribe for its Equity Proportion of Shares and for other valuable consideration; and (b) that DWE has relied on the operation of this clause 27. 27.2 Guarantee and indemnity TBN: (a) unconditionally and irrevocably guarantees to DWE the due and punctual performance and observance by Tamboran of all of its obligations to fund the Company during the Sole Funding Period that must be performed and observed by Tamboran under this Agreement (Guaranteed Obligations); and (b) as a separate and additional liability, unconditionally and irrevocably indemnifies DWE against any Loss suffered or incurred by DWE: (i) as a consequence of any Guaranteed Obligations being found to be void, voidable or unenforceable against or irrecoverable from Tamboran or TBN; or (ii) arising from any default or delay in the due and punctual performance of the Guaranteed Obligations under this Agreement. 27.3 Non-payment or non-performance DWE may enforce this clause 27 against TBN without first having to resort to another guarantee or security interest or other agreement relating to the Guaranteed Obligations. 27.4 Demands A demand under this clause 27 may be made at any time and from time to time. A demand need only specify the obligation to be fulfilled. 27.5 Immediate recourse TBN waives any right it may have to require DWE to proceed against, or enforce any other rights or claim payment from, any other person before claiming from TBN under this clause 27. 27.6 Continuing obligations The guarantee and indemnity in this clause 27: (a) extends to the present and future obligations and liabilities of Tamboran in connection with this Agreement;

Hamilton Locke Joint Venture and Shareholders Agreement 75 3461-1671-6089, v. 3 (b) is not wholly or partially discharged by the payment of any amount payable by Tamboran under this Agreement or the settlement of any account by Tamboran; and (c) continues until all payments due by Tamboran in connection with the Sole Funding Period under this Agreement have been completely fulfilled, and is then released and ceases to apply. 27.7 Extent of guarantee and indemnity This clause 27 applies to, and the obligations of TBN are not reduced or discharged by: (a) any transaction or agreement, or amendment, novation or assignment of this agreement, whether with or without TBN’s knowledge or consent; (b) a rule of law or equity to the contrary; (c) an insolvency event affecting a person or the death of a person; (d) a change in the constitution, membership, or partnership of a person; (e) the partial performance of the Guaranteed Obligations, except to the extent of such performance; (f) any judgment or order being obtained or made against, or the conduct of any proceedings by, Tamboran or another person; (g) one or more of the Guaranteed Obligations, this agreement or any provision of this Agreement being void, voidable, unenforceable (whether by reason of a legal limitation, disability or incapacity on the part of Tamboran and whether this Agreement is void ab initio or is subsequently avoided), defective, released, waived, novated, enforced or impossible or illegal to perform; (h) any amount that Tamboran is required to pay under this Agreement not being recoverable; (i) the exercise or non-exercise of any right, power, discretion or remedy of DWE; (j) any set-off, combination of accounts or counterclaim; (k) the failure or omission or any delay by DWE to give notice to the TBN of any default by the Tamboran under this Agreement; (l) DWE granting any time or other indulgence or concession to, compounding or compromising with, or wholly or partially releasing Tamboran in respect of an obligation; or (m) another thing happening that might otherwise release, discharge or affect the obligations of TBN under this Agreement, in each case, whether or not Tamboran or DWE is aware of it or consents to it and despite any legal rule to the contrary. 27.8 Principal and independent obligation Each guarantee and other obligation of TBN in this Agreement is: (a) a principal obligation and is not to be treated as ancillary, collateral or limited by reference to another right or obligation; and (b) independent of and not in substitution for or affected by another security interest or guarantee or other document or agreement which DWE or another person may hold concerning the Guaranteed Obligations.

Hamilton Locke Joint Venture and Shareholders Agreement 76 3461-1671-6089, v. 3 28. Default Events 28.1 Default Events A Default Event occurs in relation to a Shareholder if: (a) (material breach) the Shareholder commits a material breach of a term of this Agreement (including a failure to pay any monies payable under this Agreement) and that breach is incapable of remedy or, if capable of remedy, is not remedied within 30 days of being notified in writing of the breach by the other Shareholder or the Company; (b) (change in law) the Shareholder is prohibited from being a shareholder in the Company by a change in any law; (c) (administrator) an administrator, liquidator or provisional liquidator is appointed to the Shareholder or a resolution is passed or any steps are taken to appoint, or to pass a resolution to appoint, any of those persons to the Shareholder or its Holding Company; (d) (creditor arrangements) the Shareholder or its Holding Company is unable to pay its debts as and when they fall due or is presumed to be insolvent under an applicable law, or enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, its creditors or any class of them; (e) (winding up) an application or order is made for the winding-up or dissolution of the Shareholder or its Holding Company or a resolution is passed or any steps are taken to pass a resolution for the winding-up or dissolution of the Shareholder or its Holding Company; (f) (receiver) a receiver, receiver and manager, trustee, other controller or similar officer is appointed over any of the assets or undertakings of the Shareholder or its Holding Company or any steps are taken to appoint, or to pass a resolution to appoint, any of those persons to the Shareholder or its Holding Company; (g) (Disposal of Shares) the Shareholder Disposes, or purports to Dispose, of any Shares in breach of the Constitution or this Agreement; and (h) (Change in Control) a Change of Control occurs in respect of the Shareholder except where it arises from a transfer to a Permitted Transferee of the Shareholder in accordance with clause 25 or with the prior written consent of the other Shareholder. 28.2 Purchase and sale option Immediately on a Default Event occurring in respect of a Shareholder (Defaulting Shareholder) the other Shareholder (Non-Defaulting Shareholder), has, in addition and without prejudice to any other rights the Non-Defaulting Shareholder may have at law, in equity or otherwise or under the Share Security Deed, an option to purchase all (but not part only) of the Defaulting Shareholder’s Shares at 95% of the Fair Market Value of those Shares less the reasonable costs incurred by the Non-Defaulting Shareholder by reason of the Default Event (Call Option). 28.3 Determining Fair Market Value At any time within 20 days after the Non-Defaulting Shareholder becomes aware of the occurrence of a Default Event, the Non-Defaulting Shareholder may serve a written notice on the Company and the Defaulting Shareholder setting out the details of the Default Event and stating that it requires that the Fair Market Value of the Defaulting Shareholder’s and the Non- Defaulting Shareholder’s Shares be determined in accordance with Schedule 2 (FMV Notice).

Hamilton Locke Joint Venture and Shareholders Agreement 77 3461-1671-6089, v. 3 28.4 Exercise of an option (a) If a Non-Defaulting Shareholder gives a FMV Notice, then the Company must provide to the Non-Defaulting Shareholder all information and assistance reasonably required by the Non-Defaulting Shareholder to consider and, if it so decides, to exercise its rights under this clause 26 and a Non-Defaulting Shareholder may, despite clause 32, disclose any such information on a confidential basis to its Related Bodies Corporate, advisers and financiers. (b) Within 30 days after a Non-Defaulting Shareholder receives a certificate issued by the Expert under clause Schedule 21(c)(iii) of Schedule 2, the Non-Defaulting Shareholder may exercise the Call Option by giving written notice to that effect to the Defaulting Shareholder and the Company. (c) If the Non-Defaulting Shareholder exercises the Call Option, the Defaulting Shareholder must sell to the Non-Defaulting Shareholder all of its Shares and the Non-Defaulting Shareholder must purchase those Shares at 95% of the Fair Market Value of those Shares. (d) The purchase price payable for the Shares being transferred under this clause 28.4 (Transfer Shares) is payable in Immediately Available Funds on the closing of the purchase and sale, which must take place on the day which is 15 Business Days after the date of exercise of an option under clause 28.4(b) (or, by such later date as is required for the recipient to obtain Regulatory Consent) (Closing Date), provided that the Non-Defaulting Shareholder uses all reasonable endeavours to obtain the required Regulatory Consent. (e) On the Closing Date, the Shareholder selling its Shares (Transferor) must deliver to the Shareholder purchasing the Shares (Transferee): (i) a transfer form for the Transfer Shares in favour of the Transferee signed by the Transferor; (ii) the share certificate(s) or other title documents for the Transfer Shares; (iii) a written resignation from each Director appointed by the Transferor; and (iv) a notice signed by the Transferor irrevocably appointing the Transferee as the Transferor’s proxy in respect of the Transfer Shares until such time as those Shares are registered in the name of the Transferee. (f) On the Closing Date the Transferor is deemed to warrant in favour of the Transferee that the Transferor transfers to the Transferee clear and unencumbered legal title to the Transfer Shares, free of any Security Interest or third party rights other than any security interest held solely by the Transferee in respect of the Shares whilst they were owned by the Transferor. (g) The Transferor irrevocably appoints the Transferee as its attorney in accordance with clause 32 on default by it of performance of any of its obligations under clause 28.4. (h) If the Non-Defaulting Shareholder does not exercise the Call Option within the time specified in clause 28.4(b), the Call Option will lapse and will no longer be capable of exercise.

Hamilton Locke Joint Venture and Shareholders Agreement 78 3461-1671-6089, v. 3 29. Registration of Transfers and Duty (a) Subject to any applicable laws: (i) the Company must not register the transfer of any Shares unless the transferor has complied with its obligations under this Agreement (and any purported Disposal in breach of this Agreement is void); and (ii) the Company must register a transfer of Shares made in compliance with this Agreement. (b) Whilst they are still both Foundation Shareholders, Tamboran and DWE shall share equally any Taxes, registration fees and Duty payable on a transfer of Shares or an assignment of an interest in the Joint Venture where occurring clauses 13 or 14 or otherwise under a transaction agreed by the Foundation Shareholders). 30. Dispute Resolution 30.1 Application Any Dispute arising out of, or relating to, this Agreement will be resolved in accordance with the procedures set out in this clause 30. 30.2 Negotiation (a) If a Dispute arises: (i) the disputing party must commence the dispute resolution process by written Notice (Dispute Notice) to the other party or parties setting out the nature of the Dispute and, where applicable, the amount in Dispute and if not precisely known, the best estimate available; (ii) each party will use reasonable endeavours to resolve the Dispute amicably; and (iii) within ten (10) Business Days of receipt of the Dispute Notice, each party must nominate a senior representative having authority to bind the party (Senior Management Representative) and the respective Senior Management Representatives must meet as soon as reasonably possible to attempt to resolve the Dispute. (b) The Senior Management Representatives may meet in person, via telephone, videoconference, internet-based instant messaging or any other agreed means of instantaneous communication to effect the meeting. 30.3 Arbitration (a) If the Dispute is not settled within 20 Business Days of the Senior Management Representatives meeting under clause 30.2(b) (or any other period agreed to in writing between the parties) a party may by written notice to the other party refer the Dispute to arbitration, at the exclusion of any court of law, for final resolution. (b) The arbitration is to be conducted and settled by 1 arbitrator appointed jointly by the Shareholders. If the Shareholders cannot agree on the appointment of an arbitrator within a ten (10) day period, such arbitrator shall be appointed by the Resolution Institute. (c) The language of the arbitration must be English.

Hamilton Locke Joint Venture and Shareholders Agreement 79 3461-1671-6089, v. 3 (d) The seat of arbitration shall be Sydney, New South Wales, Australia, provided that the Shareholders may unanimously agree that a hearing be held wholly or partially at any other location. (e) There will be no appeal from the decision of the arbitrator, which will be final and binding on all the Shareholders. (f) Each Shareholder will bear the costs and expenses of all lawyers, consultants, advisers, witnesses and employees retained by it in any arbitration. The expenses of the arbitrator will be paid equally by the Shareholders, unless the arbitrator provides otherwise in its award. 30.4 Continuance of performance Despite the existence of a Dispute, the parties must continue to perform their respective obligations under this Agreement. 30.5 Interlocutory Relief Nothing in this clause 30 will prevent a party seeking urgent injunctive or interlocutory relief in a court of competent jurisdiction. 30.6 Court Proceedings and Other Relief A party may not start court proceedings in relation to a Dispute unless the party seeks an injunctive, interlocutory relief or other interim measure of protection. 31. Termination 31.1 Term This Agreement shall commence on the Execution Date and remains in full force and effect until it is terminated automatically in accordance with clause 31.2. 31.2 Automatic termination (a) (Events): If: (i) one Shareholder becomes the holder of all the Shares and all rights to subscribe for or convert any security into further Shares; (ii) an agreement to sell all of the Shares in the Company is completed; (iii) the Shareholders mutually agree to terminate this Agreement; or (iv) the Share Sale Agreement terminates or expires prior to Completion, then this Agreement will, without further action required by any Shareholder, automatically terminate. (b) (Consequences): If this Agreement is terminated under clause 31.2(a) then, in addition to other rights, powers or remedies provided by law: (i) each party is released from its obligations to perform this Agreement further, except those imposing obligations of confidentiality (including obligations under clause 32); (ii) each Shareholder retains the rights it has against each other Shareholder in respect of any past breach; and (iii) the provisions of clauses set out in clause 39.12 survive termination.

Hamilton Locke Joint Venture and Shareholders Agreement 80 3461-1671-6089, v. 3 (c) (For outgoing Shareholder): This Agreement will also be terminated in respect of any one Shareholder when it ceases to hold, directly or indirectly, any Shares (Outgoing Shareholder). In that case: (i) the Outgoing Shareholder is released from its obligations to perform this Agreement further, except those imposing obligations of confidentiality (including obligations under clause 32); (ii) the Outgoing Shareholder retains the rights it has against each other Shareholder in respect of any past breach; and (iii) the provisions of clauses set out in clause 39.12 survive termination in respect of that Outgoing Shareholder. 31.3 Intellectual Property Rights (a) All Intellectual Property Rights developed by the Company or its employees or consultants will be the property of the Company. (b) The Company must procure: (i) its officers and employees; (ii) its consultants, agents and third party contributors; and (iii) all secondees appointed by DWE to TBN, sign contracts which specify that all Intellectual Property Rights developed by any of them while engaged by the Company will be the property of the Company. 32. Confidentiality and publicity 32.1 Disclosure of Confidential Information (a) A party must keep confidential and may not disclose any Confidential Information to any person except: (i) with the prior written consent of each other Shareholder which consent may not be unreasonably withheld; (ii) if required by law or the requirements of a Government Agency (including if required to be included in any document to be issued in connection with the raising of capital by a Shareholder or its Affiliates); (iii) in the case of a Shareholder, to its Affiliates and its and their employees, officers, directors or advisers; (iv) if it or its Affiliate is required to do so by law, by a Government Agency or by the rules of a recognised securities exchange, provided that the party whose obligation it is to keep matters confidential or procure that those matters are kept confidential: (A) has not through any voluntary act or omission (other than the execution of this Agreement) caused the disclosure obligation to arise; and (B) has before disclosure is made notified each other party of the requirement to disclose and, where the relevant law or rules permit and where practicable to do so, given each other party a reasonable opportunity to comment on the requirement for and proposed contents of the proposed disclosure;

Hamilton Locke Joint Venture and Shareholders Agreement 81 3461-1671-6089, v. 3 (v) on a need to know basis and under corresponding obligations of confidence as imposed by this clause 32 to: (A) an existing or proposed financier or investor (or its advisers) to a Shareholder or its Affiliates or the Company or the Group who has made a bona fide proposal to provide finance to such person; (B) a bona fide proposed or prospective purchaser of Shares; and (C) any officers, employees or professional advisors of such financier or purchaser, in each case on a confidential basis. 32.2 Disclosure by recipient of Confidential Information Any party disclosing information under clause 32.1 (other than clause 32.1(a)(iv)) must, prior to and following such disclosure, ensure that each recipient: (a) is made fully aware of the confidential nature of all Confidential Information and the terms of this clause 32; and (b) does not disclose the information except in the circumstances permitted in clause 32.1. 32.3 Use of Confidential Information A party who has received Confidential Information from another party under this Agreement must not use it except for the purpose of exercising its rights or performing its obligations under this Agreement. 32.4 Excluded Information Clauses 32.1, 32.2 and 32.3 do not apply to the Excluded Information. 32.5 Prior notification of disclosure to securities exchange A party requiring or wishing to disclose Confidential Information in accordance with clause 32.1(a)(iv) by making a press or other announcement or release relating to this Agreement and the matters referred to in this Agreement must notify the other Shareholder and the Company of the proposed disclosure as far in advance as practicable and must comply with the requirements of clause 32.6. 32.6 Announcements or releases (a) A party may not make press or other announcements or releases relating to this Agreement and the matters referred to in this Agreement without the prior approval of the other parties to the form and manner of the announcement or release, unless and to the extent that disclosure is required to be made by a party by law, by a Government Agency or by the rules of a recognised securities exchange. (b) To the extent that the announcement or release is required to be made by the party by law, by a Government Agency or by the rules of a recognised securities exchange, the disclosing party must, as far as reasonably possible, provide the other parties with a reasonable opportunity to make comment on, and require changes to, the form and content of any such announcement or release before the announcement or release is published. 32.7 Return of Confidential Information If a Shareholder ceases to be a Shareholder, it must within 5 Business Days deliver to the Company or the other Shareholder (as applicable) all documents or other materials containing

Hamilton Locke Joint Venture and Shareholders Agreement 82 3461-1671-6089, v. 3 or referring to the Confidential Information which are in its possession, power or control or in the possession, power or control of persons who have received Confidential Information under clause 32.1. 32.8 Damages not an adequate remedy Each party acknowledges that: (a) damages may not be an adequate remedy for any breach of this clause 32; and (b) specific performance and injunctive relief may be appropriate remedies for any threatened or actual breach (without the need to give an undertaking as to damages), in addition to any other remedies available at law or in equity under or independently of this Agreement. 32.9 Benefit Each party agrees that the undertakings in this clause 32 are given for the benefit of, and are enforceable by, the other parties and any of its current or future Affiliates or Representatives even though the Affiliates or Representative is not a party to this Agreement. 32.10 Obligations continue The rights and obligations of a Shareholder under this clause 32 with respect to confidentiality continue to apply to a Shareholder even after it ceases to be a Shareholder. 33. Powers of attorney 33.1 Purpose of power of attorney The appointments of attorneys in clause 33.2 are for the purposes only of any of the transactions and matters contemplated by clauses 23.2(c), 24.2(l) and 28.4(g), and take effect from the Effective Date. 33.2 Power of attorney In consideration of, among other things, the mutual promises contained in this Agreement: (a) each Shareholder (Appointor) irrevocably appoints the other Shareholder as its, his or her attorney to receive or issue such notices, complete and execute (under hand or under seal) such documents and take such other steps for and on its behalf as (in each case) the attorney thinks necessary or desirable to give effect to any of the transactions contemplated by clauses 23.2(c), 24.2(l) and 28.4(g) (as applicable) provided that it has given the other Shareholder at least 2 Business Days notice of its intention to do so and the other Shareholder has not undertaken the required steps itself; (b) each Appointor agrees to ratify and confirm whatever the attorney lawfully does, or causes to be done, under the appointment; (c) each Appointor agrees to indemnify the attorney against all claims, demands, costs, charges, expenses, outgoings, losses and liabilities arising in any way in connection with the lawful exercise of all or any of the attorney’s powers and authorities under that appointment; and (d) each Appointor agrees to deliver to the Company on demand a separate power of attorney, instrument of transfer or other document as the Company or Director may require for the purposes of any of the transactions contemplated by clauses 23.2(c), 24.2(l) and 28.4(g).

Hamilton Locke Joint Venture and Shareholders Agreement 83 3461-1671-6089, v. 3 34. Representations and warranties 34.1 Warranties Each party represents and warrants to each other party that each of the following statements is true and accurate as at the date of this Agreement: (a) if it is a company, that it is duly incorporated and validly existing under the laws of the place of its incorporation; (b) if it is a company, that it has full corporate power, capacity and proper authority to execute, deliver and perform its obligations under this Agreement; (c) it has taken all necessary action to authorise its entry into and perform this Agreement (including obtaining any necessary shareholder, board or other approvals) and to carry out the transactions contemplated by this Agreement; (d) this Agreement constitutes a legal, valid and binding obligation on it, and are enforceable in accordance with its terms by appropriate legal remedy; (e) the execution, delivery and performance of this Agreement has been properly authorised by it; (f) there are no actions, claims, proceedings or investigations pending or to the best of its knowledge threatened against it or by it that may have a material adverse effect on its ability to perform its obligations under this Agreement; and (g) it is not the subject of an Insolvency Event. 34.2 Duration of warranties Each party is deemed to represent and warrant the matters specified in clause 34.1 (if applicable) throughout the duration of this Agreement. 34.3 Notification of breach Each party undertakes to give written notice immediately to each other party of any matter or event coming to its attention that: (a) shows any of the representations and warranties given by it in this Agreement to be or to have been untrue or misleading or breached; or (b) constitutes or is reasonably likely to constitute a Default Event (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof). 35. Business ethics and sanctions (a) Each Shareholder represents, warrants and agrees that, with respect to the subject matter of this Agreement and the contemplated activities of the Company: (i) neither it nor any of its officers, directors, employees, agents or subcontractors, nor their respective employees or agents: (A) have offered, authorised, promised, given, solicited or accepted, and none of the foregoing will offer, authorise, promise, give, solicit or accept, to or from a government official or any other person, directly or indirectly, any payment, gift, service, thing of value or other advantage where such payment, gift, service, thing of value or other advantage would be an ABC Law Violation;

Hamilton Locke Joint Venture and Shareholders Agreement 84 3461-1671-6089, v. 3 (B) will receive any commission, fee, rebate, gift or entertainment of significant cost or value in connection with this Agreement without prior written notification to the other Shareholders; and (ii) it will otherwise comply with: (A) the ABC Laws; (B) all anti-money laundering, anti-terrorism and economic sanction laws applicable to the subject matter of this Agreement and its contemplated activities. (b) Each Shareholder shall, in connection with the subject matter of this Agreement and the Company Operations, endeavour to cause the Company to comply with the relevant provisions of clause 35(a). (c) Each Shareholder must immediately notify the other Shareholders of any ABC Law Violation. (d) A Shareholder which has committed an ABC Law Violation must indemnify the other Shareholder for any costs and penalties which the other Shareholder may incur as a result of the ABC Law Violation. (e) None of the language in this Agreement is intended, or shall be construed, to require either Shareholder to take or refrain from taking any action in connection with the subject matter of this Agreement and its contemplated activities that would place the other Shareholder or its Affiliates in a position of non-compliance with the foregoing laws or any ABC Law. (f) All statements to be made by a Shareholder to the other Shareholders under or pursuant to this Agreement (including without limitation billings, notices, reports, financial settlements and other undertakings between the Shareholders) shall properly reflect the facts about activities and transactions between the Shareholders. Each Shareholder shall keep all records necessary to confirm compliance with clause 35(a) and shall maintain adequate internal controls as required by any law applicable to the business practices of such Shareholder. If either Shareholder asserts that the other Shareholder is not in compliance with clause 35(a), the Shareholder asserting non-compliance shall send a notice to the other Shareholder indicating the type of non-compliance asserted. After giving such notice, the Shareholder asserting non- compliance is entitled to cause an independent audit of the other Shareholder’s records relating to the asserted non-compliance within 2 years following the year for which such records apply. No Shareholder is authorised to take any action on behalf of another Shareholder that would result in an inadequate or inaccurate recording and reporting of assets, liabilities, or any other transaction, or which would put such other Shareholder in violation of its obligations under any law applicable to this Agreement and its contemplated activities. (g) Each Shareholder represents and warrants that (a) neither it nor any person or entity that owns or controls the Shareholder is a Restricted Party (as defined below) or is subject to any other sanctions, restrictions or designations imposed by Australia, the European Union, the United States, Canada, the United Kingdom, or any other country with jurisdiction over this Agreement (Sanctions Laws) and (b) it has and will at all times comply with the Sanctions Laws. The representations and warranties in the preceding sub-clause (a) continue in effect for the duration of this Agreement. If a Shareholder (the Breaching Party) breaches this clause, then, without limitation to all other rights or remedies under this Agreement or at law or equity, the other Shareholder may: (i) immediately suspend performance of all obligations or actions under this Agreement; and

Hamilton Locke Joint Venture and Shareholders Agreement 85 3461-1671-6089, v. 3 (ii) by notice to the Breaching Party terminate this Agreement. (h) The Breaching Party shall have no recourse, financial or otherwise, under this Agreement or otherwise against the Shareholder terminating this Agreement pursuant to this clause and shall indemnify the non-Breaching Party from any claims and losses arising out of or in connection with the Breaching Party’s breach of any or all of the representations, warranties and obligations set out in this clause. (i) Restricted Party shall mean any person (entity, individual, or vessel) that is identified on any applicable government-issued restricted party list, including but not limited to the List of Specially Designated Nationals and Blocked Persons (SDN List), maintained by the U.S. Department of the Treasury; the Denied Persons, Unverified, and Entity Lists, maintained by the U.S. Department of Commerce; the non- proliferation sanctions lists maintained by the U.S. Department of State; the EU Consolidated List of Designated Parties, maintained by the European Union; the Consolidated List of Assets Freeze Targets, maintained by HM Treasury (UK); the Australian Department of Foreign Affairs and Trade’s Consolidated List of individuals and entities subject to Australian sanctions; the Consolidated Lists of individuals and entities subject to UN sanctions, as maintained by the UN Security Council Committees; and similar lists maintained by other governments with applicable jurisdiction. (j) None of the language in this Agreement is intended, or shall be construed, as an agreement by either Shareholder to comply with any international boycott to the extent that compliance, or agreement to comply, would be penalised under the anti- boycott laws and regulations of the United States of America. 36. Company Policies Within a reasonable time following execution of this document, the Company will draft and implement new Company Policies and procedures covering environmental social and corporate governance, anti-money laundering and anti-corruption compliance. Such Company Policies must be approved by the Board before use. 37. Admission of new Shareholders Before: (a) the Company allots or issues Shares; or (b) a Shareholder Disposes of Shares, to any person other than a Shareholder (New Shareholder), the New Shareholder must enter into an Deed of Adherence, amended as reasonably required by the other Shareholders, and the New Shareholder must execute and deliver to each other Shareholder a share security deed in the same form as the Share Security Deed. 38. Notices 38.1 Requirements All notices, requests, demands, consents, approvals, or other communications under this Agreement (Notice) to, by or from a party must be: (a) in writing; (b) in English or accompanied by a certified translation into English;

Hamilton Locke Joint Venture and Shareholders Agreement 86 3461-1671-6089, v. 3 (c) addressed to a party in accordance with its details set out in Schedule 1 or as otherwise specified by that party by Notice (Notified Contact Details); and (d) signed by the sending party or a person duly authorised by the sending party or, if a Notice is sent by email (if applicable), sent by the sending party. 38.2 How a Notice must be given In addition to any other method of giving Notices permitted by statute, a Notice must be: (a) delivered personally; (b) sent by regular post if sent within Australia; (c) sent by airmail if sent to a place outside Australia; (d) sent by airmail if sent from a place outside Australia; or (e) sent by email. 38.3 When Notices considered given and received Subject to clause 38.4, a Notice takes effect when received (or such later time as specified in it) and a Notice is regarded as being given by the sending party and received by the receiving party: (a) if delivered by hand to the address set out in the Notified Contact Details, when delivered to that address; (b) if sent from a place within Australia by regular post to the address set out in the Notified Contact Details which is an address that is within Australia, at 9.00 am on the sixth Business Day after the date of posting; (c) if sent from a place within Australia by airmail to the address set out in the Notified Contact Details which is an address outside Australia, at 9.00 am on the tenth Business Day after the date of posting; (d) if sent from a place outside Australia by airmail to the address set out in the Notified Contact Details which is an address that is within or outside Australia, at 9.00 am on the twelfth Business Day after the date of posting; (e) if sent by email to the email address set out in the Notified Contact Details, when the email (including any attachment) is sent to the receiving party at that email address, unless the sending party receives a notification of delivery failure within 24 hours of the email being sent. 38.4 Time of delivery and receipt If pursuant to clause 38.3 a Notice would be regarded as given and received on a day that is not a Business Day or after 5.00 pm on a Business Day, then the Notice will be deemed as given and received at 9.00 am on the next Business Day. 38.5 General A party may change its contact details as set out in Schedule 1 by giving a Notice to the other party.

Hamilton Locke Joint Venture and Shareholders Agreement 87 3461-1671-6089, v. 3 39. General 39.1 Assignment (a) A party must not assign, transfer, mortgage, novate, charge, or deal in any other manner with any or all of its rights, benefits and obligations under this Agreement (or any other document referred to in it) other than: (i) where that occurs contemporaneously and to the same extent as a transfer of that party's shares in the Company in a manner permitted by clauses 22 to 25 and 27; or (ii) with the prior written consent of the other parties, such consent not to be unreasonably withheld or delayed. (b) A breach of clause 39.1(a) by a party constitutes a material breach under clause 28.1(a) and entitles the other parties to Terminate this Agreement. 39.2 Variation A variation of any term of this Agreement will be of no force or effect unless it is by way of Agreement and signed by each of the parties. 39.3 Costs and expenses Each Foundation Shareholder will bear their own legal costs and expenses in preparing, negotiating and executing this Agreement. 39.4 Waiver (a) A waiver of a right, remedy or power must be in writing and signed by the party giving the waiver. (b) A party does not waive a right, remedy or power if it delays in exercising, fails to exercise or only partially exercises that right, remedy or power. (c) A waiver given by a party in accordance with clause 39.4(a): (i) is only effective in relation to the particular obligation or breach in respect of which it is given and is not to be construed as a waiver of that obligation or breach on any other occasion; and (ii) does not preclude that party from enforcing or exercising any other right, remedy or power under this Agreement nor is it to be construed as a waiver of any other obligation or breach. 39.5 Severance If a provision in this Agreement is wholly or partly void, illegal or unenforceable in any relevant jurisdiction that provision or part must, to that extent, be treated as deleted from this Agreement for the purposes of that jurisdiction. This does not affect the validity or enforceability of the remainder of the provision or any other provision of this Agreement. 39.6 Governing law and jurisdiction (a) This Agreement is governed by and is to be construed under the laws in force in New South Wales, Australia. (b) Subject to clause 30, each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales, Australia and courts of appeal from them in respect of any proceedings arising out of or in connection with this Agreement.

Hamilton Locke Joint Venture and Shareholders Agreement 88 3461-1671-6089, v. 3 Each party irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum. 39.7 Further assurances Each party must, at its own expense, do all things and execute all further documents necessary to give full effect to this Agreement and the transactions contemplated by it. 39.8 Entire agreement This Agreement and the Constitution states all of the express terms agreed by the parties in respect of its subject matter. It supersedes all prior discussions, negotiations, understandings and agreements in respect of its subject matter. 39.9 Counterparts (a) This Agreement may be executed in any number of counterparts, each signed by one or more parties. Each counterpart when so executed is deemed to be an original and all such counterparts taken together constitute one document. (b) A party that has executed a counterpart of this Agreement may exchange that counterpart with another party by faxing or emailing it to the other party or the other party’s legal representative and it is intended that such exchange is to take effect as delivery of this Agreement. 39.10 Relationship of parties Except as provided in clause 32 of this Agreement: (a) a party is not a partner, agent, employee or representative of any other party; and (b) nothing in this Agreement gives a party authority or power to bind any other party in any way or incur any obligations on behalf of, or pledge the credit of, any other party. 39.11 Remedies cumulative Except as provided in this Agreement and permitted by law, the rights, powers and remedies provided in this Agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this Agreement. 39.12 Clauses that survive termination (a) Without limiting or impacting upon the continued operation of any clause which as a matter of construction is intended to survive the termination or expiry of this Agreement, clauses 1, 1.1 , 30, 32, 38 and this clause 39 survive the termination of this Agreement. (b) Each indemnity contained in this Agreement is a continuing obligation, independent from the other obligations of the parties and survives the termination of this Agreement. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this Agreement. 39.13 Payments All payments pursuant to this agreement shall be net of applicable withholding taxes. 39.14 Soliciting employees The Foundation Shareholders acknowledge and agree that nothing in this Agreement prevents or prohibits (or is intended to prevent or prohibit) a Foundation Shareholder (regardless of whether it is still a Shareholder at the time or whether it holds a direct interest

Hamilton Locke Joint Venture and Shareholders Agreement 89 3461-1671-6089, v. 3 in the Permits following completion of the processes in either of clauses 13 or 14) from, at any time after 1 January 2024, making an offer to employ or otherwise engage any Transferring Employee (as defined in the Share Sale Agreement) engaged (at that time) by the Manager or another Shareholder (or any of their Affiliates).

Hamilton Locke Joint Venture and Shareholders Agreement 90 3461-1671-6089, v. 3 Schedule 1 – Notice details Tamboran Details Name: Tamboran West Pty Ltd ACN: 661 967 077 Address: Tower One, International Towers Suite 1, Level 39, 100 Barangaroo Avenue, Barangaroo NSW 2000, Australia Attention: Eric Dyer Email: [***] TBN Details Name: Tamboran Resources Ltd ACN: 135 299 062 Address: Tower One, International Towers Suite 1, Level 39, 100 Barangaroo Avenue, Barangaroo NSW 2000, Australia Attention: Eric Dyer Email: [***] DWE Details Name: Daly Waters Energy, LP Address: 300 Colorado Street Suite 1900, Austin, TX 78701 USA Attention: Alex Cote Email: [***] Company Details Name: Tamboran (B1) Pty Ltd ACN: 662 327 237 Address: Tower One, International Towers Suite 1, Level 39, 100 Barangaroo Avenue, Barangaroo NSW 2000, Australia Attention: Eric Dyer Email: [***]

Hamilton Locke Joint Venture and Shareholders Agreement 91 3461-1671-6089, v. 3 Schedule 2 – Fair Market Value 1. Calculation of Fair Market Value This Schedule 2 applies to a valuation of the Shares as required under this Agreement. (a) If an FMV Notice is given, then within 10 Business Days after the date of the FMV Notice the Shareholders must use their best endeavours to appoint an independent chartered accountant or an investment bank of good standing (Expert) to determine the Fair Market Value of the Defaulting Shareholder’s and the Non-Defaulting Shareholder’s Shares based on the Valuation Principles. If the Parties fail to agree on an Expert then the Expert will be an independent chartered accountant from the Auditor of the Company at that time. (b) The Shareholders undertake to sign the Expert’s terms of engagement, provided that the terms of engagement are not inconsistent with this Schedule 2. (c) The Shareholders must instruct the Expert to: (i) accept submissions from each Shareholder made within 10 days of the date of the Expert’s appointment; (ii) determine the Fair Market Value of the Shares in accordance with the Valuation Principles and the other terms set out in this Schedule 2; and (iii) issue to each Shareholder and the Company a certificate specifying the Fair Market Value determined by the Expert as soon as practicable and in any event within 30 days following the Expert’s appointment. (d) The Shareholders must procure that the Company and the Board provide the Expert with full access at all reasonable times to the financial records and other records of the Company, staff, external accountants and Auditors (if the Company has appointed auditors). (e) The Shareholders must, and must procure that the Board and the Company, promptly provide all information and assistance reasonably requested by the Expert. (f) The Shareholders agree that: (i) in determining the Fair Market Value, the Expert acts as an expert and not as an arbitrator; and (ii) the decision of the Expert, as set out in the certificate provided under clause Schedule 21(c)(iii) of this Schedule 2, is final and binding on each of the Shareholders in the absence of fraud or manifest error. (g) Unless otherwise stated in this Agreement, the Company must equally bear the costs of the Expert. 2. Valuation Principles If an Expert is appointed under clause Schedule 21 of this Schedule 2, the Expert must be instructed by the Shareholders to determine the Fair Market Value of the Shares having regard to the following principles: (a) valuing the Shares as on an arm’s length sale between a willing but not anxious seller and a willing but not anxious buyer when they are both acting freely, carefully and with complete knowledge of the Company and the Operations and all other relevant facts;

Hamilton Locke Joint Venture and Shareholders Agreement 92 3461-1671-6089, v. 3 (b) if the Company is then carrying on business as a going concern, on the assumption that it is to continue to do so; (c) on the assumption that a reasonable time period is available in which to obtain a sale of the Shares on the open market; (d) on the assumption that there is no discount for a minority Shareholding nor a premium for a Shareholding that gives the buyer a controlling Shareholding nor a discount for a lack of marketability of the Shares being sold; (e) valuing the Shares in accordance with accounting principles and practices generally accepted in Australia and consistently applied; (f) as a proportion of the value of the Company valued as a whole and on a stand-alone basis without reference to any indirect benefits a Shareholder receives from the Company other than through its shareholding; (g) that a Shareholder’s Shares are capable of being transferred without restriction; (h) valuing a Shareholder’s Shares as a rateable proportion of the total value of all Shares without any premium or discount being attributable to the class of a Shareholder’s Shares, or the percentage of the total number of Shares that they represent; (i) on the basis that each loan from a Shareholder is a liability of the Company; (j) without reference to any synergistic benefits that a Shareholder might obtain from an acquisition of that Shareholder’s Shares; (k) with regard to the historical financial performance of the Company and the profit, strategic positioning, future prospects and undertaking of the Operations; and (l) not taking into account: (i) the occurrence of the relevant Default Event in relation to the Defaulting Shareholder; and (ii) the effect of a Shareholder ceasing to be a shareholder of the Company and ceasing to be associated with the Company.

Hamilton Locke Joint Venture and Shareholders Agreement 93 3461-1671-6089, v. 3 Schedule 3 – Shareholder Reserved Matters 1. (Constitution) Amendment of the Constitution of the Company or its Subsidiaries. 2. (Finance) the Company or its Subsidiaries making any loan, advance, providing credit or other financial accommodation to any person or, regardless of value, to a Shareholder or an affiliate of a Shareholder (which for the avoidance of doubt will not include the operation of the Farmin Agreement). 3. (Guarantee) The Company or its Subsidiaries entering into or becoming liable under any guarantee or indemnity or, or any similar arrangement under which the Company or its Subsidiaries might incur liability in respect of the financial obligation of any other person regardless of the value, other than where required to be provided under contracts in the ordinary course of business. 4. (New issues) Other than an issue of Shares expressly contemplated in this Agreement, the issue, allotment or granting of a right to issue or allot any new shares or other securities in the capital of the Company or its Subsidiaries. 5. (Issued Capital) The making of or entering into any agreement to make any change to the issued share capital of the Company or its Subsidiaries or the granting of any option over or interest in, or issuance of any instrument carrying rights of conversion into, any Share or other security of the Company or its Subsidiaries. 6. (Alteration of capital) The redemption, purchase, reorganisation, consolidation, subdivision, cancellation, conversion or alteration in any other way of the share capital or securities of the Company or its Subsidiaries or in any way altering the rights attaching thereto. 7. (Winding up) Make any composition or arrangement with the Company’s or its Subsidiaries’ creditors, move for insolvency, receivership or administration or do or permit to suffer to be done any act or thing whereby the Company or its Subsidiaries may be wound up (whether voluntarily or compulsorily). 8. (Change in nature of Operations) the cessation of, or material alteration of the scale of operations of, the Operations or commencement of any business or operational activity except the Operations. 9. (Auditor) the appointment of the Company’s and Group’s Auditor or changing its auditors. 10. (Disposals) the disposal or encumbering of the shares in a Subsidiary (including TB2) or the disposal of some or all of TB2’s interest in the Joint Venture. 11. (IPO) seeking an Initial Public Offering on any securities exchange in respect of the Company. 12. (Other matters) Any other matter in this Agreement which is stated to be a Shareholder Reserved Matter.

Hamilton Locke Joint Venture and Shareholders Agreement 94 3461-1671-6089, v. 3 Schedule 4 – Board Reserved Matters 1. (Investments) The entering into, amendment or variation of any partnership or joint venture by the Group (including the JOA). 2. (Borrowing) Enter into any new borrowing facility or issue any loan note, bond or similar debt instrument for an amount in excess of $5 million (or its equivalent in any other currency) (except for borrowings between Group Companies or security for a facility for the provision of bank guarantees required to be provided in the ordinary course of business). 3. (Tenure and regulatory application) The making of an application for a new permit or other material Authorisation. 4. (Assets) The sale, transfer, lease, assignment or Disposal of a Group Asset with a value in excess of A$5 million or the entering into of any contract to do so (including a sale or Encumbrance of any interest under the JOA and/or any of the Permits), other than in the ordinary course of business. 5. (Litigation) The commencement of the prosecution or defence of, or settlement of, any legal or arbitration proceedings involving a value in excess of A$250,000. 6. (Director Remuneration) Any decision to pay remuneration to the Directors (including any Secretary of the Company) for their services as a Director (or Secretary) of the Company. 7. (Non-arms’ length arrangements) Entry into or amendment of any contract or arrangement other than on arms’ length terms and entry into or amendment of any transaction between the Company or its Subsidiaries and a Shareholder or an Affiliate of a Shareholder. 8. (Permits) Any decision to dispose of or vary the terms of a Permit, relinquish any area of a Permit or extend, renew or otherwise amend any Permit (including applying for any other form of licence granted over the Permit Area), except to the extent relinquishment is required by law or as a condition of the Permits and the Board has failed to approve a decision despite application of the process in clause 15. 9. (Development and Production) The making of a decision to proceed to Development or Production. 10. (Related Party transactions) Enter into or agree to any material variation to, termination of or waiver of any term of, any agreement, commitment or understanding with any Director, an Affiliate of a Director, a Shareholder, Affiliate of a Shareholder, or shareholder of an Affiliate of a Director or Shareholder. 11. (Repayments to Shareholders) Loan repayments or fees to Shareholders other than in accordance with an Approved Work Program and Budget or legal obligation. 12. (WP&B) Approval of any Work Program and Budget under this Agreement or the making of a decision under either of clauses 11 or 12. 12.1 (JOA & Farm-in Agreement): all material non-ordinary course decisions by TB2 as a participant (not as Operator) under the JOA and any material variation to, termination of or waiver of any term of the Farm-in Agreement or the JOA. 13. (Origin GSA & Royalty) 13.1 all decisions to be taken by the Company or TB2 under the Origin GSA or the Origin Royalty Deed (other than non-contentious day-to-day operational decisions); and 13.2 any material variation to, termination of or waiver of any term of, the Origin GSA or the Origin Royalty Deed.

Hamilton Locke Joint Venture and Shareholders Agreement 95 3461-1671-6089, v. 3 14. (Operating Committee) the appointment of representatives of TB2 to the Operating Committee under the JOA. 15. (Accounting Policies) Making or permitting to be made any change in the accounting policies adopted by a Group Member except as required to ensure compliance with relevant accounting standards. 16. (Regulator Agreements) Any Group Member entering into, varying, terminating or waiving, not enforcing or relinquishing any agreement or arrangement with any Government Agency (including any regulatory approval). 17. (Government) subject to the terms of the Management Services Agreement and clause 11.4, all engagement with any Government Agency, and the appointment of any adviser to assist with engaging with any Government Agency. 18. (Name Change) Change the Company’s name or any business name under which it trades. 19. (Other matters) Any other matter in this Agreement which is stated to be a Board Reserved Matter. 20. (AFE) The approval under the JOA by the company of any AFE with a value, or expected value of greater than $250,000. For the avoidance of doubt, the Company may not vote, or abstain from voting, on the AFE at an Operating Committee meeting under the JOA unless the Board has voted in favour of that action or non-action. 21. (Contract award) The awarding by the Company of any contract for Joint Operations that has a value, or expected value, of $250,000 or more. 22. (Multi-project contracts) The Manager of the company entering into, or obtaining the benefit of, any contracts that govern the provision of goods, services or other benefits being provided in relation to, or for the benefit of, the Project as well as other projects.

Hamilton Locke Joint Venture and Shareholders Agreement 96 3461-1671-6089, v. 3 Schedule 5 – Management Services Agreement terms 1. (Parties): Company, TBN and DWE. 2. (Appointment and Scope): TBN is appointed as Manager of the Company and the Group for the Term, including: (a) managing and carrying out day to day Operations of the Group; (b) all functions and scope of TB2's role as Operator under the JOA; and (c) performing roles given to Manager under the Joint Venture and Shareholders Agreement; and (d) performing roles delegated to the Manager by decision of the Board, under the overall direction and management of the Board. 3. (Term): (a) Commences on Completion. (b) Terminates on the earlier of TBN ceasing to be Manager of the Company under the Joint Venture and Shareholders Agreement or otherwise being terminated in accordance with its terms. 4. (Reserved Matters) Manager has discretion as to how to manage the Company and Group subject to: (a) decisions of Shareholders or the Board on Shareholder Reserved Matters and Board Reserved Matters respectively; (b) compliance with the Approved WP&B; and (c) compliance with the Management Services Agreement terms. 5. (Interaction with JOA and Standard): (a) TBN to manage the Company consistently with the duties and standards of the Operator under the JOA; and (b) TBN to have benefit of indemnity akin to clause 4.6 of the JOA. 6. (Budget) TBN to manage in accordance with the Approved WP&B, subject to: (a) TBN having right to exceed budget during the Sole Funding Period (as only Tamboran funding during that period); (b) reasonable contingency (10%), ability to respond to emergencies/incidents and ability to apply for the Board for approval for variations. 7. (Consideration): Consideration principally provided by charges payable by the Participants under the JOA. Costs of operating Company and Group beyond that (expected to be minimal) to be borne by Shareholders in their Equity Proportions in accordance with the Joint Venture and Shareholders Agreement. 8. (Secondment): DWE shall have a right to second personnel or representatives into the roles within the Manager that DWE and Tamboran agree, on commercial terms (limited by what can be on-charged to the Joint Venture, in accordance with the JOA) to be agreed by the Manager and DWE, acting reasonably.

Hamilton Locke Joint Venture and Shareholders Agreement 97 3461-1671-6089, v. 3 Executed as an agreement Executed by Tamboran (West) Pty Limited (ACN 661 967 077) in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Company Secretary Full name (print) Full name (print) Executed by Tamboran Resources Limited (ACN 135 299 062) in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Company Secretary Full name (print) Full name (print) Executed by Tamboran (B1) Pty Ltd (ACN 662 327 237) in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Company Secretary Full name (print) Full name (print)

Hamilton Locke Joint Venture and Shareholders Agreement 98 3461-1671-6089, v. 3 Witness name (print) Executed by Daly Waters Energy, LP a Delaware Limited Partnership by its General Partner Spraberry Interests, LLC (a Delaware LLC) by its authorised signatory: ________________________ Daniel Ferreri, Vice President Signature of authorised signatory Name of authorised signatory In the presence of: ________________________ __________________________ Witness Witness name (print) Seal

Hamilton Locke Joint Venture and Shareholders Agreement 99 3461-1671-6089, v. 3 Annexure A – Deed of Adherence

Hamilton Locke Joint Venture and Shareholders Agreement 100 3461-1671-6089, v. 3 Deed of Adherence #[*New Shareholder name]# and #[*Existing Shareholder name]# and [JVCo] (ACN 662 327 237)

Deed of Adherence Date [insert] Parties [New Shareholder name] [New Shareholder ACN/ABN (include ACN or ABN)] of [New Shareholder address] (New Shareholder) [Existing Shareholder name] [Existing Shareholder ACN/ABN (include ACN or ABN) of [Existing Shareholder address] (Existing Shareholder) [JVCo] ACN 662 327 237 of [insert] (Company) Recitals A. [Option 1 – Transfer of Shares] [Insert name of Transferor] proposes to transfer the Relevant Shares [Option 2 – Issue of new Shares]. The Company proposes to issue the Relevant Shares [End options] to the New Shareholder in accordance with the Constitution and the Joint Venture and Shareholders’ Agreement. B. The parties wish to enter into this deed to enable the [transfer/issue] of the Relevant Shares to occur. This deed witnesses that in consideration of, among other things, the mutual promises contained in this deed the parties agree as follows: 1. Definitions In this deed: Applicable Provisions means the terms and conditions of the Joint Venture and Shareholders’ Agreement, except to the extent that any such terms and conditions: (a) have been fully performed before Registration; or (b) are incapable of application to the New Shareholder. Constitution means the constitution from time to time of the Company. Registration means the entry of the New Shareholder in the register of members of the Company as the holder of any Share. Relevant Shares means [Insert number and class of Shares which are to be transferred or issued to the New Shareholder]. Joint Venture and Shareholders’ means the Joint Venture and Shareholders’ Agreement dated [Insert date of Joint Venture and Shareholders’ Agreement]

Hamilton Locke Joint Venture and Shareholders Agreement 102 3461-1671-6089, v. 3 Agreement between the Company, Tamboran and DWE. Shares means the shares in the capital of the Company. 2. Interpretation Clause 1.2 of the Joint Venture and Shareholders’ Agreement applies to and is taken to be incorporated into this deed except to the extent that the contrary intention appears in this deed. 3. Adherence On the date this deed is executed by all of the parties to this deed, the New Shareholder must observe and perform and will be bound by, the Applicable Provisions with the intent and effect that the New Shareholder will as from Registration be deemed to: (a) be a party to the Joint Venture and Shareholders’ Agreement; and (b) have the rights and obligations of #[Insert selling Shareholder’s name/a Shareholder]# under the Applicable Provisions (to the extent of the Relevant Shares [transferred/issued]). 4. Amendment The parties to this deed agree that: (a) [Insert any specific amendments to the Joint Venture and Shareholders’ Agreement that are necessary as a result of the New Shareholder acquiring Shares in the Company]. (b) Schedule 1 of the Joint Venture and Shareholders’ Agreement is, with effect from Registration, amended by adding the following: 5. New Shareholder Details Name: ABN/ACN: Address: Contact name: Telephone: Facsimile: Email: 6. One instrument This deed will be read together with the Joint Venture and Shareholders’ Agreement, both of which will together be construed as one and the same instrument.

Hamilton Locke Joint Venture and Shareholders Agreement 103 3461-1671-6089, v. 3 Signing page Executed by #[*New Shareholder name]# #[*New Shareholder ACN/ABN (include ACN or ABN)]# in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) ) Signature of Director Signature of Director/Company Secretary Full name (print) Full name (print) Executed by #[*Existing Shareholder name]# #[*Existing Shareholder ACN/ABN (include ACN or ABN)]# in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) ) Signature of Director Signature of Director/Company Secretary Full name (print) Full name (print) Executed by [JVCo] (ACN 662 327 237) of in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Company Secretary Full name (print) Full name (print)

Hamilton Locke Joint Venture and Shareholders Agreement 104 3461-1671-6089, v. 3 Annexure B – ILUA Area Map

Hamilton Locke Joint Venture and Shareholders Agreement 105 3461-1671-6089, v. 3 Annexure C – DSU Map Figure 1

Hamilton Locke Joint Venture and Shareholders Agreement 106 3461-1671-6089, v. 3 Map of DSUs (existing and proposed) from the Shenandoah South 1H, Shenandoah S2-2H ST1, Shenandoah S2-4H, and Shenandoah S2-5H Table of working interest within DSUs (existing and proposed) from the Shenandoah South 1H, Shenandoah S2-2H ST1, Shenandoah S2-4H, and Shenandoah S2-5H

Hamilton Locke Joint Venture and Shareholders Agreement 107 3461-1671-6089, v. 3 Map of DSU from Amungee NW-3H well Table of working interest within the Amungee NW-3H well DSU

Annexure D – Checkerboard Map


Acreage Map
Legend
Checker 10
Dev A++
DWE
FSDA North
FSDA South
TBN
Google Earth

Working interest outside of existing DSUs within Annexure C				
Area	TBN Working Interest	DWE Working Interest	Falcon Oil& Gas Working Interest	TB2 Working Interest
TBN	77.5%	0%	22.5%	0%
DWE	0%	77.5%	22.5%	0%
Dev A++	58.12%	19.38%	22.5%	0%
Checker 10	67.83%	9.67%	22.5%	0%
FSDA North	0%	0%	22.5%	77.5%
FSDA South	38.75%	38.75%	22.5%	0%

Hamilton Locke | Joint Venture and Shareholders Agreement 108

3461-1671-6089, v. 3

Hamilton Locke Joint Venture and Shareholders Agreement 109 3461-1671-6089, v. 3 Annexure E – FSDA Agreed Well Schedule With effect from the Amendment Date, DWE and Tamboran agree that the key principles set out in this Annexure E shall apply in relation to Operations on the Permits and the Work Programs and Budgets (“Key Principles”). The Shareholders, the Manager, TBN and the Group Companies must each: • do all things and execute all further documents necessary to give full force and effect to the Key Principles set out in this Annexure E, including applying for and seeking any approvals and consents required in order to implement the Key Principles (which includes applying for and diligently progressing the DME approvals, licences or consents under s57AAA of the Petroleum Act in respect of EP 117 as soon as practicable after the Amendment Date); and • ensure that any Board or Shareholder approvals, votes or resolutions that are consistent with the implementation of the Key Principles are passed or approved. The Shareholders, the Company and the Manager must, and shall procure that TB2, takes all action reasonably necessary to procure that the Key Principles are given effect to, including that • the Operating Committee votes on any matter required to give effect to the Key Principles; and • TB2 votes in favour of any Operating Committee vote or resolution required to give effect to the Key Principles. To the extent of any conflict or inconsistency with this Annexure E and another provision of this Agreement, this Annexure E shall take precedence to the extent of the conflict or inconsistency. Key principles • DWE and Tamboran have agreed that there will be WP&B’s for each of the next 3 years (June 2025 - 2028) which ensures that over this period a total of 6 wells are drilled, completed, and tied-in. These wells are referred to as “Commitment Wells”. • Tamboran and DWE must each: o fully participate in all Commitment Wells to the maximum of their Participating Interest; and o take their proportionate share of any non-consenting interest in the Commitment Wells that Falcon does not take up. • Regardless of which party is the Manager or Operator, DWE will determine the location of the Commitment Wells, provided that at least 4 of the Commitment Wells are drilled in the North FSDA. • The Commitment Wells shall be drilled in accordance with the Year 1, 2 and 3 WP&B Requirements set out below. • DWE will provide a schedule for the program of Operations used for the AFE and a corresponding cash flow schedule for each of the Year 1, 2 and 3 WP&B, as set out below: o The schedule for the Year 1 WP&B will be agreed within this Agreement; and o The schedule for the Year 2 and 3 WP&Bs must be provided 30 calendar days ahead of spud for the first well. • In respect of the North FSDA, the Manager must, and the Manager must ensure that the Operator under the applicable JOA must, comply with the Commitment Well locations and schedules provided by DWE pursuant to this Annexure E to issue proposed WP&Bs and AFEs on behalf of TB2 for the FSDA North • Tamboran must contract operate the South FSDA wells if requested by DWE • Each well must have a stimulated lateral length of no less than 7,500 ft and have no less than 45 stages.

Hamilton Locke Joint Venture and Shareholders Agreement 110 3461-1671-6089, v. 3 WP&B Year 1 Requirements • The Shenandoah S2-4H (referred to by Tamboran as S2-4H) needs to be repair and fracked (if repair is successful) by May 2026. • The Year 1 wells are to be drilled off the SS2 pad in FSDA North targeting the Velkerri B Shale • The 2 wells (or 3 wells if agreed by Tamboran and DWE, below) need to be drilled by 31 December 2025 • The 2 wells (or 3 wells if agreed by Tamboran and DWE, below) need to be fracked between 1 March 2026 and 31 October 2026. • If the Shenandoah S2-4H cannot be repaired and fracked then one (1) of the two (2) wells needs to be fracked by May 2026 and the remaining well between March 2026 and 31 October 2026 • The 2 wells (or 3 wells if agreed by Tamboran and DWE, below) need to be tied in by 31 December 2026. • The parties may mutually agree to drill a third well in the Year 1 WP&B, which (if agreed) must be drilled within the existing time periods set out above, provided that if the parties agree to drill a third well then, notwithstanding anything else set out in the WP&B Year 2 and 3 Requirements below, DWE may select, at its sole discretion: o whether the remaining three Commitment Wells are drilled in Year 2 or 3 or any combination (eg DWE may select that all 3 Commitment Wells are drilled in Year 2, in which case none will be drilled in Year 3); and o the location of the remaining three Commitment Wells, which may be in the North FSDA or the South FSDA in any combination, including that all three Commitment Wells may be in the South FSDA. • The Shareholders agree that Tamboran may charge TB2 (such that each of the Shareholders will be liable to pay their proportionate share of the costs) the H&P rig standby costs (for one rig) for a maximum of 6 weeks prior to the spud of the first well drilled for the Year 1 WP&B. WP&B Year 2 Requirements • 2 well program (or up to 3 wells if elected by DWE, as set out above) no earlier than CY2026 unless required to fulfill the NTG GSA • DWE may select if the 2 wells (or up to 3 wells if elected by DWE, as set out above) are in North FSDA or the South FSDA • The 2 wells (or up to 3 wells if elected by DWE, as set out above), drilled on the same pad, need to be drilled between March 2026 and August 2026 • The 2 wells (or up to 3 wells if elected by DWE, as set out above) need to be fracked between 1 March 2026 and 31 October 2026 • The 2 wells (or up to 3 wells if elected by DWE, as set out above) need to be tied in by 31 December 2026. • DWE must provide drill, frack, and tie-in schedule for the AFE 180 days ahead of spud • DWE may adjust the timing of the schedule, however, must ensure production from the North FSDA and the South FSDA can meet the NTG GSA WP&B Year 3 Requirements • 2 well program (or up to 3 wells if elected by DWE, as set out above) no earlier than CY2027 unless required to fulfill the NTG GSA • DWE may select if the 2 wells (or up to 3 wells if elected by DWE, as set out above) are in North FSDA or the South FSDA • The 2 wells (or up to 3 wells if elected by DWE, as set out above), drilled on the same pad, need to be drilled between March 2027 and August 2027

Hamilton Locke Joint Venture and Shareholders Agreement 111 3461-1671-6089, v. 3 • The 2 wells (or up to 3 wells if elected by DWE, as set out above) need to be fracked between March 2027 and October 2027 • The 2 wells (or up to 3 wells if elected by DWE, as set out above) need to be tied in by 31 December 2027. • DWE must provide drill, frac, and tie-in schedule for the AFE 180 days ahead of spud • DWE may adjust the timing of the schedule, however must ensure production from the North FSDA and the South FSDA can meet the NTG GSA